UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	98-1773351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515-8 Research Blvd, Suite 300, Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 425-7929

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Purchase Agreement

On September 3, 2026, Flex Ltd., a company organized under the laws of Singapore (the “Company” or “Flex”), ACS Acquisitions, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Purchaser”), EPC Power Corp., a Delaware corporation (the “EPC Power”), and Charge Parent, LLC, a Delaware limited liability company (the “Seller”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Purchaser will acquire all of the equity interests (the “Shares”) of EPC Power from the Seller (such transaction, the “Transaction”). EPC Power is expected to become part of the Company’s Cloud and Power Infrastructure business, which, as previously announced, the Company plans to separate into an independent publicly traded company (“SpinCo”) in the first quarter of 2027 (the “Spin-Off”). The Company is a party to the Purchase Agreement solely for purposes of guaranteeing the due and punctual performance of the Purchaser’s obligations thereunder.

Purchaser has agreed to acquire the Shares for aggregate cash consideration of $4.4 billion, payable at the closing of the Transaction (the “Closing”), subject to customary adjustments as set forth in the Purchase Agreement (the “Consideration”). The Purchase Agreement contains a “locked box” mechanism in which the enterprise value of EPC Power has been fixed as of June 30, 2026 (the “Locked Box Date”). EPC Power and the Seller have agreed to customary protections against leakage of value from EPC Power between the Locked Box Date and the date of the Closing, subject to customary exceptions for permitted leakage.

The Purchase Agreement contains customary representations, warranties and covenants by the parties. The Transaction is expected to close in the fourth quarter of 2026, subject to the satisfaction or waiver of certain customary closing conditions, including, among other things, the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Purchase Agreement also includes customary termination provisions, including, among others, the ability of Purchaser or the Seller to terminate the Purchase Agreement if the Transaction has not been consummated on or before December 31, 2026, subject to two automatic three-month extensions under certain circumstances.

The Purchase Agreement is not intended to provide any other factual information about the Transaction. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information

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may or may not be fully reflected in public disclosures by the Company. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Purchase Agreement, on September 3, 2026, the Company entered into a Senior Unsecured 364-Day Bridge Facility Commitment Letter (the “Debt Commitment Letter”) with Citigroup Global Markets Inc., Bank of America, N.A. and BofA Securities, Inc.

The Debt Commitment Letter provides for a senior unsecured 364-day bridge loan credit facility in an aggregate principal amount of up to $4.4 billion (the “Bridge Facility”), which is intended to be available to the Company to finance, together with other sources of funds, the Transaction and related expenses in the event that the Company has not obtained other permanent financing prior to the closing of the Transaction. The Bridge Facility is subject to customary conditions precedent to funding, including the consummation of the Transaction materially in accordance with the terms of the Purchase Agreement, the absence of a Material Adverse Effect (as defined in the Purchase Agreement) and other customary funding conditions for facilities of this type.

The Company intends to replace the Bridge Facility with a combination of debt and equity financing.

Item 8.01. Other Events

On September 3, 2026, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K and included an investor presentation on its website. Copies of the press release and the investor presentation are furnished as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the Transaction and the Spin-Off; the expected timing of

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the Closing of the Transaction, the expected timing of the Spin-Off and the ability to complete each of the Transaction and the Spin-Off; the anticipated synergies and benefits of the Transaction and the Spin-Off, including enhanced strategic focus, financial flexibility and value creation for shareholders; the expected future performance of each of Flex and SpinCo, including the business of EPC Power; the impact of the Transaction on Flex’s Cloud and Power Infrastructure business; the expected sources and structure of financing for the Transaction; and statements about business strategies, growth opportunities, market position and financial outlook for each of Flex and SpinCo. These forward-looking statements are based on current expectations, estimates and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties related to the proposed Transaction and Spin-Off include, but are not limited to: uncertainties as to whether the Transaction and the Spin-Off will be completed and the timing thereof; the possibility that various conditions to the completion of the Transaction and the Spin-Off may not be satisfied or waived, including the failure to obtain required regulatory approvals in the expected timeframe or at all or subject to conditions that are not anticipated; ; the possibility that the Spin-Off will not qualify for the expected tax-free treatment for U.S. federal income tax purposes; the risk that the Spin-Off may be more difficult, time-consuming, or costly than expected, including the impact on Flex resources, systems, procedures, and controls; the possibility that the occurrence of any event or circumstance that could give rise to the right of one or more parties to the Purchase Agreement to terminate the Purchase Agreement; potential adverse effects to the businesses of Flex or EPC Power during the pendency of the Transaction and the Spin-Off, such as employee departures or distraction of management from business operations; the possibility that the strategic, operational and financial benefits of the Transaction and the Spin-Off may not be achieved or may take longer to achieve than expected, including as a result of problems arising from the integration of the business of EPC Power; the failure to obtain, or delays in obtaining, required legal, regulatory or other approvals necessary to complete the Transaction and the Spin-Off; disruption from the Transaction and the Spin-Off, including potential adverse effects on relationships with customers, suppliers, employees and other business partners; competitive responses to the announcement or completion of the Spin-Off; diversion of management’s attention from ongoing business operations; the possibility of disputes, litigation or unanticipated costs in connection with the Transaction and the Spin-Off; uncertainty regarding the financial performance of either company following the Spin-Off; negative effects of the announcement or pendency of the Transaction and the Spin-Off on the market price of Flex’s securities and/or on Flex’s financial performance; the ability to achieve anticipated capital structures, credit ratings, and financing in connection with the Spin-off; the ability to retain key personnel; impacts of geopolitical conflicts; and any changes in general economic and/or industry-specific conditions. Additional information concerning risks relating to our business is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent filings with the SEC. All forward-looking statements are made as of the date hereof, and Flex assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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Important Information and Where to Find It

In connection with the proposed Spin-Off, Flex intends to file relevant materials with the SEC, including, among other filings, a proxy statement on Schedule 14A that will be mailed or otherwise disseminated to shareholders of Flex seeking their approval of the Spin-Off proposal. In addition, a registration statement on Form 10 (the “Form 10”) is expected to be filed with the SEC by SpinCo with respect to its common stock. This communication is not a substitute for the proxy statement and Form 10 or any other document that may be filed with the SEC by Flex or SpinCo. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE FORM 10 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY EACH OF FLEX AND SPINCO WITH THE SEC IN CONNECTION WITH THE PROPOSED SPIN-OFF (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX, SPINCO, THE PROPOSED SPIN-OFF AND RELATED MATTERS. Investors will be able to obtain free copies of the proxy statement and Form 10 and other relevant documents (when they become available) that will be filed by each of Flex and SpinCo with the SEC on the SEC’s website at http://www.sec.gov. Investors also will be able to obtain free copies of the proxy statement and other relevant documents that will be filed by Flex with the SEC from the investor relations page on Flex’s website at investors.flex.com.

Participants in the Solicitation

Flex and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Flex in connection with the proposed Spin-Off. Information regarding Flex’s directors and executive officers and their ownership of Flex ordinary shares is contained in Flex’s proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on June 24, 2026, including under the headings “Corporate Governance,” “Fiscal Year 2026 Non-Employee Directors’ Compensation,” “Proposal No. 1: Re-election of Directors,” “Proposal No. 3: Non-Binding, Advisory Resolution on Executive Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation,” “Information about our Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the holdings of the Flex securities by the Flex directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed Spin-Off. You may obtain free copies of these documents using the sources indicated above.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

2.1*	Stock Purchase Agreement, dated September 3, 2026, by and among EPC Power Corp., Charge Parent, LLC, ACS Acquisitions, Inc. and Flex Ltd. (solely for the purposes of Section 13.24 thereof).

99.1	Press release, dated September 3, 2026.

99.2	Investor Presentation.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: September 3, 2026	By:	/s/ Kevin Krumm
Name: Kevin Krumm
Title: Chief Financial Officer

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Exhibit 2.1

Execution Version

STOCK PURCHASE AGREEMENT

by and among

EPC POWER CORP., as the Company,

CHARGE PARENT, LLC, as the Seller,

ACS ACQUISITIONS, INC., as the Purchaser,

and

FLEX LTD. (solely for purposes of Section 13.24)

September 3, 2026

TABLE OF CONTENTS

ARTICLE I SALE AND PURCHASE OF THE COMPANY COMMON STOCK		1

1.01	Sale and Purchase of the Company Common Stock	1
1.02	Purchase Price	1
1.03	Estimated Closing Statement.	2
1.04	Calculation of Post-Closing Purchase Price Adjustments	2
1.05	Payment of Post-Closing Purchase Price Adjustments; Release of Escrow Account	4
1.06	Withholding	4

ARTICLE II THE CLOSING		5

2.01	The Closing	5
2.02	The Closing Transactions	5

ARTICLE III CONDITIONS TO CLOSING		6

3.01	Conditions to the Purchaser’s Obligations	6
3.02	Conditions to the Seller’s Obligations	7
3.03	Frustration of Closing Conditions	8

ARTICLE IV REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE COMPANY		8

4.01	Organization and Corporate Power; Subsidiaries	8
4.02	Authorization; No Breach	9
4.03	Equity Interests	10
4.04	Financial Statements; Undisclosed Liabilities	10
4.05	Absence of Certain Developments	12
4.06	Title; Sufficiency and Condition of Assets	12
4.07	Litigation	12
4.08	Intellectual Property Rights	13
4.09	Privacy and Data Security	15
4.10	Real Property Leases	16
4.11	Insurance	17
4.12	Employment Matters	17
4.13	Employee Benefit Plans	19
4.14	Contracts	22
4.15	Taxes	24
4.16	Compliance with Law	27
4.17	Affiliate Transactions	27
4.18	Environmental Matters	27
4.19	Sanctions and Ex-Im Laws	28
4.20	Anti-Corruption	28
4.21	Brokers	28
4.22	Customers and Suppliers	28
4.23	Products, Services and Warranties	29
4.24	Disclaimer	29

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SELLER		30

5.01	Ownership of the Company Common Stock	30
5.02	Organization and Power	30
5.03	Seller Profits Interests	30
5.04	Authorization; No Breach	31
5.05	Litigation	31
5.06	Brokers	31
5.07	No Other Representations	31

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		32

6.01	Organization and Corporate Power	32
6.02	Authorization	32
6.03	No Violation	32
6.04	Governmental and Other Consents	32
6.05	Litigation	33
6.06	Investment Representation	33
6.07	Financing	33
6.08	Solvency	35
6.09	Brokers	35

ARTICLE VII COVENANTS OF THE COMPANY AND THE SELLER		36

7.01	Conduct of the Business	36
7.02	Access to Information	39
7.03	Exclusive Dealing	40
7.04	RSUs	40
7.05	Termination of Company 401(k) Plan	40
7.06	280G Stockholder Approval	40
7.07	Delivery of Financial Statements	42
7.08	No Leakage	44
7.09	Pre-Closing Reorganization	45
7.10	Intellectual Property	45

ARTICLE VIII COVENANTS OF THE PURCHASER		45

8.01	Access to Books and Records	45
8.02	Director and Officer Liability and Indemnification	46
8.03	Conditions	47
8.04	R&W Policy	47
8.05	Employee Matters	47
8.06	Prohibited Foreign Entity	49
8.07	Financing	49

ARTICLE IX MUTUAL COVENANTS		52

9.01	Tax Matters	52
9.02	HSR and Other Approvals	53
9.03	Financing Cooperation	54
9.04	Payoff Letters; Invoices	59

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ARTICLE X SURVIVAL		60

10.01	Survival of Representations, Warranties, Covenants, Agreements and Other Provisions	60
10.02	Acknowledgment of Purchaser	61

ARTICLE XI TERMINATION		61

11.01	Termination	61
11.02	Effect of Termination	63

ARTICLE XII DEFINITIONS		63

12.01	Definitions	63
12.02	Other Definitional Provisions	80

ARTICLE XIII MISCELLANEOUS		80

13.01	Press Releases and Communications	80
13.02	Expenses	81
13.03	Knowledge Defined	81
13.04	Notices	81
13.05	Assignment	83
13.06	Severability	83
13.07	References	83
13.08	Disclosure Generally	84
13.09	Construction	84
13.10	Amendment and Waiver	84
13.11	Complete Agreement	84
13.12	Third-Party Beneficiaries	85
13.13	Waiver of Trial by Jury	85
13.14	Delivery by Electronic Transmission	85
13.15	Counterparts	85
13.16	Governing Law	85
13.17	Jurisdiction	86
13.18	No Recourse	86
13.19	Specific Performance	86
13.20	Waiver of Conflicts	87
13.21	Privileged Communications	87
13.22	Mutual Releases	88
13.23	Debt Financing Provisions	89
13.24	Purchaser Guarantee	90

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INDEX OF EXHIBITS

Exhibit A	Persons Entering into Restrictive Covenant Agreements
Exhibit B	Form of Assignment
Exhibit C	R&W Policy

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 3, 2026, is made by and among EPC Power Corp., a Delaware corporation (the “Company”); ACS Acquisitions, Inc., a Delaware corporation (the “Purchaser”); Charge Parent, LLC, a Delaware limited liability company (the “Seller”); and solely for purposes of Section 13.24, Flex Ltd., a company organized under the laws of Singapore (“Flex”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article XII below.

WHEREAS, as of the date of this Agreement, the Seller is the record and beneficial owner of all of the Company’s issued and outstanding Company Common Stock;

WHEREAS, the Company Common Stock, together with the RSUs, represent all of the issued and outstanding Equity Interests of the Company;

WHEREAS, Purchaser desires to purchase all of the Company Common Stock from the Seller, and the Seller desires to sell all of the Company Common Stock to Purchaser, in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, as a condition and inducement to Purchaser to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of the Persons listed on Exhibit A has executed and delivered to Purchaser a confidential information, non-competition and non-solicitation agreement to be effective upon, and subject to the occurrence of, the Closing.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE COMPANY COMMON STOCK

1.01 Sale and Purchase of the Company Common Stock. Upon the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser at the Closing, and the Purchaser agrees that it shall purchase, acquire and accept delivery from the Seller at the Closing, all right, title and interest in and to all of the issued and outstanding shares of Company Common Stock, free and clear of all Liens (other than restrictions relating to the transferability of securities under applicable securities Laws).

1.02 Purchase Price. The aggregate purchase price for the Company Common Stock shall be an amount equal to the sum (as adjusted following the Closing pursuant to Section 1.04 and Section 1.05) (the “Purchase Price”) of:

(a) $4,400,000,000; minus

(b) Estimated Leakage; minus

(c) Estimated Transaction Expenses.

1.03 Estimated Closing Statement. On or prior to the fifth (5th) Business Day before the Closing Date, the Seller shall deliver to the Purchaser a certificate executed by an officer of each of the Seller and the Company, in such capacities (the “Estimated Closing Statement”) setting forth the Seller’s good faith determination of (i) Leakage (“Estimated Leakage”) and, for informational purposes only, any Permitted Leakage, (ii) Transaction Expenses (“Estimated Transaction Expenses”) (to the extent unpaid as of immediately prior to the Closing), and (iii) the resulting calculation of the Purchase Price (the “Estimated Purchase Price”). The Estimated Closing Statement will be accompanied by reasonable detail and documentation supporting the determination of each such calculation, including a schedule setting forth, on a person-by-person basis, the Per RSU Payoff Amount payable to each holder of RSUs and the portion of the EIP Payments payable to each such person entitled to such payments (or confirmation that Annex 4.05(a)(i) attached to the Disclosure Schedule accurately represents all such EIP Payments), as applicable (such schedule, the “RSU and EIP Closing Schedule”). From the date of delivery of the Estimated Closing Statement until the Closing, the Seller and the Company shall, and shall cause their respective representatives to, provide the Purchaser and its accountants, advisors and other representatives reasonable access to the Seller’s and the Company’s employees and books and records, work papers, and other supporting data of the Seller and/or the Company, in each case for purposes of Purchaser’s review of the Estimated Closing Statement and the calculations set forth therein and upon reasonable prior notice and during normal business hours; provided, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of the Seller and the Company Group. Prior to the Closing, the Seller shall consider in good faith any comments to the Estimated Closing Statement made by the Purchaser.

1.04 Calculation of Post-Closing Purchase Price Adjustments.

(a) No later than five (5) months following the Closing Date, Purchaser shall deliver to Seller a statement (the “Closing Statement”) setting forth Purchaser’s good faith determination of (i) any amounts of Leakage that were not included in Estimated Leakage as set forth on the Estimated Closing Statement or (ii) any Transaction Expenses that were not included in Estimated Transaction Expenses as set forth on the Estimated Closing Statement, in each case along with reasonable detail and documentation supporting the determination of such amounts. If Purchaser does not deliver the Closing Statement within such five (5) month period, the Seller’s calculation of the Purchase Price as set forth in the Estimated Closing Statement shall be deemed to have been accepted by the Purchaser as the final and binding calculation of the amounts set forth therein.

(b) Upon the delivery of the Closing Statement, Purchaser and the Company shall, and shall cause their respective representatives to, provide the Seller and its accountants, advisors and other representatives reasonable access to the Company’s and the Purchaser’s employees, and books and records, work papers, and other supporting data of the Company and/or Purchaser, for purposes of the Seller’s review of the Closing Statement and the amounts set forth therein. No later than thirty (30) days following delivery of the Closing Statement, if the Seller disputes any amounts set forth therein, the Seller may deliver to the Purchaser a statement setting forth its objections in reasonable detail to the items in the Closing Statement (the “Objections Statement”). If the Seller does not deliver an Objections Statement before the expiration of the applicable thirty (30) day period, the amounts identified by the Purchaser in the Closing Statement shall be conclusively determined to constitute Leakage or Transaction Expenses, as applicable.

(c) In the event an Objections Statement is delivered before the expiration of such thirty (30) day period pursuant to Section 1.04(b) above, the Purchaser and the Seller will negotiate in good faith to resolve such objections set forth therein. The Seller shall be deemed to have agreed with all amounts set forth in the Closing Statement that are not the subject of such Objections Statement, and all such amounts shall be conclusively determined to constitute Leakage or Transaction Expenses. If the Seller and the Purchaser do not reach a final resolution within fifteen (15) days of delivery of the Objections Statement, the Seller and the Purchaser shall submit all items remaining in dispute to Grant Thornton LLP or, in the event such firm is unwilling or unable to serve in such role, a mutually agreeable nationally recognized accounting firm with sufficient experience as a neutral accounting expert (the “Accounting Expert”). All submissions to the Accounting Expert must be in writing and delivered to each party to the dispute simultaneously with delivery of such submissions to the Accounting Expert. The Accounting Expert shall base its determination solely on the written presentations submitted by the Purchaser and the Seller and shall in all respects be bound by the definitions and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The Accounting Expert shall act only as an expert and not as an arbitrator. Without the prior consent of the Seller (in the case of Purchaser) or Purchaser (in the case of the Seller) no party to this Agreement (or their respective representatives) may have any ex parte conversations or meetings with the Accounting Expert, and there may not be any hearings or oral examinations, testimony, depositions, discovery or other similar proceedings. Purchaser and the Seller each agree to execute a reasonable and customary engagement letter consistent with the terms of this Agreement, if such letter is required by the Accounting Expert. The scope of the disputes to be resolved by the Accounting Expert shall be limited to whether the items included in the Objections Statement constitute Leakage or Transaction Expenses that were not included in the Estimated Closing Statement. The Accounting Expert may not assign a value to any item in dispute greater than the greatest value assigned by the Purchaser, on the one hand, or the Seller, on the other hand, or less than the smallest value for such item assigned by the Purchaser, on the one hand, or the Seller, on the other hand. The parties will reasonably cooperate with the Accounting Expert during the term of its engagement. The Seller and the Purchaser shall request that the Accounting Expert deliver its final resolution within fifteen (15) days following submission of such disputed matters to the Accounting Expert. The Accounting Expert’s final resolution shall be final, binding and non-appealable by the parties hereto absent fraud or manifest error. The Purchaser and the Seller each shall pay their own costs and expenses incurred in connection with the dispute resolution procedure set forth above; provided, that, the fees and expenses of the Accounting Expert shall be borne by the Purchaser and the Seller based on the percentage of disputed items that the Accounting Expert determines in a manner adverse to such party relative to the total items in dispute as originally submitted to the Accounting Expert by the Purchaser and the Seller. For example, should the items in dispute total in amount to $1,000 and the Accounting Expert awards $600 in favor of the Seller’s position, 60% of the costs of its review would be borne by the Purchaser and 40% of the costs would be borne by the Seller.

(d) Any amounts set forth in the Closing Statement that are conclusively determined to constitute Leakage or Transaction Expenses based either upon agreement or deemed agreement by the Purchaser and the Seller in accordance with Sections 1.04(a), 1.04(b) or 1.04(c), or the written determination of the Accounting Expert in accordance with Section 1.04(c), shall constitute “Additional Leakage” and “Additional Transaction Expenses”, respectively, for all purposes of this Agreement.

1.05 Payment of Post-Closing Purchase Price Adjustments; Release of Escrow Account.

(a) Upon final determination of any amounts of Additional Leakage or Additional Transaction Expenses in accordance with Section 1.04, the Purchaser shall be entitled to recover such amounts (i) first, from the Escrow Account; and (ii) second, to the extent such amounts exceed the amounts then remaining in the Escrow Account, directly from the Seller. In furtherance thereof, within five (5) Business Days of the determination of any such Additional Leakage or Additional Transaction Expenses, (A) the Purchaser and the Seller shall deliver joint written instructions to the Escrow Agent to release from the Escrow Account to the Purchaser the lesser of (x) the amount of such Additional Leakage and Additional Transaction Expenses and (y) the amount then-remaining in the Escrow Account and (B) if the full amount of Additional Leakage and Additional Transaction Expenses has not been paid to the Purchaser pursuant to clause (A), the Seller shall pay, or cause to be paid, to the Purchaser any remaining amount, by wire transfer of immediately available funds in accordance with the instructions provided in writing by the Purchaser.

(b) Following the payment to the Purchaser in accordance with Section 1.05(a) of any Additional Leakage or Additional Transaction Expenses as finally determined in accordance with Section 1.04, the Purchaser and the Seller shall deliver joint written instructions to the Escrow Agent to distribute the remaining amounts in the Escrow Account (if any, the “Escrow Balance”) (i) first, to the Company, for further payment to the holders of the RSUs, the RSU Escrow Payoff; and (ii) second, to the Seller, the remaining amounts in the Escrow Account. Concurrently with delivery of the joint written instructions to the Escrow Agent, the Seller shall deliver to the Purchaser a schedule setting forth, on a person-by-person basis, the Per RSU Escrow Payoff Amount payable to each holder of RSUs. Promptly, and no later than the second regular payroll date of the Company, following such distribution, the Company shall pay the RSU Escrow Payoff to the holders of the RSUs in accordance with their entitlement pursuant to Section 7.04.

(c) Except as otherwise required by applicable Law, payments made pursuant to this Section 1.05 shall be treated as an adjustment to the Purchase Price for U.S. federal, state, local and non-U.S. income Tax purposes.

(d) Purchaser shall be entitled to rely on the RSU and EIP Closing Schedule and the schedule delivered by the Seller pursuant to Section 1.05(b) in allocating and making payments hereunder, and shall have no liability for any inaccuracy or alleged inaccuracy in such schedules.

1.06 Withholding. The Purchaser may deduct and withhold from the consideration otherwise paid or deliverable to any Person in connection with the Transactions such amounts that the Purchaser is required to deduct and withhold under applicable Law. Other than with respect to withholding Taxes owed as a result of the failure of Seller to deliver the form described in Section 2.02(b), Purchaser will, prior to any deduction or withholding, use commercially reasonable efforts to notify such Person in writing of any anticipated deduction or withholding. The parties shall cooperate to reduce or eliminate any such amounts required to be deducted and withheld to the maximum extent permitted by applicable Law. Any such amounts that are so deducted and withheld, and timely paid to the appropriate Taxing Authority by the Purchaser, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE II

THE CLOSING

2.01 The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place remotely by electronic exchange of documents and signatures at 10:00 am Pacific Time on the fifth Business Day following full satisfaction, or due waiver by the party entitled to the benefit thereof, of all of the conditions to the Closing set forth in Article III hereof (other than those to be satisfied at the Closing itself, but subject to the full satisfaction or due waiver of those conditions at such time), or such other date and time as is mutually agreeable to the Purchaser and the Seller; provided, that notwithstanding the foregoing, in no event shall the Closing Date occur prior to October 1, 2026 (the “Inside Date”). The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

2.02 The Closing Transactions. Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following transactions at the Closing:

(a) the Seller shall deliver to the Purchaser a duly executed assignment of all of the issued and outstanding shares of Company Common Stock (the “Assignment”), in substantially the form attached hereto as Exhibit B to evidence the sale, assignment, transfer and delivery thereof to the Purchaser;

(b) the Seller shall deliver to the Purchaser a duly completed and executed IRS Form W-9 of the Seller;

(c) the Seller shall deliver to the Purchaser a certificate, dated as of the Closing Date, by an officer of the Seller, stating that the preconditions specified in Sections 3.01(a) and 3.01(b) have been satisfied;

(d) the Company shall deliver to the Purchaser resignations, effective as of the Closing, of all directors and officers of the Company (in their capacity as such and not as employees thereof), executed by the applicable director and/or officer;

(e) the Seller shall deliver to the Purchaser the Escrow Agreement, duly executed by the Seller;

(f) the Purchaser shall (i) pay to the Seller an amount equal to the Estimated Purchase Price less the Escrow Amount by wire transfer of immediately available funds to the account provided by the Seller in writing (such account to have been provided at least three (3) Business Days prior to the Closing) and (ii) pay to the Company, for further payment to the holders of the RSUs and persons entitled to the EIP Payments, the RSU Payoff and the EIP Payments (as applicable); provided, that promptly, and no later than the second regular payroll date of the Company, following the Closing, the Company shall pay the RSU Payoff to the holders of RSUs in accordance with their entitlement pursuant to Section 7.04 and the EIP Payments to the persons entitled to the EIP Payments pursuant to the Charge Parent, LLC 2025 Employee Incentive Plan;

(g) the Purchaser shall deliver to the Seller the Escrow Agreement, duly executed by the Purchaser and the Escrow Agent;

(h) the Purchaser shall pay to each recipient thereof the amount of Repaid Indebtedness set forth in the Payoff Letters and the Transaction Expenses set forth in the Invoices, as applicable, by wire transfer of immediately available funds in the amounts and to the accounts set forth in the applicable Payoff Letter or such Invoices, as applicable; provided that, notwithstanding the foregoing, (x) the RSU Payoff and the EIP Payments shall be paid in accordance with Section 2.02(f)(ii) and (y) in the case of any other Transaction Expenses that are compensatory payments to be paid through payroll, Purchaser shall cause the Company to make such payments through the Company’s payroll at the times such payments are otherwise payable in accordance with their terms (but in any event no earlier than the second regular payroll date of the Company following the Closing);

(i) the Company shall deliver to the Purchaser the Payoff Letters and take all other steps required under the Payoff Letters to cause the termination of the documents with respect to the Repaid Indebtedness, the release of Liens and guaranties with respect thereto and the actions required under the Payoff Letters with respect to any letters of credit;

(j) the Purchaser shall deliver to the Escrow Agent $5,000,000 (the “Escrow Amount” and the related account, the “Escrow Account”), which shall be held in accordance with the terms of this Agreement and the Escrow Agreement; and

(k) the Purchaser shall deliver to the Seller a certificate, dated as of the Closing Date, by an officer of the Purchaser, stating that the preconditions specified in Sections 3.02(a) and 3.02(b) have been satisfied.

ARTICLE III

CONDITIONS TO CLOSING

3.01 Conditions to the Purchaser’s Obligations. The obligation of the Purchaser to consummate the Transactions is subject to the satisfaction (or waiver by the Purchaser in writing) of the following conditions as of the Closing Date:

(a) (i) The representations and warranties set forth in Section 4.01 (Organization and Corporate Power; Subsidiaries), Section 4.02(a) and 4.02(b)(A) (Authorization; No Breach), Sections 4.03(c) (Equity Interests); Section 4.21 (Brokers), Section 5.02 (Organization and Power), Sections 5.04(a) and 5.04(b)(i) (Authorization; No Breach) and Section 5.06 (Brokers) shall be true and correct (without giving effect to any “materiality”, “Material Adverse Effect” or similar qualifiers contained in any of such representations and warranties) in all material respects as of the Closing Date as if made on and as of the Closing Date, (ii) the representations and warranties set forth in Sections 4.03(a) and 4.03(b) (Equity Interests) and Section 5.01 (Ownership of the Company Common Stock) shall be true and correct as of the

Closing Date as if made on and as of the Closing Date except, in each case, for de minimis inaccuracies, (iii) the representations and warranties set forth in Section 4.05(b) (Absence of Certain Developments) shall be true and correct as of the Closing Date as if made on and as of the Closing Date and (iv) each of the other representations and warranties contained in Article IV shall be true and correct (without giving effect to any “materiality”, “Material Adverse Effect” or similar qualifiers contained in any of such representations and warranties) as of the Closing Date as if made on and as of the Closing Date, except (A) in each case of clauses (i), (ii), (iii) and (iv), representations and warranties that are made as of a specific date shall be true and correct (subject to the applicable standards set forth herein) only on and as of such date and (B) in the case of clause (iv), where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) Each of the Seller and the Company shall have performed or complied with in all material respects all of the covenants and agreements that are required to be performed or complied with by it under this Agreement at or prior to the Closing (subject to, for the avoidance of doubt, Section 9.03(f));

(c) No Law shall have been enacted, promulgated, issued, amended, entered or enforced by any Governmental Entity, or be in effect which would enjoin, restrain, prohibit, or prevent the performance of this Agreement or the consummation of the Transactions, declare unlawful the Transactions or impose any Burdensome Condition;

(d) All waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act, shall have expired or been terminated and any timing agreement with any Governmental Entity to delay or not consummate the Transactions, shall have expired or been terminated, without the imposition of any Burdensome Condition;

(e) The Seller shall have delivered or caused to be delivered to the Purchaser each of the items referenced in Section 2.02 to be delivered by the Seller or the Company; and

(f) The Pre-Closing Reorganization shall have been completed.

If the Closing occurs, all closing conditions set forth in this Section 3.01 (other than Section 3.01(e)) which have not been fully satisfied as of the Closing shall be deemed to have been waived by the Purchaser.

3.02 Conditions to the Seller’s Obligations. The obligation of the Seller to consummate the Transactions is subject to the satisfaction (or waiver by the Seller in writing) of the following conditions as of the Closing Date:

(a) (i) The representations and warranties set forth in Section 6.01 (Organization and Corporate Power), Section 6.02 (Authorization) and Section 6.09 (Brokers) shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date and (ii) each of the other representations and warranties contained in Article VI shall be true and correct as of the Closing Date as if made on and as of the Closing Date except (A) in each case of clauses (i) and (ii), representations and warranties that are made as of a specific date shall be true and correct (subject to the applicable standards set forth herein) only on and as of such date and (B) in the case of clause (ii), where the failure of such representations and warranties to be so true and correct would or would reasonably be expected, individually or in the aggregate, prevent, materially impede or materially delay the Closing or be materially adverse to the ability of Purchaser to timely perform its obligations under this Agreement including to consummate the Transactions;

(b) The Purchaser shall have performed or complied with in all material respects all of the covenants and agreements that are required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c) No Law shall have been enacted, promulgated, issued, amended, entered or enforced by any Governmental Entity, or be in effect which would enjoin, restrain, prohibit, or prevent the performance of this Agreement or the consummation of the Transactions, or declare unlawful the Transactions;

(d) All waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act, and any timing agreement with any Governmental Entity to delay or not consummate the Transactions, shall have expired or been terminated; and

(e) The Purchaser shall have delivered or caused to be delivered to the Seller each of the items referenced in Section 2.02 to be delivered by the Purchaser.

If the Closing occurs, all closing conditions set forth in this Section 3.02 (other than Section 3.02(e)) which have not been fully satisfied as of the Closing shall be deemed to have been waived by the Seller.

3.03 Frustration of Closing Conditions. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article III to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the efforts to cause the Closing to occur as required by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE COMPANY

The Seller represents and warrants to the Purchaser that the statements in this Article IV are true as of the date of this Agreement and, with respect to Section 4.04(f), as of the Closing (except for representations and warranties that are made as of a specific date, which are made only as of such date), except as set forth in the schedules accompanying this Agreement (each, a “Schedule” and, collectively, the “Disclosure Schedules”).

4.01 Organization and Corporate Power; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

(b) Each member of the Company Group (other than the Company) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each member of the Company Group (other than the Company) has all requisite corporate, partnership, limited liability company, or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted. No member of the Company Group is required to be qualified or licensed to do business as a foreign company in any other jurisdiction in which such member of the Company Group owns, leases or operates property or otherwise conducts business except where such member of the Company Group is qualified or where the failure to be qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not have any Subsidiary other than those entities described on Schedule 4.01(b), and all of which (other than as described on Schedule 4.01(b)) are 100% owned (directly or indirectly) by the Company free and clear of all Liens (other than (i) restrictions relating to the transferability of securities under applicable securities Laws and (ii) Liens that will be terminated or satisfied at or prior to the Closing). The Company has made available to the Purchaser true, correct and complete copies of the Organizational Documents of each member of the Company Group in effect as of the date of this Agreement. No member of the Company Group is in material violation of any of the provisions of its Organizational Documents.

4.02 Authorization; No Breach.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions have been duly and validly authorized by all requisite corporate action, and no other corporate action on its part is necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each other party hereto) constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity.

(b) No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of the Company for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company or any Subsidiary thereof of the Transactions, except (i) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; (ii) compliance with any permits relating to the business of the Company Group; or (iii) any such filings, notices, permits, authorizations, registrations, consents or approvals, the failure of which to make or obtain would not reasonably be expected to (x) be material to the Company Group, taken as a whole or (y) prevent or materially delay the Company’s performance under this Agreement or the other Transaction Documents or the consummation of the Transactions. Assuming compliance with the items described in clauses (i) through (iii) of the preceding sentence, neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the Transactions, will (A) conflict with or result in any breach, violation or infringement of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of the Company or its Subsidiary, (B) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien, except for Permitted Liens, or any right of termination, amendment, cancellation or acceleration, or any loss of material rights) under, or require the consent of a third party under, any of the terms, conditions or provisions of any Contract to which any member of the Company Group is bound, or (C) violate any Law applicable to any member of the Company Group or any of their respective properties or assets, except, in the case of clause (B) and clause (C), as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole, or prevent or materially delay the Company’s performance under this Agreement or the other Transaction Documents or the consummation of the Transactions.

4.03 Equity Interests.

(a) The authorized capital stock of the Company consists of 2,500,000 shares of Company Common Stock. All of the shares of Company Common Stock are uncertificated and have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, the Company Common Stock and the RSUs constitute all of the authorized, issued and outstanding Equity Interests of the Company and are owned of record and beneficially as set forth on Schedule 4.03(a). Schedule 4.03(a) sets forth a true, correct and complete list as of the date hereof, with respect to each outstanding RSU, (i) the holder of such RSU and (ii) the number of RSUs, all of which have satisfied their time-based vesting conditions and will vest upon the consummation of the Transactions.

(b) There are no agreements or other obligations (contingent or otherwise) which require the Company to issue or sell any other Equity Interests, or to repurchase or otherwise acquire any of the shares of Company Common Stock. There are no outstanding options, warrants, stock appreciation rights, phantom stock, convertible securities, subscription rights, conversion rights, exchange rights or other equity agreements or arrangements to which the Company is a party, or by which the Company is bound, relating to the issuance or sale of any Equity Interests in the Company. There are no bonds, debentures, notes or other indebtedness for which the holders thereof have the right to vote on any matter on which the stockholders of the Company may vote (or which are convertible into any voting interest in the Company). There are no declared and unpaid dividends on any capital stock of the Company. The Company is not party to, or bound by, any voting trust, proxy or other Contract with respect to the voting, redemption, sale, transfer or other disposition of any equity interests in the Company.

(c) Each RSU has been granted, offered, issued, delivered and amended, as applicable, by the Company or Seller (if applicable) in compliance in all material respects with applicable Law and the terms of the Company Equity Incentive Plan and the applicable RSU award agreement. The Company Equity Incentive Plan has been duly authorized, approved, adopted and amended, as applicable, by the board of directors of the Company and the Seller.

4.04 Financial Statements; Undisclosed Liabilities.

(a) Schedule 4.04(a) consists of (i) the Seller’s audited consolidated balance sheets as of December 31, 2024 and December 31, 2025, and the related statements of income and cash flows for the fiscal years ended December 31, 2024 and December 31, 2025 (the “Audited Financial Statements”) and (ii) the Seller’s unaudited consolidated balance sheet as of June 30, 2026 (the “Interim Balance Sheet”), and the related statement of income for the 6-month period then ended (collectively, the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). Except as set forth on Schedule 4.04(a), the Financial Statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiary (taken as a whole) as of the times and for the periods referred to therein, all in accordance with GAAP, except that the Interim Financial Statements do not contain all footnotes required by GAAP (none of which, individually or in the aggregate, is material) and are subject to normal year-end adjustments.

(b) Except as set forth on Schedule 4.04(b), (i) the Seller does not own any assets or real properties, except for Equity Interests of the Company, (ii) since its formation, the Seller has not engaged in any material business activities, except for the acquisition of the Company, acting as guarantor of the Company’s obligations under the Citibank Credit Agreement and the Nuveen Credit Agreement, and those incidental to its ownership of Equity Interests of the Company, (iii) the Seller does not have, and since its formation has never had, any employees and (iv) except for liabilities incident to its formation and organization and maintenance of its existence, incurred in a manner incidental to its ownership of Equity Interests of the Company, or incurred in connection with the Transactions, the acquisition of the Company or in its capacity as guarantor under the Citibank Credit Agreement and the Nuveen Credit Agreement, the Seller has not incurred any material liabilities. The operations of the business of the Company Group are conducted exclusively by the Company Group.

(c) The Company Group has established and maintains a system of internal accounting controls and procedures that are designed to provide reasonable assurance regarding the reliability of the Company Group’s financial reporting and the preparation of financial statements in accordance with GAAP in all material respects. There have been no significant deficiencies or material weaknesses in any system of internal accounting controls used by the Company Group. There has never been any fraud or other wrongdoing that involves any of the management team or other employees of the Company Group who have a role in the preparation of financial statements or the internal accounting controls used by the Company Group, or any claim or allegation of any such fraud or other wrongdoing.

(d) Neither the Company nor its Subsidiary has any liabilities of any kind (whether known or unknown, absolute or contingent, liquidated, due, accrued or not or otherwise) except for (i) liabilities which are reflected or reserved against or otherwise disclosed in the Financial Statements (including the notes thereto) or were incurred since the date of the Interim Balance Sheet in the Ordinary Course of Business (none of which is a liability in respect of any breach of Contract, breach of warranty, tort or violation of Law), (ii) liabilities otherwise included in the calculation of Transaction Expenses, Leakage, Permitted Leakage or any amounts that are settled or paid prior to the Closing or (iii) liabilities that would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole.

(e) The aggregate principal amount outstanding under the Citibank Credit Agreement and the Nuveen Credit Agreement as of the date hereof is set forth on Schedule 4.04(e). As of the date hereof, the Company Group has no indebtedness for borrowed money other than as set forth on Schedule 4.04(e) and any accrued interest thereon.

(f) Except as set forth on Schedule 4.04(f), since the Measurement Time, there has not occurred any Leakage (other than Permitted Leakage and any Leakage reflected in the Estimated Closing Statement).

4.05 Absence of Certain Developments.

(a) Except for events giving rise to and the discussion and negotiation of, or as contemplated by, this Agreement, since the date of the Interim Balance Sheet and through the date of this Agreement, (i) the Company and its Subsidiary have conducted their respective businesses in the Ordinary Course of Business and (ii) neither the Company nor its Subsidiary has taken any action set forth in Sections 7.01(b)(iii), 7.01(b)(vi), 7.01(b)(vii), 7.01(b)(viii), 7.01(b)(x), 7.01(b)(xi), 7.01(b)(xii), 7.01(b)(xiv) or, with respect to any of the foregoing, 7.01(b)(xxi), which would be prohibited if it were taken after the date hereof and prior to the Closing without the consent of Purchaser.

(b) Since the date of the Interim Balance Sheet, there has not occurred any event, change, development or effect that is continuing and would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.06 Title; Sufficiency and Condition of Assets.

(a) Except as set forth on Schedule 4.06 or as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group taken as a whole, the Company or its applicable Subsidiary owns and has good and marketable title to or holds pursuant to valid leases all of the Company Assets shown to be owned or leased by the Company and its Subsidiary on the Interim Balance Sheet, free and clear of all Liens, except for Permitted Liens. Such assets and properties, together with any assets and properties acquired by the Company Group since such date, include all material tangible properties and assets necessary for the conduct of the business of the Company Group after the Closing in substantially the same manner as currently conducted and as conducted immediately prior to the Closing.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group taken as a whole, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company Group are structurally sound, are in good operating condition and repair, subject to ordinary wear and tear and after taking into account their age and history of use, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

4.07 Litigation. Except as set forth on Schedule 4.07, there are no actions, suits, proceedings, writs, orders, judgments, decrees or investigations pending or, to the Knowledge of the Company, threatened, by or before any arbitrator or Governmental Entity, against any member of the Company Group or its respective officers and directors, solely in such Person’s capacity as such, or any of its properties, assets or business which, if adversely determined, could reasonably be expected, individually or in the aggregate, to (a) be material to the Company Group, taken as a whole, or (b) prevent or materially delay the Company’s performance under this Agreement or the other Transaction Documents or the consummation of the Transactions; provided that to the extent any of the representations or warranties in this Section 4.07 pertain to any such actions, suits, proceedings, writs, orders, judgments, decrees or investigations that relate to the execution, delivery, performance or consummation of this Agreement or the Transactions, such representations and warranties are only made as of the date hereof.

4.08 Intellectual Property Rights.

(a) The Company Group owns or has a valid right to use all material Intellectual Property Rights that are used in the business of the Company Group as currently conducted. Schedule 4.08(a) sets forth a complete and accurate list of all (i) Patents and Patent applications, (ii) registered Trademarks and Trademark applications, (iii) registered Copyrights and Copyright applications, (iv) registered mask works and applications for registration of the foregoing, (v) internet domain names, uniform resource locators (URLs), and other names and locators associated with the Internet, including all applications and registrations thereof and rights in social media accounts, names, usernames, handles, and tags, in each case, that are owned by the Company (collectively, the “Registered Company IP”), and (vi) material unregistered trademarks.

(b) Each item of Registered Company IP is subsisting and, to the Knowledge of the Company, valid and enforceable. There is no pending or, to the Knowledge of the Company, threatened opposition, interference or cancellation proceeding before any Governmental Entity or registration authority in any jurisdiction against the Registered Company IP. The Company Group is current in the payment of all registration, maintenance and renewal fees with respect to all material Registered Company IP that are due on or before the Closing Date.

(c) Schedule 4.08(c) sets forth a complete and accurate list of all Contracts granting any right to use or practice any rights under any Intellectual Property Rights that are material to the business of the Company to which the Company is a party, whether the Company Group is the licensee or licensor thereunder, and any written settlements, consents or covenants not to sue relating to any Intellectual Property Rights owned by the Company (other than (i) license agreements for Off-the-Shelf Software, (ii) non-exclusive licenses of Intellectual Property Rights granted to customers, service providers, suppliers or vendors entered into in the Ordinary Course of Business, (iii) agreements related to Intellectual Property Rights entered into with employees or third-party contractors in the Ordinary Course of Business, and (iv) any non-exclusive licenses in which the right to Intellectual Property Rights in such agreement is merely incidental or ancillary to the transaction contemplated in such agreement and where the commercial purpose of which is primarily for something other than such license (collectively, the “License Agreements”)). Each License Agreement is valid, binding upon, and, to the Knowledge of the Company, enforceable by or against the parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity. The Company has complied in all material respects with, and is not in material breach nor has received written notice of any asserted or threatened claim of material breach of, any License Agreement, and the Company has no Knowledge of any material breach or anticipated material breach by any other Person which is party to any License Agreement. The Intellectual Property Rights owned by the Company Group, together with the Intellectual Property Rights licensed to the Company Group pursuant to a valid, written agreement, constitute all of the Intellectual Property Rights necessary for the conduct of the business of the Company Group as currently conducted.

(d) Except as set forth in Schedule 4.08(d), no Intellectual Property Rights owned or purported to be owned by, and material to the business of, the Company Group were conceived, created, developed or reduced to practice jointly with, or funded in whole or in part by, any customer, supplier, distributor, Governmental Entity or other third party pursuant to any joint development, collaboration, teaming, funding or similar Contract to which the Company Group is or was a party. With respect to each such Contract set forth on Schedule 4.08(d): (i) the Company Group owns or has a valid and sufficient license to use all Intellectual Property Rights arising from or developed under such Contract that are used in or necessary for the business of the Company Group as currently conducted or as proposed to be conducted; (ii) except as set forth on Schedule 4.08(d), no such Contract grants to the counterparty or any other Person any exclusive rights, field-of-use restrictions, rights of first refusal or negotiation or other limitations that restrict or impair, in any material respect, the Company Group’s ability to use, develop, license, sell or otherwise commercially exploit such Intellectual Property Rights; and (iii) no such Contract obligates the Company Group to assign, license or otherwise grant to any third party any right, title or interest in or to any Intellectual Property Rights owned by the Company Group, other than the specific Intellectual Property Rights developed under and within the scope of such Contract.

(e) All Employees and other Persons who have created, developed, invented or otherwise contributed to any material Intellectual Property Rights owned or purported to be owned by the Company Group have executed a valid, binding, written agreement with the Company Group pursuant to which such Person has assigned to the Company Group all of such Person’s right, title and interest in and to such Intellectual Property Rights or such Intellectual Property Rights are owned by the Company Group by operation of law, and no such Person has retained any right, title, license or interest with respect thereto, other than (i) any rights retained under the terms of any applicable Open Source Software license, and (ii) any moral rights or similar non-assignable statutory rights that survive as a matter of applicable Law.

(f) The Company’s conduct of its business as presently conducted has not in the past five (5) years and does not infringe, misappropriate or violate the Intellectual Property Rights of any Person. There have been no claims or proceedings pending or, to the Knowledge of the Company, threatened in the past two (2) years, and the Company has received no written notice of a third party claim or proceeding in the past five (5) years (i) alleging that the Company Group’s activities or its conduct of the business infringes, misappropriates or violates the Intellectual Property Rights of any Person or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property Rights owned by the Company.

(g) To the Knowledge of the Company, no third party is misappropriating, infringing, or violating any Intellectual Property Rights owned by the Company Group and no claims have been pending or, to the Knowledge of the Company, threatened against a third party by the Company Group in the past five (5) years.

(h) The Company Group has taken commercially reasonable measures to protect the confidentiality of its material trade secrets and other confidential and proprietary information, and, except pursuant to a written confidentiality, license or similar agreement, no such material trade secrets or confidential information have been disclosed by the Company Group to any third party.

(i) Except as set forth on Schedule 4.08(i), the Company Group does not own, license, lease or otherwise use any Software (whether in object code or source code form) in connection with the operation of its business as currently conducted, other than Off-the-Shelf Software.

(j) Except as set forth on Schedule 4.08(j), no Open Source Software is or has been incorporated into, combined or linked with, or distributed with, any proprietary Software owned or purported to be owned by the Company Group in a manner that requires, or purports to require, as a condition of the use, modification or distribution of such Software, that any such proprietary Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no or minimal charge. The Company Group has complied in all material respects with the terms and conditions of all licenses applicable to any Open Source Software used by the Company Group.

(k) The Company Group owns, leases or licenses IT Systems of a sufficient quantity and size to operate its business as currently conducted. The Company Group has taken commercially reasonable steps to provide for the backup and recovery of data and information, has commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, has taken commercially reasonable steps to implement such plans and procedures. The IT Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry), or other software routines or hardware components. In the past five (5) years there has been no failure, material substandard performance, or breach of any IT Systems that has caused any material disruption to the business of the Company Group or resulted in any material unauthorized disclosure of or access to any data owned, collected or controlled by the Company Group. The Company Group has taken reasonable technical, administrative, and physical measures to protect the integrity and security of the IT Systems and the data stored thereon from unauthorized use, access, or modification by third parties.

(l) Except as set forth on Schedule 4.08(l), (i) the Company Group has implemented, in all material respects, policies governing employee use of third-party generative AI Technologies, including with respect to the input of confidential, proprietary, or Personal Data into such systems; and (ii) the Company Group has not received any notice or claim, nor is there any pending or, to the Knowledge of the Company, threatened claim, alleging that the Company Group’s use of any AI Technologies violates the rights of any Person.

4.09 Privacy and Data Security.

(a) The IT Systems are, in all material respects, in good working order and condition and sufficient for the purposes for which they are intended to be used in such business. The Company Group has established and maintains appropriate information handling plans, procedures, and facilities designed to be consistent with customary industry practice and applicable Law and has established business continuity and disaster recovery procedures that are being tested and formalized in the Ordinary Course of Business. The Company Group has, to the extent required by applicable Law, implemented and maintains technical, physical, and administrative security controls that are designed to meet commercially reasonable standards for the industries in which the Company Group operates.

(b) The Company Group is, in all material respects, in compliance with all applicable Laws, contractual requirements by which the Company Group is bound, external-facing privacy policies and/or notices of the Company Group relating to privacy, data security, data protection, and the processing of Personal Data (collectively, “Data Privacy Requirements”). The Company Group has taken commercially reasonable steps to comply with all applicable Data Privacy Requirements, including the implementation and maintenance of reasonable technical, physical, organizational measures and policies designed to protect (i) integrity, confidentiality, physical, and electronic security and continuous operations of the IT Systems and (ii) the Personal Data and trade secrets stored on or processed by the IT Systems, including against unauthorized access, acquisition, use, modification, alteration or disclosure.

(c) In the last five (5) years, except as set forth in Schedule 4.09(c), there have been no failures, security breaches (including ransomware attacks), violations, outages, disruptions, other adverse events or incidents, or unauthorized uses of, or accesses to, the IT Systems; nor any unauthorized access to or use, loss, rendering unavailable, or acquisition of, Personal Data, or Company Data, or trade secrets stored thereon, including any that would require notification to individuals, law enforcement, or any Governmental Entity, or any remedial action under any applicable Data Privacy Requirements, in each case, except as would not reasonably be expected to be material to the Company Group. There have been no claims, complaints, warnings, written subpoenas, demands or enforcement notices or audit requests, in each case, material to the Company Group and from any Person or Governmental Entity, received by, nor any pending or expected litigation pending or threatened in writing against, the Company Group, alleging any actual or potential violation of any Data Privacy Requirements. Except as would not be expected to be material to the Company Group, the Company Group has contractually obligated any third parties that process, access, or store Personal Data or other Company Data to abide by terms that are compliant in all respects with Data Privacy Requirements. Neither the execution, delivery or performance of this Agreement nor the consummation of the Transactions will result in any material violations of Data Privacy Requirements.

4.10 Real Property Leases.

(a) The Company Group does not own, and has never owned, any real property and is not a party to any Contract for the acquisition of an ownership interest in real property. Schedule 4.10(a) sets forth a true, correct and complete list of all real property leased, subleased or licensed by or from the Company Group or otherwise used or occupied by the Company Group (the “Leased Real Property”). Schedule 4.10(a) sets forth a list of all leases, lease guaranties, subleases, Contracts for the leasing, use or occupancy of, or otherwise granting a right in or relating to, the Leased Real Property, including the name of the lessor, licensor, sublessor, master lessor and/or lessee the date of the lease, license, sublease or other occupancy right and all amendments, terminations and modifications thereof (the “Lease Agreements”).

(b) The Company has provided Purchaser with true, correct and complete copies of all Lease Agreements. All such Lease Agreements are valid and binding against the applicable member of the Company Group, and to the Knowledge of the Company, against the other parties thereto, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity, and are in full force and effect in all material respects, and the Company Group’s interest in the Leased Real Property thereunder is not subject to any Lien other than Permitted Liens. There are no material defaults by the Company Group under such Lease Agreements and no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a material default thereunder by the Company Group or, to the Knowledge of the Company, the other parties thereto. Neither the Company nor its Subsidiary has received any written (or, to the Knowledge of the Company, oral) notice of a default, alleged failure to perform or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. No security deposit or proceeds from any letter of credit have been applied with respect to a default under any Lease Agreement.

(c) The Leased Real Property is in good operating condition and repair, subject to ordinary wear and tear, and otherwise suitable for the conduct of the business of the Company Group and is free from material structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties. No member of the Company Group has made capital improvements to any Leased Real Property that it will be required to remove at a cost of more than $100,000 in causing any Leased Real Property to comply with the surrender conditions set forth in the applicable Lease Agreement.

(d) Neither the operation of the Company or its Subsidiary on the Leased Real Property nor such Leased Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions. The Company has not received any written notice of any pending or threatened condemnation of any Leased Real Property by any Governmental Entity nor, to the Company’s Knowledge, are there any public improvements or re-zoning measures proposed or in progress that would be substantially likely to result in special assessments against or otherwise adversely affect any of the Leased Real Property, in each case, that would reasonably be expected to, individually or in the aggregate, materially interfere with the business or operations of the Company as currently conducted.

4.11 Insurance. A list of all material insurance policies owned, held by or insuring the Company Group as of the date hereof is set forth on Schedule 4.11 and such policies are in full force and effect, all premiums with respect thereto that are due and payable as of the date of this Agreement have been paid on time, and no written notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. The Company Group is not in breach or default of any such policies in any material respect, has not taken any action that would reasonably be expected to render any such policies void or voidable, and has complied in all material respects with all notice and other requirements under such policies necessary to preserve its rights thereunder. Except as set forth on Schedule 4.11, in the three years preceding the date of this Agreement, the Company Group has not been refused any insurance with respect to its assets or operations. As of the date hereof, there is no material claim outstanding under any of the insurance policies and none of the members of the Company Group has received a written notice of cancellation, termination or refusal to renew with respect to such policies.

4.12 Employment Matters.

(a) The Seller has provided the Purchaser with a list that is true, correct, and complete in all material respects as of the date hereof of the following information in respect of each current Employee (other than if such information is prohibited to be disclosed under applicable Laws): (i) name or other identifier, (ii) title or position, (iii) date of hire, (iv) location of employment (including state and country), (v) whether such employee is full-time or part-time, (vi) whether such employee is classified by the applicable member of the Company Group as exempt or non-exempt from applicable overtime Laws, (vii) current annual base salary, hourly wage or compensation rate (as applicable), (viii) current rate of commission, bonus or other incentive-based compensation (as applicable), (ix) employing entity, and (x) whether such Employee is on a leave of absence (paid or unpaid), and the anticipated return date (if known).

(b) The Seller has provided the Purchaser with a list that is true, correct and complete in all material respects as of the date hereof of the following information in respect of each individual person who provides material services to the Company Group as an independent contractor or consultant (i) name or other identifier, (ii) date of engagement, (iii) type of services provided, (iv) the location of engagement, and (v) current rate of all regular fees, bonus, or any other compensation terms. All individual independent contractors and individual consultants to the Company Group can be terminated upon no more than thirty-one (31) days’ prior notice without liability to the Company Group.

(c) Neither the Company nor its Subsidiary is party to, or bound by, any collective bargaining or other agreement with a labor union representing any of its employees. There has not in the past three (3) years been any material (i) actual or, to the Knowledge of the Company, any threatened, strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor dispute affecting the Company Group, (ii) proceeding asserting that the Company Group has committed an unfair labor practice, (iii) proceeding by which any individual or entity seeks or sought to compel the Company Group to bargain with or recognize any labor union or labor organization as the exclusive bargaining representative of any employee of the Company Group, or (iv) union organizing campaign involving any employee of the Company Group.

(d) Each member of the Company Group is in compliance in all material respects with all applicable Laws pertaining to labor, employment and employment practices, has in the past three (3) years withheld and reported in all material respects all amounts required by Law or by Contract to be withheld and reported with respect to wages, salaries and other payments to Employees, and is not liable for any material arrears of wages, severance pay or any Taxes or any material penalty for failure to comply with any of the foregoing. Without limiting the generality of the foregoing, (i) all current Employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified, and (ii) to the extent any individual independent contractors or individual consultants are currently used or engaged by the Company Group, each member of the Company Group has properly treated such individual in accordance with applicable Laws and for purposes of all employee benefit plans and perquisites. Other than as set forth on Schedule 4.12(d), there are no material actions, suits, claims, investigations or other legal proceedings against the Company Group pending, or to the Knowledge of the Company, threatened to be brought or filed, by or with any Governmental Entity or under any private dispute resolution procedure in connection with the employment or termination of employment of any current or former employee of the Company Group, including, without limitation, any such claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.

(e) The Company Group has taken all steps required by Law to verify employment authorization and eligibility of all current Employees, including obtaining any required I-9 Employment Verification Forms. There is no pending audit of the Company Group’s I-9 Employment Verification Forms, and the Company Group has not been advised by any Governmental Entity of an intention to audit the Company Group’s I-9 Employment Verification Forms or other practices regarding determining working eligibility of potential employees.

(f) In the last three (3) years, (i) no pending (or to the Knowledge of the Company, threatened) material allegations of sexual or other unlawful harassment or discrimination have been made against any director of the Company or any Employee at a level of Vice President or above and (ii) neither the Company nor its Subsidiary has entered into any settlement agreements with respect to allegations or claims of sexual or other unlawful harassment or discrimination against any Employee.

(g) The Company Group has not, in the preceding three (3) years, effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (“WARN”) or any similar applicable Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company Group, or (ii) a “mass layoff” or collective dismissal (each as defined in WARN, or any similar applicable Law) affecting any site of employment or facility of the Company Group.

4.13 Employee Benefit Plans.

(a) Schedule 4.13 contains a list, as of the date hereof, of each material “employee benefit plan,” as defined in section 3(3) of ERISA, whether or not such plan is subject to any of the provisions of ERISA, and each other material employment, individual consulting, or other individual service provider, bonus, severance, salary continuation, termination, change in control, retention, equity or equity-based, phantom equity, incentive or deferred compensation, medical, death, disability, vacation, paid time off or fringe benefit or other material employee benefit or compensation program or similar plan, policy, program, agreement or arrangement (whether in writing or oral), which covers any Employee or beneficiary of any Employee, in each case maintained, sponsored or contributed to, or required to be maintained, sponsored or contributed to, by the Company Group or under which the Company Group otherwise has any liability (actual or contingent), other than a “multiemployer plan,” as defined in Section 3(37) of ERISA (any such plan being herein referred to as an “Employee Plan”). None of the Employee Plans is (i) a “pension plan,” as defined in Section 3(2) of ERISA, subject to Title IV of ERISA, (ii) a “multiemployer plan,” as defined in Section 3(37) of ERISA, (iii) a “multiple employer plan,” within the meaning of Section 210 of ERISA or Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement,” as defined in Section 3(40)(A) of ERISA, and neither the Company Group nor any ERISA Affiliate has maintained, contributed to or sponsored, or been required to maintain, make contributions to or sponsor, or has any liability (actual or contingent) with respect to any such plan or arrangement set forth in subsections (i) through (iv), in each case within the past six (6) years. Each of the Employee Plans that is intended to be qualified under

Section 401(a) of the Code and each trust that is intended to qualify under Section 501(a) of the Code is maintained pursuant to a prototype, master or volume submitter document approved by the Internal Revenue Service, for which a separate determination letter is not required, or has received or has timely filed for a favorable determination letter from the Internal Revenue Service regarding such qualified status, and there are no facts which would reasonably be expected to result in the tax disqualification of any such Employee Plan.

(b) With respect to each Employee Plan, the Company has provided or made available to the Purchaser or its representatives prior to the date hereof true, correct and complete copies, as applicable, of (i) all current plan documents, or in the case of an unwritten Employee Plan, a written description thereof, (ii) all funding documents in respect of any Employee Plan which is required to be funded, including trust agreements, insurance contracts and custodial agreements, (iii) if applicable, the three most recent annual reports (Form 5500 series), (iv) the three most recent financial statements, (v) the most recent favorable determination letter (or opinion letter in the case of a preapproved plan) from the Internal Revenue Service with respect to each Employee Plan intended to qualify under Section 401(a) of the Code, and (vi) all current summary plan descriptions, each summary of material modification, annual reports, and summary annual reports.

(c) The Company Group has administered, established, and funded each Employee Plan in compliance in all material respects with its terms and with the requirements of all Laws applicable to each such Employee Plan. All payments, benefits, contributions and premiums related to each Employee Plan have been timely paid or made or properly accrued in accordance with the terms of the Employee Plan and all applicable Law, except as would not reasonably be expected to result in material liability to any member of the Company Group. No Employee Plan is or has been within the past six (6) years the subject of corrections process pursuant to a voluntary compliance program maintained by the Internal Revenue Service or the U.S. Department of Labor.

(d) To the Knowledge of the Company, there have been no non-exempt prohibited transactions or material breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Employee Plans subject thereto that would reasonably be expected to result in any material liability or material excise tax under ERISA or the Code being imposed on the Company Group.

(e) Except as required under Section 4980B of the Code or other applicable Law, no Employee Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).

(f) With respect to each Employee Plan that is subject to Section 4980B of the Code, the Company Group has complied in all material respects with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

(g) No Employee Plan is or during the past six (6) years has been funded through a “welfare benefit fund” as defined in Section 419(e) of the Code, and no benefits under any Employee Plan are or during the past six (6) years have been provided through a voluntary employees’ beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

(h) There are no pending or, to the Knowledge of the Company, threatened actions, suits, proceedings, assessments, complaints, audits or investigations by or on behalf of any Employee Plan, any employee or beneficiary covered under any Employee Plan or any Governmental Entity involving any Employee Plan, or otherwise involving any Employee Plan (other than routine claims for benefits).

(i) Except as set forth on Schedule 4.13(i), neither the Company nor its Subsidiary maintains, sponsors, participates in or contributes to any self-insured or self-funded welfare plan that provides benefits to Employees (including any such plan pursuant to which a stop-loss policy or contract applies).

(j) Except as set forth on Schedule 4.13(j), the Company Group has not agreed or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of the Company Group other than the Employee Plans, or to make any amendments to any of the Employee Plans.

(k) The Company Group has reserved all rights necessary to amend or terminate each of the Employee Plans without the consent of any other Person.

(l) Except as set forth on Schedule 4.13(l), neither the execution and delivery of this Agreement nor the consummation of the Transactions (whether alone or in connection with any other event) will result in (i) any payment becoming due from any of the Employee Plans or the Company Group to any Employee, (ii) the payment, vesting, acceleration or increase of any benefit payable under any Employee Plan to any Employee, or (iii) the payment of any amount that may reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No Employee is entitled to receive any gross-up or additional payment in connection with any Tax, including any Tax required by Section 409A or Section 4999 of the Code.

(m) Each Employee Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply with, and has been operated in compliance with, and the Company Group has complied in practice and operation with all applicable requirements of Section 409A of the Code.

(n) With respect to any Employee Plan for the benefit of Employees or dependents thereof who perform services or who are employed outside of the United States (a “Non-US Plan”): (i) if required to have been approved by any non-U.S. Governmental Entity (or permitted to have been approved to obtain any beneficial tax or other status), such Non-US Plan has been so approved or timely submitted for approval; no such approval has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor that is reasonably likely to affect any such approval or increase the costs relating thereto; (ii) if intended to be funded and/or book reserved, such Non-US Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions; (iii) no material liability exists or reasonably could be imposed upon the assets of the Company Group by reason of such Non-US Plan or any Employee Plan outside of the United States; (iv) no Employee who is domiciled outside of the United States (or any of their dependents) is entitled to any pension, superannuation, retirement (including on early retirement) or death benefits (including in the form of a lump sum) (together, “Pension Benefits”) that become payable before their normal retirement age as stated in their contract of employment or such Employee Plan itself; (v) apart from any general indemnity in favor of the trustees given by the Company Group under the governing documents of such Non-US Plan, neither the Company nor its Subsidiary has given any indemnity, undertaking or guarantee in respect of such Non-US Plan; (vi) the financial statements of such Non-US Plan accurately reflect such Non-US Plan’s liabilities and accruals for contributions required to be paid to such Non-US Plan, in accordance with applicable generally accepted accounting principles consistently applied; and (vii) the assets of each Non-US Plan that provided Pension Benefits are sufficient to satisfy its respective liabilities (current and contingent) as at the date of this Agreement.

4.14 Contracts.

(a) Schedule 4.14(a) sets forth a true, correct and complete list of the following Contracts (other than purchase orders or similar arrangements entered into pursuant to a Material Contract or in the Ordinary Course of Business, Employee Plans and Lease Agreements) to which a member of the Company Group is a party or by which it or its properties or assets is bound, in each case, as of the date of this Agreement (all Contracts of the type required to be included in Schedule 4.14(a), including any such Contracts that are entered into after the date of this Agreement and any purchase orders or similar arrangements entered into pursuant to a Material Contract, collectively, the “Material Contracts”):

(i) any indenture, mortgage, note, installment obligation, Contract or other instrument relating to the borrowing of money by the Company Group or the guaranty of any obligation for the borrowing of money by the Company Group;

(ii) any Contract placing a Lien (except for Permitted Liens) on any material portion of the assets of the Company Group;

(iii) any Contract for the lease of personal property by the Company Group involving the receipt or payment by the Company Group on or after the date hereof of more than $5,000,000 annually;

(iv) any Contract which involves the receipt of more than $25,000,000 annually or payment by the Company Group of more than $20,000,000 annually (taking into account receipts or payments pursuant to any purchase orders or similar arrangements entered into in connection with such Contract);

(v) any joint venture, strategic alliance, exclusive distribution, partnership or similar Contract involving a sharing of profits or expenses or payments based on revenues, profits or assets under management of the Company Group;

(vi) any Contract relating to the acquisition or disposition by the Company Group (by merger, purchase of equity or assets, license, otherwise or any combination of the foregoing) of any Person or any assets constituting an operating business or line of business (A) for cash consideration in excess of $5,000,000 or (B) that provides any payment by the Company Group of any outstanding earnout or deferred purchase price payment obligation that has not been paid in full;

(vii) any Contract with any Employee that provides that employment cannot be terminated with less than thirty (30) days’ prior notice, or that provides for severance, retention bonus, change in control, or other similar payments or benefits;

(viii) any collective bargaining agreement or Contract with any labor organization, union or similar association to which the Company or its Subsidiary is a party;

(ix) any Contract with any professional employer organization, employer of record, co-employer, or other similar vendor or provider;

(x) any Contract that contains a put, call, right of first refusal, right of first offer, or similar right or obligation pursuant to which the Company would be required to, directly or indirectly, purchase or sell, as applicable, any equity interests or assets, properties or businesses of any Person;

(xi) any Contract with any customer that contains pricing, discounts or benefits that change based on the pricing, discounts or benefits offered to other customers, including Contracts containing a “most favored nation” provision;

(xii) any Contract which restricts the ability of any member of the Company Group to compete or conduct business in any territory or otherwise restricts the operations of the business of any member of the Company Group anywhere in the world (excluding Contracts containing customary confidentiality, non-solicitation and no-hire provisions entered into in the Ordinary Course of Business);

(xiii) any Contract containing any future capital expenditure obligations of the Company in excess of $1,000,000 for any one expense or group of related expenses;

(xiv) any Contract with a Top Customer or Top Supplier;

(xv) any Contract pursuant to which a member of the Company Group is obligated to indemnify another Person (other than customary indemnification provisions in commercial Contracts executed in the Ordinary Course of Business);

(xvi) any Contract requiring the purchase of all or substantially all of any member of the Company Group’s requirements of a particular product from a supplier, or otherwise containing “take or pay” or minimum purchase requirements; and

(xvii) any Contract between or among a member of the Company Group, on the one hand, and the Seller or any of its Affiliates (other than the Company Group), on the other hand (each such Contract, a “Related Party Agreement”).

(b) The Purchaser has been provided with a true and complete copy of each Material Contract as of the date hereof. There is not, under any Material Contract, any default or event which, with notice or lapse of time, or both, would constitute a material default on the part of the Company Group or, to the Company’s Knowledge, any other party thereto, and, assuming due authorization and execution by the other parties thereto, all Material Contracts are in full force and effect in all material respects, constitute the legal and binding obligations of the respective parties thereto, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity, and have not been modified or amended in any material respect, except as set forth on Schedule 4.14(a). No party to a Material Contract has exercised any termination rights with respect thereto or provided or received written notice of any intention to terminate any such Material Contract or is involved in any material dispute with respect to such Material Contract.

(c) (i) No member of the Seller Group has any liability under or relating to the Charge Parent Merger Agreement, (ii) all consideration, escrow and revenue-based amounts payable thereunder have been finally determined, paid or released in full, (iii) all survival periods thereunder have expired, (iv) no indemnification, appraisal or other claim thereunder is pending, threatened or has ever been asserted by or against any member of the Seller Group and (v) no obligation of any member of the Seller Group thereunder remains executory.

4.15 Taxes. Except as set forth on Schedule 4.15,

(a) All material Tax Returns required to be filed by or on behalf of the Company or its Subsidiary (taking into account any applicable extensions) have been filed and all such Tax Returns are correct and complete in all material respects.

(b) All material Taxes which have become due and payable by the Company or its Subsidiary have been timely paid (whether or not shown on a Tax Return and taking into account any applicable extensions).

(c) All material Tax information reporting and withholding requirements imposed on the Company or its Subsidiary have been satisfied in all material respects.

(d) Neither the Tax Returns of the Company nor those of its Subsidiaries are currently, or have been during the preceding three (3) years, the subject of any material Tax audit, dispute or administrative or legal proceeding or appeal with any Taxing Authority. No material examination, investigation or audit by any Taxing Authority is pending or has been announced or threatened in writing with respect to any material Taxes of the Company or its Subsidiary and neither the Company nor its Subsidiary has been notified in writing of any request for such a material examination, investigation, audit or similar inquiry. No material adjustment relating to any Tax Return filed by the Company or its Subsidiary has been proposed in writing by any Taxing Authority.

(e) There is not in force any waiver or agreement for any extension of time for the assessment or payment of any material Taxes of the Company or its Subsidiary.

(f) There are no Liens on the assets of the Company or its Subsidiary relating to or attributable to any material amount of Taxes other than Permitted Liens.

(g) Neither the Company nor its Subsidiary (i) is currently a party to or bound by any material Tax allocation, sharing or indemnity agreements or arrangements (excluding any commercial Contracts that are not primarily related to Taxes), (ii) has any material liability for the Taxes of any Person (other than a member of the Company Group) as a result of its inclusion in an affiliated, consolidated, combined, unitary or similar group for Tax purposes, as a transferee or successor, by Contract or by operation of applicable Law (including any arrangement for group or consortium relief or similar arrangement or any liability as a result of the provisions of Treasury Regulations Section 1.1502-6 or the analogous provisions of any U.S. state or local or non-U.S. law), or (iii) is currently a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

(h) For U.S. federal income tax purposes, each of the Company and EPC Power Oy (Finland) is classified as an association taxable as a corporation.

(i) No power of attorney with respect to Taxes that is currently in force has been granted by either the Company or its Subsidiary.

(j) No written claim has been made in the preceding three (3) years by a Taxing Authority in a jurisdiction where the Company or its Subsidiary does not file material Tax Returns that the Company or its Subsidiary (as applicable) is subject to Tax or required to file Tax Returns in such jurisdiction. Neither the Company nor its Subsidiary has a “permanent establishment” (as defined in any applicable Tax treaty or convention) or a “fixed place of business” under applicable Law or otherwise is subject to any material Tax or material Tax reporting in any country other than its country of incorporation.

(k) Neither the Company nor its Subsidiary is required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) closing or settlement agreement with a Taxing Authority executed prior to Closing; (ii) intercompany transactions or any excess loss account, to the extent described in and applicable under applicable Tax Laws in connection with a transaction consummated prior to Closing; (iii) installment sale or open transaction disposition made prior to Closing; (iv) change in the method of accounting made prior to Closing; or (v) any use of an improper method of accounting for a Pre-Closing Tax Period.

(l) Neither the Company nor its Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock that was purported or intended to qualify in whole or in part for tax-free treatment under Sections 355 and 361 of the Code.

(m) No closing agreements, rulings or other agreements or arrangements relating to material Taxes have been entered into or issued by any Taxing Authority with or in respect of the Company or its Subsidiary, including any agreements or arrangements that require the Company or its Subsidiary to take any action or to refrain from taking any action relating to material Tax matters.

(n) Neither the Company nor its Subsidiary is or has been a party to any “listed transaction” within the meaning of Treasury Regulation §1.6011-4(b)(2) or any similar provision of state, local or non-U.S. Law.

(o) All Advanced Manufacturing Production Credits (as defined in the Code) claimed under Section 45X of the Code (each, a “Section 45X Credit”) by the Company Group were properly determined, computed, and claimed in accordance with Section 45X of the Code, applicable Treasury Regulations, IRS guidance and all other applicable Law.

(p) The inverters the Company Group has determined to be eligible components for purposes of Section 45X of the Code are suitable for converting direct current (DC) electricity from one or more solar modules into alternating current (AC) electricity, as required by Section 45X of the Code, applicable Treasury Regulations, IRS guidance and all other applicable Law.

(q) The amount of each Section 45X Credit sold, transferred or otherwise reported by the Company Group was accurately calculated in accordance with Section 45X of the Code.

(r) All products of the Company Group giving rise to Section 45X Credits constituted eligible components within the meaning of Section 45X(c) and were manufactured, produced and sold in accordance with the requirements of Section 45X of the Code.

(s) Each sale of the Company Group giving rise to a Section 45X Credit constituted a qualifying sale to an unrelated person or otherwise satisfied the requirements of Section 45X of the Code and applicable guidance.

(t) No Section 45X Credit claimed by the Company Group has also been claimed as a credit, deduction, grant, refund or other tax benefit in a manner that would result in duplication or disallowance under applicable Tax Law.

(u) Each transfer election made by the Company Group under Section 6418 of the Code relating to any Section 45X Credit was validly made and complied in all respects with Section 6418 of the Code, applicable Treasury Regulations, IRS guidance and all filing requirements.

(v) All registration numbers required in connection with the transfer of any Section 45X Credit by the Company Group were properly obtained and reported, and no registration number has been revoked, challenged, suspended or otherwise called into question by the Internal Revenue Service.

(w) To the Company’s Knowledge, there is no fact, circumstance, omission or error that would reasonably be expected to result in the recapture, reduction, disallowance, clawback, or adjustment of any Section 45X Credit generated or transferred by the Company Group.

(x) There have been no indemnity claims made, or threatened, against any member of the Company Group (by any purchaser, broker, arranger, insurer, financing party or otherwise) with respect to any Section 45X Credit.

4.16 Compliance with Law. Except as listed on Schedule 4.16, the Company Group is, and during the past three (3) years has been, in compliance in all material respects with (i) all applicable Laws to which it is subject and (ii) all Permits necessary for the conduct of the Company Group’s business as currently conducted. Except as listed in Schedule 4.16, the Company Group has not received written notice in the past three (3) years of any alleged, material default under, or any violation or non-conformity with any Law. The Company Group holds all Permits which are required under applicable Law or otherwise for the operation of the business of the Company Group as currently conducted and all such Permits are in full force and effect and no suspension, revocation, cancellation or adverse modification of any of them has been threatened in each case, except as would not reasonably be expected, individually or in the aggregate, to be material to the Company Group, taken as a whole. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such Permit in each case, except as would not reasonably be expected, individually or in the aggregate, to be material to the Company Group, taken as a whole.

4.17 Affiliate Transactions. Except as set forth on Schedule 4.17, neither the Seller nor any Affiliate of the Seller (other than any member of the Company Group) nor any present or former director of the Company Group, (a) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company Group or (b) is party to any Contract or transaction with any member of the Company Group, other than (i) the Organizational Documents of the Company or its Subsidiary and (ii) any employment, indemnification or compensation-related Contract, including any Contract relating to incentive equity.

4.18 Environmental Matters. Except as would not be material to the Company Group, taken as a whole:

(a) Each member of the Company Group is, and for the past three (3) years has been, in compliance with all Environmental Laws applicable to the business, including any environmental Permits required thereunder.

(b) No member of the Company Group has received written notice from any Governmental Entity or Person alleging any violation of, or liability under, applicable Environmental Laws.

(c) There are no suits, actions, claims, proceedings, or investigations pending, or to the Knowledge of the Company, threatened in writing, under Environmental Laws.

(d) There has been no Release of any Hazardous Substances at any real property currently or, to the Knowledge of the Company, formerly owned or leased in connection with the business of the Company Group in a manner, quantity or concentration that would reasonably be expected to result in liability under applicable Environmental Laws.

(e) The Company has delivered or otherwise made available to the Purchaser true and complete copies of all material environmental studies, assessments, and investigations in its possession or reasonable control relating to properties currently or formerly owned or leased by the Company Group, and relating to the Company Group’s compliance with or liability under Environmental Laws.

Notwithstanding any other provision of this Agreement, the representations and warranties in this Section 4.18 are the only representations and warranties of the Company Group with respect to Environmental Laws or Hazardous Substances.

4.19 Sanctions and Ex-Im Laws. None of the Company or its Subsidiary, nor to the Knowledge of the Company, any of their respective officers, directors, agents, employees, Affiliates or third party representatives acting on behalf of the Company or its Subsidiary, is currently, or has been for the past five (5) years (or since April 24, 2019 with respect to Sanctions): (a) a Sanctioned Person; (b) engaging in any unlawful dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country in each case in violation of applicable Sanctions; or (c) otherwise in violation of any applicable Sanctions or Ex-Im Laws.

4.20 Anti-Corruption. During the past five (5) years, none of the Company or its Subsidiary, nor any of their respective officers, directors, or employees, or, to the Company’s knowledge (as defined in the FCPA), any of their respective agents or representatives, has, directly or indirectly, (a) made, given, provided, offered, authorized, or promised to make, give, provide, offer, or authorize the payment of any money, commission, reward, gift, hospitality, entertainment, inducement (including any facilitation payments), or anything else of value to or for the benefit of any Government Official, any Person acting for or on behalf of any Government Official, or any other Person, in each case in violation of any applicable Anti-Corruption Laws, or (b) taken any other action that has resulted in or would result in a violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws. The Company Group maintains policies and procedures reasonably designed to promote compliance, in all material respects, with applicable Anti-Corruption Laws.

4.21 Brokers. Except for Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, no broker, finder, investment banker, financial adviser or other Person is entitled to any brokerage, finder’s, investment banker’s or other similar fee or commission in connection with the Transactions based upon any arrangements made by or on behalf of the Company Group.

4.22 Customers and Suppliers.

(a) Schedule 4.22(a) sets forth a true, correct and complete list of each of the ten (10) largest customers of the Company Group (based on the dollar volume of revenue from such customers as set forth thereon), in each case, for the 12-month period ended August 24, 2026 (the “Top Customers”). No Top Customer has delivered written notice (or, to the Knowledge of the Company, any oral notice) to any member of the Company Group that such Top Customer intends to terminate its relationship with, or materially and adversely change its terms of business with, any member of the Company Group.

(b) Schedule 4.22(b) sets forth a true, correct and complete list of each of the ten (10) largest suppliers of the Company Group (based on the dollar volume of consideration paid to such suppliers as set forth thereon), in each case, for the 12-month period ended August 24, 2026 (the “Top Suppliers”). No Top Supplier has delivered any written notice (or, to the Knowledge of the Company, any oral notice) to any member of the Company Group that such Top Supplier intends to terminate its relationship with, or materially and adversely change its terms of business with, any member of the Company Group.

4.23 Products, Services and Warranties. All products designed, manufactured, sold, leased, licensed, or delivered, and all services provided, by any member of the Company Group in the last three (3) years have complied in all material respects with all applicable express warranties, Laws and Permits. No product designed, manufactured, sold, leased, licensed, or delivered, and no service provided, by any member of the Company Group is or was defective, unsafe or subject to a recall, or has caused any injury or damage to property except, in each case as would not reasonably be expected, individually or in the aggregate, to be material to the Company Group, taken as a whole. There have been no product recalls issued by or on behalf of the Company Group with respect to any products or services thereof in the last three (3) years.

4.24 Disclaimer. Notwithstanding anything to the contrary in this Agreement, the Seller makes no representation or warranty in any provision of this Agreement, the Disclosure Schedules or otherwise, other than those representations and warranties expressly set forth in this Article IV and in Article V (subject to the limitations in this Section 4.24) and in the certificate delivered pursuant to Section 2.02(c). Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4.24 shall limit any claim or cause of action (or recovery in connection therewith) with respect to Fraud.

FURTHER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS Article IV (AS MODIFIED BY THE DISCLOSURE SCHEDULES) AND THE CERTIFICATE REQUIRED TO BE DELIVERED PURSUANT TO SECTION 2.02(c), THE COMPANY EXPRESSLY DISCLAIMS, ON ITS BEHALF AND ON BEHALF OF ITS RESPECTIVE AFFILIATES AND REPRESENTATIVES, (I) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH PERSONS OR THE TRANSACTIONS, INCLUDING WITH RESPECT TO (A) THE DISTRIBUTION OF OR RELIANCE ON ANY INFORMATION, DISCLOSURE OR DOCUMENT OR OTHER MATERIAL MADE AVAILABLE TO THE PURCHASER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN ANY DATA ROOM, MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS, OR OTHERWISE RELATING IN ANY WAY TO THE BUSINESS OF THE COMPANY GROUP, THE COMPANY GROUP’S ASSETS OR THE COMPANY COMMON STOCK, (B) ANY ESTIMATES OF THE VALUE OF THE BUSINESS OF THE COMPANY GROUP, THE COMPANY GROUP’S ASSETS OR THE COMPANY COMMON STOCK, (C) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, MARKETABILITY, PROSPECTS (FINANCIAL OR OTHERWISE) OR RISKS AND OTHER INCIDENTS OF THE BUSINESS OF THE COMPANY GROUP, THE COMPANY GROUP’S ASSETS OR THE COMPANY COMMON STOCK AND (D) ANY OTHER DUE DILIGENCE INFORMATION, (II) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES AND (III) ALL LIABILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE AVAILABLE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO THE

PURCHASER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO THE PURCHASER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES). THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PURCHASER SHALL BE DEEMED TO BE ACQUIRING THE COMPANY GROUP’S ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS,” “WHERE IS” AND “WITH ALL FAULTS.” NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE STATEMENTS AND DISCLAIMERS IN THIS SECTION 4.24 SHALL EXPRESSLY SURVIVE THE CLOSING.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser that the statements in this Article V are true as of the date of this Agreement (except for representations and warranties that are made as of a specific date, which are made only as of such date), except as set forth in the Disclosure Schedules.

5.01 Ownership of the Company Common Stock. The Seller is the owner, beneficially and of record, of all of the Company Common Stock, free and clear of all Liens (other than restrictions relating to the transferability of securities under applicable Securities Laws). The delivery to the Purchaser of the shares of Company Common Stock pursuant to this Agreement will transfer to the Purchaser all right, title and interest in and to all of the issued and outstanding Company Common Stock, free and clear of all Liens (other than restrictions relating to the transferability of securities under applicable Securities Laws).

5.02 Organization and Power. The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Seller is not required to be qualified or licensed to do business as a foreign company in any other jurisdiction in which it owns, leases or operates property or otherwise conducts business except where it is qualified or where the failure to be qualified or licensed would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the Seller’s performance under this Agreement or the other Transaction Documents or the consummation of the Transactions.

5.03 Seller Profits Interests. Seller is, and has been since inception, classified as a partnership for U.S. federal income tax purposes. Each grant of Seller Profits Interests was made in accordance with all applicable Laws, had an applicable threshold amount not less than the liquidation value of the Seller as of the applicable grant date (as reasonably determined by the board of managers of the Seller), and was structured and intended to qualify as a ‘profits interest’ within the meaning of IRS Revenue Procedure 93-27 and IRS Revenue Procedure 2001-43. Neither the Seller nor any member of the Company Group has claimed any compensation or other Tax deduction in connection with the grant, vesting, or holding of any Seller Profits Interest, and neither the Seller nor any member of the Company Group has taken any Tax position inconsistent with treating such Seller Profits Interests as profits interests under IRS Revenue Procedure 93-27 and IRS Revenue Procedure 2001-43.

5.04 Authorization; No Breach.

(a) The execution, delivery and performance of this Agreement by the Seller and the consummation of the Transactions have been duly and validly authorized by all requisite action of the Seller, and no other action on its part is necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Seller and (assuming due authorization, execution and delivery by each other party hereto) constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity.

(b) Except for compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws, the execution, delivery and performance of this Agreement by the Seller does not and the consummation of the Transactions will not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any Lien upon any assets of the Seller under, or require any authorization, consent, approval, exemption or other action by or notice to any court or Governmental Entity or other Person under, (i) the provisions of Seller’s Organizational Documents, or (ii) any applicable Law, indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Seller is bound, or to which any of its properties or assets are subject, in the case of clause (ii), except as would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the ability of the Seller to consummate the Transactions.

5.05 Litigation. As of the date of this Agreement, there are no actions, suits, proceedings, writs, orders, judgments, decrees or investigations, in each case in writing, by or before any arbitrator or Governmental Entity pending or, to the Knowledge of the Seller, threatened, against Seller or any of its Affiliates that challenges or seeks to prevent, enjoin or otherwise materially delay the consummation of the Transactions or which would materially and adversely affect the performance of the Seller under this Agreement or the consummation of the Transactions.

5.06 Brokers. Except for Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, no broker, finder, investment banker, financial adviser or other Person is entitled to any brokerage, finder’s, investment banker’s or other similar fee or commission in connection with the Transactions based upon any arrangements made by or on behalf of the Seller.

5.07 No Other Representations. Notwithstanding anything to the contrary in this Agreement, the Seller makes no representation or warranty in any provision of this Agreement, the Disclosure Schedules or otherwise with respect to the Seller, other than those representations and warranties expressly set forth in Article IV and this Article V and in the certificate delivered pursuant to Section 2.02(c). Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.07 shall limit any claim or cause of action (or recovery in connection therewith) with respect to Fraud.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller and the Company that:

6.01 Organization and Corporate Power. The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder. Flex is a company, duly organized and validly existing and in good standing under the laws of Singapore, with full power and authority to enter into this Agreement and perform its obligations hereunder.

6.02 Authorization. The execution, delivery and performance of this Agreement by the Purchaser and Flex and the consummation of the Transactions have been duly and validly authorized by all requisite entity action, and no other action on its part is necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Purchaser and Flex and assuming that this Agreement has been duly executed by and is a valid and binding obligation of each other party hereto, this Agreement constitutes a valid and binding obligation of the Purchaser and Flex, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

6.03 No Violation. Neither the Purchaser nor Flex is subject to or obligated under its Organizational Documents, any applicable Law, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by the Purchaser’s or Flex’s (as applicable) execution, delivery or performance of this Agreement or the consummation of the Transactions, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the Purchaser’s or Flex’s (as applicable) performance under this Agreement or the other Transaction Documents or the consummation of the Transactions. Neither the Purchaser nor Flex is required to be qualified or licensed to do business as a foreign company in any other jurisdiction in which it owns, leases or operates property or otherwise conducts business, except where it is qualified or where the failure to be qualified or licensed would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the Purchaser’s or Flex’s (as applicable) performance under this Agreement or the other Transaction Documents or the consummation of the Transactions.

6.04 Governmental and Other Consents. Except for the applicable requirements of the HSR Act or as set forth on Schedule 6.04, the Purchaser is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Transactions. Except as set forth on Schedule 6.04, no consent, approval or authorization of any Governmental Entity or any other party or Person is required to be obtained by the Purchaser or Flex in connection with its execution, delivery and performance of this Agreement or the consummation of the Transactions, except any such consents, approvals or authorization, the failure of which to obtain would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the Purchaser’s or Flex’s (as applicable) performance under this Agreement or the other Transaction Documents or the consummation of the Transactions.

6.05 Litigation. There are no suits or proceedings pending or, to the Purchaser’s knowledge, threatened in writing against the Purchaser at law or in equity, or before or by any Governmental Entity, which would materially and adversely affect the Purchaser’s performance under this Agreement or the consummation of the Transactions.

6.06 Investment Representation. The Purchaser is acquiring the Company Common Stock for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any Securities Laws. The Purchaser is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act. The Purchaser acknowledges that it is informed as to the risks of the Transactions and of ownership of the Company Common Stock. The Purchaser acknowledges that the Company Common Stock has not been registered under the Securities Act or any other Securities Laws and that the Company Common Stock may not be sold, transferred, assigned, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act, or the Company Common Stock is registered under any other Securities Laws or sold pursuant to an exemption from registration under the Securities Act and any other applicable Securities Laws.

6.07 Financing.

(a) As of the date hereof, the Purchaser has delivered to the Seller true, correct and complete copies, including all exhibits, schedules or annexes thereto, of the fully executed (i) debt commitment letter, dated as of the date of this Agreement, by and among Flex (with company registration number 199002645H) and the Debt Financing Sources party thereto (including all exhibits, annexes and schedules thereto, and as the same may be amended, restated, supplemented, replaced or otherwise modified in accordance with Section 8.07(b), and the Debt Fee Letters referred to below, collectively, the “Debt Commitment Letter”), pursuant to which the Debt Financing Sources have committed, on the terms and subject solely to the conditions set forth therein, to provide the amount of debt financing set forth therein to the Purchaser and/or an Affiliate thereof, the proceeds of which shall be used to fund the Transactions (the “Debt Financing”) and (ii) the fee letters referred to in the Debt Commitment Letter (collectively, the “Debt Fee Letters”), subject to redaction solely of fee amounts, “flex” provisions and any other economic terms that are customarily redacted in connection with transactions similar to the Transactions, in each case, solely to the extent such redactions do not redact any term or provision that would reasonably be expected to adversely affect the availability, enforceability, termination and/or conditionality of, or the aggregate principal amount committed to be funded by the Debt Financing Sources of, the Debt Financing on the Closing Date.

(b) Other than as explicitly set forth in the Debt Commitment Letter, there are no conditions precedent relating to the obligations of the Debt Financing Sources to provide the full amount of the Debt Financing contemplated by the Debt Commitment Letter, or any contingencies that would permit the Debt Financing Sources to reduce the principal amount of the Debt Financing. The Purchaser does not have any reason to believe that (i) it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in the Debt Commitment Letter on or prior to the Closing Date or (ii) the full amount of the Debt Financing to be provided under the Debt Commitment Letter would not be available to Flex substantially simultaneously with the consummation of the Transactions contemplated hereby. Except as expressly contemplated in the Debt Commitment Letter, there are no side letters or other written agreements, contracts or arrangements of any kind to which the Purchaser is a party relating to the Debt Commitment Letter or the Debt Financing contemplated thereby (including as to the amounts, timing, availability or conditions of the funding of the Debt Financing) other than the Debt Commitment Letter and the Debt Fee Letters, and no such side letters or other contracts are contemplated by the Purchaser that would reasonably be expected to adversely affect the availability, enforceability, termination and/or conditionality of, or the aggregate principal amount committed to be funded by the Debt Financing Sources of, the Debt Financing on the Closing Date. The Debt Commitment Letter contains all of the conditions precedent to the obligations of the Debt Financing Sources to make the full amount of the Debt Financing available to Flex on the Closing Date.

(c) Assuming the satisfaction of the conditions set forth in Article III (other than those conditions that by their nature are to be satisfied at the Closing), the Debt Financing, when funded in accordance with the Debt Commitment Letter (including with respect to the Debt Financing, after giving effect to the maximum amount of any “flex” provision in the Debt Fee Letters (including with respect to fees and original issue discount)), together with other funds available to the Purchaser on the Closing Date, will provide Flex with cash proceeds on the Closing Date sufficient for the satisfaction of all of the Purchaser’s obligations under this Agreement and the Debt Commitment Letter, including the payment of the Purchase Price and any fees and expenses of, or payable by the Purchaser or its Affiliates in connection with the Transactions, the Debt Commitment Letter and the other Transaction Documents (such amounts, collectively, the “Financing Amount”).

(d) The Debt Commitment Letter is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of Flex and, to the knowledge of the Purchaser, the Debt Financing Sources party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law. No event has occurred that (with or without notice, lapse of time or both) would, or would reasonably be expected to constitute a default, breach or failure to satisfy a condition, by Flex or, to the knowledge of the Purchaser, any other party to the Debt Commitment Letter under the terms and conditions of the Debt Commitment Letter or would or would reasonably be expected to result in any portion of the Debt Financing contemplated by the Debt Commitment Letter to be unavailable on the Closing Date.

(e) As of the date of this Agreement, the Debt Commitment Letter has not, in any respect, been amended, restated, amended and restated, supplemented, withdrawn or otherwise modified and none of the commitments thereunder have been terminated, reduced, withdrawn or rescinded in any respect by any party thereto, and, no such amendment, restatement, amendment and restatement, supplementation, withdrawal, termination, reduction, rescission or other modification is contemplated other than (x) to add Debt Financing Sources or reallocate the commitments of any Debt Financing Source in accordance with the Debt Commitment Letter as in effect on the date hereof or (y) to give effect to any market “flex” provisions in the Debt Fee Letters. The Purchaser has no knowledge of (i) any fact, occurrence, circumstance or condition that would or would reasonably be expected to cause the Debt Commitment Letter to terminate or be withdrawn, modified, repudiated or rescinded or to be or become ineffective or (ii) any fact, occurrence, circumstance or condition that would or would reasonably be expected to prevent any Debt Financing Source from performing its obligations under the Debt Commitment Letter or cause any other potential impediment to the funding of any of the payment obligations of the Debt Financing Sources under the Debt Commitment Letter at or prior to the Closing. As of the date of this Agreement, no event has occurred which (with or without notice, lapse of time or both) would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent under the Debt Commitment Letter on the part of the Purchaser. The Purchaser affirms that it is not a condition to the Closing or any of its other obligations under this Agreement that the Purchaser obtain financing for or related to any of the Transactions.

(f) The Purchaser acknowledges and agrees that its obligations under this Agreement are not in any way contingent or otherwise subject to (i) the consummation of any financing arrangements or obtaining any financing (including the Debt Financing or any Equity Financing) or (ii) the availability of any financing (including the Debt Financing or any Equity Financing) to Purchaser or any of its Affiliates. Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 6.07 are made solely as of the date of this Agreement.

6.08 Solvency. Assuming the accuracy of the representations and warranties of the Seller set forth in Article IV and Article V of this Agreement, immediately after giving effect to all of the Transactions, Purchaser and its Subsidiaries (including the Company Group) will be Solvent. For the purpose of this Section 6.08, the term “Solvent” when used with respect to any Person, means that, as of any date of determination: (i) the amount of the “fair saleable value” of the assets of such Person shall, as of such date, exceed: (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors; and (B) the amount that shall be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured; (ii) such Person shall not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date; and (iii) such Person shall be able to pay its liabilities, including contingent and other liabilities, as they mature. For the purpose of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person shall be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. No transfer of property is being made by the Purchaser, and no obligation is being incurred by the Purchaser, in each case in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Purchaser or any of its Subsidiaries (including, following the Closing, the Company and its Subsidiary).

6.09 Brokers. Except for Evercore Group L.L.C., no broker, finder, investment banker, financial adviser or other Person is entitled to any brokerage, finder’s, investment banker’s or other similar fee or commission in connection with the Transactions based upon any arrangements made by or on behalf of the Purchaser or any of its Affiliates.

ARTICLE VII

COVENANTS OF THE COMPANY AND THE SELLER

7.01 Conduct of the Business.

(a) Prior to the Closing, except (i) as set forth on Schedule 7.01(a), (ii) as required by applicable Law, (iii) as expressly provided by this Agreement or (iv) with the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall use its commercially reasonable efforts to (A) conduct, and cause its Subsidiary to conduct its business in the Ordinary Course of Business and (B) preserve intact its business organization and to preserve the present relationships and goodwill with those Persons having significant business relationships with the Company or its Subsidiary, including Governmental Entities, customers, vendors, suppliers, licensors, licensees, distributors, creditors and employees.

(b) Other than (i) as set forth on Schedule 7.01(b), (ii) as required by applicable Law, (iii) as expressly provided by this Agreement (including Section 7.04) or (iv) with the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit its Subsidiary to (and, in the case of clause (xi), the Seller shall not, and shall cause its Subsidiaries not to):

(i) transfer or issue to any Person (other than the Company), or pledge, any Equity Interests of the Company or its Subsidiary;

(ii) amend the certificate of incorporation, bylaws or comparable Organizational Documents of the Company or its Subsidiary;

(iii) redeem, repurchase, reclassify, split or otherwise acquire any, or declare, pay or set aside dividends or distributions on or in respect of any, Equity Interests of the Company or its Subsidiary;

(iv) adopt a plan or agreement of liquidation, dissolution, merger, consolidation, restructuring, reclassification, recapitalization or other reorganization;

(v) incur or guarantee any indebtedness for borrowed money, other than borrowings under any revolving credit facility in the Ordinary Course of Business and any interest accrued pursuant to the Citibank Credit Agreement and the Nuveen Credit Agreement;

(vi) make any material capital investment in, or any material loan or advance to, any other Person (other than any member of the Company Group) outside the Ordinary Course of Business;

(vii) sell, assign, license, transfer, convey or otherwise dispose of, or pledge or subject to any Lien, any of its material properties or assets, other than (A) sales or transfers of obsolete equipment in the Ordinary Course of Business and (B) sales of inventory (including the Section 45X Credits) in the Ordinary Course of Business (it being understood that transfers of Intellectual Property Rights are addressed in clause (viii));

(viii) sell, assign, license, transfer, convey, allow to lapse or enter into the public domain or otherwise dispose of any material Intellectual Property Rights owned by the Company Group, other than non-exclusive licenses granted to customers, suppliers, or similar third parties in the Ordinary Course of Business or with respect to abandonments of immaterial or obsolete Intellectual Property Rights in the Ordinary Course of Business;

(ix) enter into, amend in any material respect or waive any material rights under, any agreement to (A) lease, license, sublease, or otherwise occupy real property, (B) purchase any real property (including so-called options agreements), or (C) transfer or grant any right to use or occupy any real property;

(x) change its present accounting methods or principles in any material respect, except as required by changes in GAAP or applicable Law;

(xi) except as required under the terms of any Employee Plan as in effect on the date hereof, (A) grant any loan to, increase the compensation or benefits of or grant, pay or accelerate the vesting or payment of any bonus to any Employee, (B) grant any severance, change of control, retention, termination or similar compensation or benefits to any Employee (other than the granting of severance in the Ordinary Course of Business to an Employee whose annual base compensation is less than $240,000 whose employment is terminated by the Company other than for “cause” following the date hereof, subject to (i) such Employee’s execution without revocation of a general release of claims in favor of the Company and its successors and (ii) such severance not exceeding more than four weeks of such Employee’s base salary), (C) amend, adopt, establish, agree to establish, enter into or terminate any Employee Plan or collective bargaining agreement or other labor union Contract with respect to any Employee, (D) take any action to accelerate the vesting of, or payment of, any compensation or benefit under any Employee Plan, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Plan, (F) hire or promote any employee or other individual service provider of the Company Group, except in the Ordinary Course of Business (including to fill vacancies) where such hiring or promotion is with respect to an employee or other individual service provider whose base compensation is less than $240,000, or (G) terminate the employment or services of any Employee other than (x) for cause (as determined by the Company in good faith) or (y) in the Ordinary Course of Business with respect to such Employee whose base compensation is less than $240,000;

(xii) (A) settle or compromise any material Tax Proceeding, (B) make, change or revoke any material Tax election, other than in the Ordinary Course of Business (C) change or revoke any material method of Tax accounting, (D) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment other than extensions to file Tax Returns, (E) amend any material Tax Return, or (F) enter into any closing agreement or seek any ruling relating to material Tax matters from any Taxing Authority;

(xiii) enter into any arrangement with a third party transferee for the sale of Section 45X Credits, other than the sale of Section 45X Credits in the Ordinary Course of Business after October 31, 2026 (provided, that, the Company shall (A) obtain a customary 45X transfer insurance policy consistent with past practice or the then-current market practice in connection with any such sale (which policy shall be subject to Purchaser’s approval, not to be unreasonably withheld, conditioned or delayed) and (B) provide the Purchaser with a reasonable opportunity to review and comment on any documentation relating thereto, including such 45X transfer insurance policy);

(xiv) enter into or agree to enter into any merger or consolidation with any Person, or acquire the securities of any other Person, except, in each case, for transactions involving only the Company and/or its Subsidiary, or acquire any material assets constituting any operating business or line of business;

(xv) (A) amend or modify any Material Contract in a manner that is adverse in any material respect to the Company Group, other than amendments or modifications of Material Contracts in the Ordinary Course of Business that the Company determines in good faith are designed to preserve the Company Group’s relationship with the counterparty or are otherwise in the best interests of the Company Group, (B) voluntarily terminate any Material Contract or permit any Material Contract to expire (except automatic expirations that occur by the operation of the terms of any such Material Contract) or (C) enter into or renew (other than any automatic renewal) any Material Contract of the type set forth in clauses (x), (xi), (xii) or (xvii) of the definition thereof;

(xvi) allow any acceleration, postponement, cancellation or delays in the purchase of inventory, collection of receivables or payment of payables, or offer to discount or forbear the same, not consistent with the Ordinary Course of Business;

(xvii) form any Subsidiary or enter into any joint venture, partnership, limited liability corporation or similar arrangement, excluding any of the foregoing relating to wholly-owned Subsidiaries;

(xviii) enter into any new line of business or abandon or discontinue an existing line of business;

(xix) make or commit to make any capital expenditures, other than (A) capital expenditures contemplated by the Company’s capital expenditure budget for each fiscal quarter in 2026 or 2027, as applicable (the “CapEx Budgeted Amounts”) (provided, that, the Company may also make capital expenditures in any fiscal quarter that related to CapEx Budgeted Amounts contemplated in a previous fiscal quarter, to the extent such amounts were not expended in any prior quarter and such amounts are used for the same or substantially the same purpose as provided for in such prior quarter in the CapEx Budgeted Amounts), (B) capital expenditures or commitments therefor in amounts not in excess of 15% of the CapEx Budgeted Amounts, (C) maintenance capital expenditures reasonably necessary or prudent to maintain the Company Group’s assets in good working order and condition and (D) as required in the event of an emergency to protect life, property or the environment;

(xx) settle, compromise, withdraw from or initiate any claim, demand, action, suit, proceeding or investigation (A) for an amount in excess of $1,000,000 individually or $5,000,000 in the aggregate or (B) involving the imposition on any member of the Company Group any non-monetary relief (other than non-monetary relief that is incidental to a primarily monetary claim) or the making by any member of the Company Group of any admissions of liability or responsibility; or

(xxi) otherwise agree or enter into an agreement or otherwise commit to do any of the foregoing.

(c) Nothing contained in this Agreement shall give the Purchaser, directly or indirectly, rights to control or direct the operations of the Company or its Subsidiary before the Closing Date.

7.02 Access to Information.

(a) From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Article XI, the Company shall provide the Purchaser and its Representatives with reasonable access upon reasonable notice to the offices, properties, senior personnel, books and records, contracts and other documents (including Tax Returns) and data related to the Company Group, in each case as the Purchaser and its Representatives may reasonably request, in connection with the activities contemplated by Section 7.07 and as necessary for the transition of the operation of the Company’s business to the Purchaser; provided, that (i) such access shall not unreasonably interfere with the normal operations of the Company or its Subsidiary, (ii) all requests for access shall be directed to such individuals as the Company may designate in writing from time to time and (iii) nothing herein shall require the Company or any of its Affiliates to provide access to, or to disclose any information to, the Purchaser if such access or disclosure would reasonably be expected to (x) be in violation of applicable Laws or regulations of any Governmental Entity (including Antitrust Laws and laws regarding employee rights of privacy) or (y) void or otherwise result in the loss of any attorney-client or other privilege; provided, further, that, if the Company withholds access pursuant to clause (iii) of the foregoing proviso, the Company shall, and shall cause its Subsidiary to, notify the Purchaser of the withholding of such access and use commercially reasonable efforts to provide such access in a way so as not to violate such applicable Laws or regulations or jeopardize such attorney-client or other privilege.

(b) The Purchaser acknowledges that Purchaser is and remains bound by the Confidentiality Agreement between Flextronics International USA, Inc. and the Seller, dated April 23, 2026 (the “Confidentiality Agreement”). The Purchaser shall, and shall cause its Affiliates and the Purchaser’s Representatives to, abide by the terms of the Confidentiality Agreement with respect to such access and any information furnished to any of the foregoing pursuant to this Section 7.02.

7.03 Exclusive Dealing. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 11.01, none of the Seller or the Company shall (and shall cause their Affiliates and representatives not to) take any action to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than the Purchaser and its representatives) concerning any purchase of the Company Common Stock or any merger, sale of all or a material portion of the assets of the Company or similar transactions involving the Company (other than assets sold, assigned or transferred in the Ordinary Course of Business).

7.04 RSUs. Prior to the Closing, the Company’s board of directors shall have adopted appropriate resolutions, subject to Purchaser’s reasonable review and comment, and taken all other actions necessary and appropriate to cause each outstanding RSU to be cancelled immediately prior to the Closing in accordance with the terms of the Company Equity Incentive Plan and the applicable award agreements, as amended, in exchange for (i) a cash payment, payable as soon as practicable, and no later than the second regular payroll date of the Company, following the Closing equal to the Per RSU Payoff Amount, and (ii) a cash payment, payable as soon as practicable, and no later than the second regular payroll date of the Company, following the release of the Escrow Balance, equal to the Per RSU Escrow Payoff Amount; in each case subject to the delivery of a duly executed and completed waiver, which shall include a general release of claims in favor of the Company, Purchaser and their respective Affiliates. For the avoidance of doubt, no holder of RSUs prior to the Closing shall hold any equity of any kind in the Company as of the Closing (or otherwise have any right with respect thereto other than the right to receive the applicable settlement consideration described herein).

7.05 Termination of Company 401(k) Plan. Unless Purchaser provides written notice to the Company to the contrary no later than ten (10) Business Days prior to the Closing, the Company shall take all actions necessary to terminate any and all Employee Plans intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”), effective as of no later than the day immediately preceding the Closing Date; provided, that such termination shall be expressly contingent upon, and shall not become effective prior to, the occurrence of the Closing (and if the Closing does not occur, such termination shall be null and void and of no force or effect). Unless Purchaser provides written notice to the Company as contemplated in the foregoing sentence, no later than three (3) Business Days prior to the Closing Date, the Company shall provide Purchaser with evidence that each 401(k) Plan has been terminated (effective as of no later than the day immediately preceding the Closing Date), pursuant to resolutions of the board of directors of the Company, such ERISA Affiliate or organization, as the case may be. The form and substance of such resolutions shall be subject to review and approval of Purchaser (which shall not be unreasonably withheld, delayed or conditioned).

7.06 280G Stockholder Approval. If any Person who is a “disqualified individual” (within the meaning of Section 280G of the Code and the Department of Treasury regulations promulgated thereunder) with respect to the Company Group may receive any payment(s) or benefit(s) that could be deemed to constitute parachute payments under Section 280G of the Code in connection with the Transactions, then (a) the Company shall use commercially reasonable efforts to obtain and deliver to Purchaser a Parachute Payment Waiver (as defined below) from each such “disqualified individual” no later than five (5) Business Days immediately prior to the Closing Date; and (b) no later than three (3) Business Days immediately prior to the Closing Date (and at least one (1) calendar day following execution of the Parachute Payment Waivers (if any)), the Company shall prepare and distribute to its stockholders a disclosure statement describing all potential parachute payments and benefits that may be received by such disqualified individual(s) and shall submit such payments to its stockholders for approval, in each case, in accordance with the requirements of Section 280G(b)(5)(B) of the Code and the Department of Treasury regulations promulgated thereunder, such that, if approved by the requisite majority of the stockholders, such payments and benefits shall not be deemed to be “parachute payments” under Section 280G of the Code (the foregoing actions, a “280G Vote”). Prior to the Closing, if a 280G Vote is required, the Company shall deliver to Purchaser evidence reasonably satisfactory to Purchaser, (i) that a 280G Vote was solicited in conformance with Section 280G of the Code, and the requisite stockholder approval was obtained with respect to any payments and/or benefits that were subject to the Company stockholder vote (the “Section 280G Approval”) or (ii) that the Section 280G Approval was not obtained and as a consequence, pursuant to the Parachute Payment Waiver, such “parachute payments” shall not be made or provided. The determination of which payments may be deemed to constitute parachute payments, the form of the Parachute Payment Waiver, the disclosure statement, any other materials to be submitted to the Company’s stockholders in connection with the Section 280G Approval and the calculations related to the foregoing (the “Section 280G Soliciting Materials”) shall be subject to advance review and approval by Purchaser (which shall not be unreasonably withheld, conditioned or delayed). To the extent that any Contract, agreement or other arrangement is or is reasonably expected to be entered into by Purchaser or any of its Affiliates and a disqualified individual in connection with the Transactions prior to the Closing Date, (1) Purchaser shall provide a copy of each such arrangement (or a summary of the material terms thereof that are necessary for the Section 280G analysis) to the Company at least seven (7) Business Days before the Closing Date and shall cooperate with the Company and its counsel in good faith in order to calculate or determine the value (for purposes of Section 280G of the Code) of any payments or benefits, which may be paid, granted or provided in connection therewith that could constitute a “parachute payment” under Section 280G of the Code, and (2) the Company shall cooperate with Purchaser to incorporate such payments or benefits into the Parachute Payment Waiver and 280G Vote, as appropriate. Notwithstanding the foregoing, if Purchaser fails to deliver any such arrangements to the Company, as applicable, at least seven (7) Business Days before the Closing Date, such arrangements shall not be included in the 280G Vote. “Parachute Payment Waiver” means, with respect to any Person, a written agreement waiving such Person’s right to receive any “parachute payments” (within the meaning of Section 280G of the Code and the Department of Treasury regulations promulgated thereunder) to the extent required to avoid the imposition of a tax by virtue of the operation of Section 280G of the Code and to accept in substitution therefor the right to receive such payments only if approved by the stockholders of the Company in a manner that complies with Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder. Each such Parachute Payment Waiver shall identify the specific waived benefit and shall provide that if such stockholder approval is not obtained, such waived payments shall not be made and such Person shall have no right or entitlement with respect thereto.

7.07 Delivery of Financial Statements.

(a) The Seller and the Company shall use commercially reasonable efforts to deliver to Purchaser the following information by the dates specified below:

(i) by November 9, 2026, an unaudited consolidated balance sheet as of September 30, 2025 and September 30, 2026, and the related statement of operations and comprehensive loss for the 3- and 9-month periods ended September 30, 2025 and September 30, 2026, in each case in respect of the Seller (the “Draft Q3 Financial Statements”); and

(ii) by November 11, 2026, an unaudited consolidated balance sheet as of September 30, 2025 and September 30, 2026, the related statements of operations and comprehensive loss and changes in equity for the 3- and 9-month periods ended September 30, 2025 and September 30, 2026, and the related statements of cash flows for the 9-month periods ended September 30, 2025 and September 30, 2026, in each case in respect of the Seller, together with all required footnotes thereto, prepared in accordance with GAAP and Regulation S-X and reviewed by PricewaterhouseCoopers LLP, the Company’s independent auditors (“PwC”) (the “Q3 Financial Statements” and, together with the Draft Q3 Financial Statements, the “Required Financial Statements”),

and to use commercially reasonable efforts to cause such Required Financial Statements to present fairly in all material respects the financial condition and results of operation of the Company and its Subsidiary (taken as a whole) as of the times and for the periods referred to therein.

(b) To the extent the Closing occurs after December 31, 2026, the Company shall, in addition to the Required Financial Statements, use commercially reasonable efforts to deliver to Purchaser any and all additional financial statements and other financial information related to the Company Group (including, without limitation, updated unaudited interim financial statements for any fiscal quarter subsequent to those addressed in Section 7.07(a) above and/or audited annual financial statements for any completed fiscal year) as may be reasonably requested for each of Flex and Spinco for the purpose of satisfying its periodic reporting and registration statement requirements with the SEC in light of the actual timing of the Closing, in each case prepared in accordance with GAAP and Regulation S-X, reviewed or audited by PwC to the extent required to satisfy such requirements, and at Purchaser’s sole cost and expense.

(c) The Seller and the Company shall, and shall cause their respective Affiliates and Representatives to, (i) reasonably cooperate with Purchaser and its Affiliates in the Purchaser’s and its Affiliates’ preparation of the Required Financial Statements, additional financial statements and other financial information contemplated by Section 7.07(a) and 7.07(b) above, including, to the extent requested in writing by Purchaser, by participating in meetings with Purchaser (not to exceed two meetings per week unless otherwise agreed by the Seller in its sole discretion); (ii) reasonably cooperate with Purchaser and its Affiliates and provide Purchaser and its Affiliates with all assistance reasonably requested in connection with the preparation by Purchaser or any of its Affiliates of pro forma financial statements in accordance with Article 11 of Regulation S-X reflecting the Transaction, including by delivering all financial data reasonably requested by Purchaser or its Affiliates to prepare such pro forma financial statements; (iii) participate in any customary diligence calls, meetings or drafting sessions in connection with the preparation of any registration statements or periodic reports as may be reasonably requested by Purchaser or its Affiliates and (iv) use commercially reasonable efforts to cause PwC to (A) provide all reasonably required assistance to Purchaser or its Affiliates in connection with the review of the Required

Financial Statements or the pro forma financial statements referenced in this Section 7.07, (B) provide all consents required for the inclusion of PwC’s audit report in respect of any audited financial statements of the Company Group in any SEC filing of Purchaser or any of its Affiliates and (C) deliver any comfort letters and participate in any diligence calls as reasonably requested by Purchaser or its Affiliates; provided, in each case, that Purchaser shall be solely responsible for any costs and expenses associated therewith. Purchaser will cooperate with PwC as necessary to allow PwC to provide customary consents and comfort letters. If the Closing occurs prior to the delivery of any of the Required Financial Statements (or any of the additional financial statements contemplated by Section 7.07(b)), the Seller shall, and shall cause its Affiliates and Representatives to, reasonably cooperate with the Company and provide the Company with all assistance reasonably requested in connection with the preparation by the Company of such Required Financial Statements (or such additional financial statements), in each case at Purchaser’s sole cost and expense.

(d) For the avoidance of doubt, any reference in this Section 7.07 to an Affiliate of Purchaser shall be deemed to include Spinco, regardless of whether Spinco is an Affiliate of Purchaser at the applicable time. The Seller and the Company agree that Spinco is an express third party beneficiary of, and may enforce, any of the provisions of this Section 7.07.

(e) The Seller and the Company consent to the public disclosure by Purchaser or its Affiliates of any of the financial or other information provided pursuant to this Section 7.07 as required or deemed advisable to comply with Purchaser’s and its Affiliates’ obligations under the rules of the SEC, including in connection with Flex’s announced separation of Spinco or any Equity Financing; provided, that to the extent practicable, the Seller shall have the right to review reasonably in advance the financial or other information of the Seller to be included in such public disclosure if such public disclosure is made prior to the Closing or following the Closing if such public disclosure requires any action (including any certification, consent, comfort or letter of representation) by the Seller, its accountants or other advisors.

(f) Purchaser shall indemnify and hold harmless Seller, the Company Group, each of their respective Affiliates and representatives, and employees of the Company from and against any and all Losses suffered or incurred by any of them in connection with any of their cooperation or assistance with respect to compliance with this Section 7.07 or otherwise arising from the provision of the Required Financial Statements, the Pre-Signing Financial Statements or other financial statements or financial information provided pursuant to this Section 7.07; provided, however, that the foregoing obligations shall not apply to any Losses incurred as a result of the bad faith, gross negligence or willful misconduct of Seller, the Company Group or any of their Affiliates or their respective representatives, or employees of the Company.

(g) Purchaser shall promptly, and in any event not later than the earlier of (x) ten (10) Business Days following the Seller’s or Company’s request therefor, (y) the Closing Date or (z) the termination of this Agreement in accordance with its terms, reimburse the Seller and the Company for all reasonable and documented out-of-pocket costs, fees and expenses incurred prior to such time by the Seller and the Company in connection with any cooperation provided under, or otherwise with respect to fulfilling any obligations pursuant to delivery of any financial statements and other financial information related to the Company Group, including the Pre-Signing Financial Statements and the Required Financial Statements, and this Section 7.07 (including all reasonable out-of-pocket costs and fees and expenses of accountants, attorneys’ fees and other Representatives).

(h) Purchaser acknowledges and agrees that the Seller and the Company Group shall not be deemed to be in breach of this Section 7.07 as a result of acts, omissions, delays or failures of third parties (including PwC) that are outside of the control of the Seller and the Company Group so long as the Seller and the Company Group have directed such third parties and otherwise used commercially reasonable efforts to cause such third parties to perform their obligations and deliver their work product in a timely manner.

(i) Purchaser shall notify the Seller in writing as soon as practicable, and in any event no later than five (5) Business Days, following Purchaser becoming aware, or such time as Purchaser would have become aware following reasonable inquiry of the Purchaser personnel responsible for the subject matter of this Section 7.07, of the occurrence (or alleged occurrence) of any breach by the Seller or the Company of this Section 7.07, and such notice shall describe such claim of breach (or alleged breach) in reasonable detail and Purchaser’s proposed cure of such alleged breach; provided any failure of the Purchaser to so notify the Seller shall not limit any rights and remedies of the Purchaser hereunder except to the extent such failure has materially prejudiced a defense available to the Seller or the Company or has materially prejudiced or otherwise materially impaired the ability of the Seller or the Company to cure such breach without causing a material delay of the Closing. Any actions taken by Seller, the Company or any of its or their Affiliate in response to such notice shall not be deemed an admission that any action or failure to act was a breach of this Agreement by Seller or the Company. Without limiting the foregoing, in the event that Seller and/or the Company bring any action, claim, counterclaim, complaint or other proceeding, in each case, before any Governmental Entity to enforce specifically the consummation of the Closing and Seller and/or the Company substantially prevail with respect thereto, then any action or failure to act by the Seller or the Company Group with respect to the matters contemplated in this Section 7.07 during the pendency of any such action, claim, counterclaim, complaint or proceeding shall be disregarded for purposes of determining whether the condition to Closing set forth in Section 3.01(b) is satisfied unless the Seller or the Company have willfully and materially breached their respective obligations under this Section 7.07.

7.08 No Leakage. During the period from the date hereof through the Closing, the Seller shall not permit, and shall cause its Affiliates to not permit, the occurrence of any Leakage, other than Permitted Leakage or Leakage that is or will be reflected in the Estimated Closing Statement. The Seller shall notify the Purchaser in writing as soon as reasonably practicable of the existence of any Leakage or any events, facts, conditions or circumstances that would reasonably be expected to result in any Leakage; provided, that the Seller’s failure to deliver any notice required to be delivered pursuant to this sentence shall not be taken into account with respect to any condition to Closing set forth in Article III or any right to terminate this Agreement pursuant to Article XI.

7.09 Pre-Closing Reorganization. Prior to the Closing, the Seller and the Company shall cause (a) all cash (provided, that, Seller may maintain a reasonable level of cash not to exceed $250,000, so long as the same is reflected as Leakage in the Estimated Closing Statement) and other assets of the Seller to be contributed to the Company (excluding any books and records of Seller that do not relate to the operations of the business of the Company Group), without the payment by the Company of any consideration or the issuance by the Company of any additional Equity Interests and (b) all intercompany agreements, arrangements and balances as between the Seller and any of its Affiliates, on the one hand, and the Company and its Subsidiary, on the other hand (including Related Party Agreements) to be terminated without payment by the Company or its Subsidiary of any amounts or the incurrence of any additional liabilities (the “Pre-Closing Reorganization”). The Seller shall provide the Purchaser with a reasonable opportunity to review all agreements, instruments and other documentation to be entered into in respect of the Pre-Closing Reorganization and shall consider in good faith any comments to such documentation. Prior to the Closing, at the Purchaser’s request, the Seller shall reasonably cooperate in taking such actions as the Purchaser may reasonably request to transfer, assign or endorse any insurance policy maintained by Seller for the benefit of the Company Group to the members of the Company Group, effective as of the Closing.

7.10 Intellectual Property. The Seller and the Company shall use commercially reasonable efforts to assist the Purchaser with the filing of all assignments relating to the Company’s ownership of the Registered Company IP with the applicable registration office prior to and after the Closing.

ARTICLE VIII

COVENANTS OF THE PURCHASER

8.01 Access to Books and Records. From and after the Closing, for a period of seven (7) years, the Purchaser shall, and shall cause the Company to, provide the Seller and their successors, Affiliates and representatives with access, during normal business hours and upon reasonable notice, to (i) the books and records (for the purpose of examining and copying at the Seller’s expense) of the Company Group with respect to periods or occurrences prior to or on the Closing Date and (ii) employees of the Company Group for purposes of better understanding such books and records, in each case as reasonably requested by the Seller to the extent necessary for the preparation of insurance claims, financial statements, regulatory filings, Tax Returns of the Seller or its Affiliates in respect of periods ending on or prior to the Closing, or in connection with any claim, demand, action, suit, proceeding or investigation; provided that, in connection with any claim, demand, action, suit, proceeding or investigation to which the Seller or any of its Affiliates, on the one hand, and the Purchaser or any of its Affiliates (including, following the Closing, the Company Group), on the other hand, are adverse parties, the Purchaser shall not be required to provide access to any such books, records or employees pursuant to this Section 8.01. Unless otherwise consented to in writing by the Seller, the Purchaser shall not, and shall not permit the Company or any other member of the Company Group to, for a period of seven (7) years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Company or any other member of the Company Group for any period prior to the Closing Date without first giving reasonable prior notice to the Seller and offering to surrender to the Seller such books and records or any portion thereof which the Purchaser or the Company may intend to destroy, alter or otherwise dispose of.

8.02 Director and Officer Liability and Indemnification.

(a) For a period of six (6) years after the Closing Date, the Purchaser shall not, and shall not permit the Company or its Subsidiary to, amend, repeal or otherwise modify any provision in the Company’s or such Subsidiary’s certificate of incorporation, certificate of formation, bylaws, operating agreement or other organizational documents relating to the exculpation or indemnification (including fee advancement) of any officers, directors or managers (unless required by Law), in any manner that would make any of such provisions less favorable to the officers and directors of the Company and its Subsidiary, it being the intent of the parties that the officers, directors or managers of the Company and its Subsidiary shall continue to be entitled to such exculpation and indemnification (including fee advancement) to the full extent of the Law. The Purchaser shall cause the Company and its Subsidiary to honor and perform under all indemnification obligations owed to any of the individuals who were officers, directors or managers of the Company and its Subsidiary at or prior to the Closing Date. Purchaser hereby acknowledges that certain indemnitees to whom this Section 8.02 applies may have rights to indemnification, advancement of expenses and/or insurance provided by Persons other than the Company and its Subsidiary (the “Indemnitors”). Purchaser hereby agrees that the Company and its Subsidiary are indemnitors of first resort (i.e., their obligations to any indemnitee to whom this Section 8.02 applies are primary and any obligation of the Indemnitors are secondary).

(b) Prior to or at the Closing, the Purchaser shall, or shall cause the Company (at the Purchaser’s expense) to, purchase a prepaid insurance policy (i.e., “tail coverage”) (the “D&O Tail”), which policy provides liability insurance coverage for the individuals who were officers or directors or managers of the Company or its Subsidiary at or prior to the Closing Date on no less favorable terms (including in amount and scope) as the policy or policies maintained by the Company and its Subsidiary immediately prior to the Closing for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions. Such policy shall be from an insurance carrier with the same or better credit rating as the Company’s or its Subsidiary’s current insurance carrier with respect to directors’ and officers’ liability insurance.

(c) If the Company or its Subsidiary or any of their respective successors or assigns (i) is to consolidate with or merge into any other Person and will not be the continuing or surviving entity of such consolidation or merger or (ii) is to transfer all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of the Company or such Subsidiary shall assume all of the obligations set forth in this Section 8.02. The provisions of this Section 8.02 are intended for the benefit of, and will be enforceable by, each current and former officer, director, manager or similar functionary of the Company or its Subsidiary and his or her or its heirs, representatives, successors or assigns, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have had by contract or otherwise.

(d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Closing Date) is made against any individuals or entities who were officers, directors or managers of the Company or its Subsidiary at or prior to the Closing Date or any other party covered by directors’ and officers’ liability insurance maintained by the Company or its Subsidiary, on or prior to the sixth (6th) anniversary of the Closing Date, the provisions of this Section 8.02 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

8.03 Conditions. Each of the parties hereto shall use commercially reasonable efforts to cause the conditions set forth in Article III to be satisfied and to consummate the Transactions as soon as reasonably possible after the satisfaction of the conditions set forth in Article III (other than those conditions that are to be satisfied simultaneously with the Closing itself).

8.04 R&W Policy. The Purchaser shall obtain and bind the R&W Policy as of the date hereof and provide a copy thereof to the Seller prior to the date hereof to provide reasonable comments to the R&W Policy. Following the date hereof, the Purchaser shall use commercially reasonable efforts to satisfy the conditions set forth in the binder agreement to the R&W Policy to cause the R&W Policy to be issued on the terms and in the form attached hereto as Exhibit C as soon as reasonably practicable following the Closing, including payment of all costs of such R&W Policy. From and after the date hereof, the Purchaser shall not (and shall cause its Affiliates to not) grant any right of subrogation, contribution, indemnification or other right under or otherwise amend, modify, terminate, or waive any term or condition of the R&W Policy in a manner adverse to the Seller. The Purchaser shall provide the Seller with a true and complete copy of the final and issued R&W Policy as soon as reasonably practicable following the Closing. The parties to this Agreement acknowledge and agree that any failure by the Purchaser to obtain or maintain the R&W Policy in accordance with this Section 8.04 shall not (a) in any manner increase any liability of the Seller or any of its Affiliates or any of their respective Representatives under this Agreement, including if (x) the R&W Policy is disputed, invalidated or deemed ineffective, in whole or in part, or (y) the coverage provided under the R&W Policy is denied, disputed, exhausted or otherwise made unavailable to the Purchaser or its Affiliates, in whole or in part or (b) constitute a breach of covenant for the purposes of Article III or Article XI hereunder. The Purchaser shall timely pay, or cause to be paid, all costs and expenses related to the R&W Policy, including the total premium, underwriting costs, Taxes, brokerage commissions, retention and other fees and expenses of such policy.

8.05 Employee Matters.

(a) Commencing on the Closing Date and continuing through the date that is twelve months following the Closing Date (or, if earlier, the date of such individual’s termination of employment), the Purchaser shall provide, or cause to be provided, to each individual who is employed by any member of the Company Group immediately prior to the Closing (collectively, the “Continuing Employees”) with: (i) base salary or base hourly wages, as applicable, that are no less than the base salary or base hourly wages, as applicable, paid to such Continuing Employee immediately prior to the Closing Date, (ii) incentive compensation opportunities (in each case, other than equity or equity-based, long-term, retention, change in control or transaction-based incentive arrangements) that, in the aggregate, are no less favorable than the incentive compensation opportunities (in each case, other than equity or equity-based, long-term, retention, change in control or transaction-based incentive arrangements) provided by the Company to such Continuing Employee immediately prior to the Closing Date, and (iii) employee benefits that, in the aggregate, are no less favorable than the employee benefits made available to similarly situated employees of Purchaser or its Affiliates.

(b) With respect to any group health plans of the Purchaser or its Affiliates (the “Purchaser Benefit Plans”) in which any Continuing Employee will participate following the Closing, the Purchaser shall, or shall cause its applicable Affiliate to (i) waive all limitations as to pre-existing condition exclusions, active employment requirements, requirements to show evidence of good health and waiting periods with respect to Continuing Employees and their spouses and dependents, if applicable, to the same extent waived under an analogous Employee Plan in which such Continuing Employee participated immediately before the Closing Date and (ii) cause each Purchaser Benefit Plan to provide each Continuing Employee with credit for any co-payments, deductibles, or similar payments paid prior to the Closing Date in satisfying any deductible requirements or out-of-pocket limits under the Purchaser Benefit Plans for the plan year in which the Closing Date occurs. The Purchaser shall use commercially reasonable efforts to provide that amounts paid before the Closing Date by Continuing Employees under any flexible spending arrangement of Company or its Affiliates shall, after the Closing Date, be taken into account under the similar flexible spending arrangement that is a Purchaser Benefit Plan for the plan year in which the Closing Date occurs.

(c) The Purchaser shall cause to be provided to each Continuing Employee credit for prior service with the Company or its predecessor or its Affiliates to the extent such service would be recognized if it had been performed as an employee of the Purchaser or its Affiliates for purposes of eligibility to participate, benefit determination, and vesting each benefit plan or program of the Purchaser or its Affiliates, if any, in which such Continuing Employees are eligible to participate after the Closing Date to the same extent as such Continuing Employee was entitled, before the Closing Date, to credit for such service for similar purposes under the corresponding Employee Plan of the Company or its applicable Affiliate, if any; provided, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.

(d) The Purchaser shall cause the Purchaser’s or its applicable Affiliate’s defined contribution plan that is qualified under Section 401(a) of the Code if elected by such Continuing Employee, to allow each Continuing Employee to make a “direct rollover” of such Continuing Employee’s account balance from the Company’s or its applicable Affiliate’s defined contribution plan that is qualified under Section 401(a) of the Code excluding loans, in each case, in accordance with Section 401(a)(31) of the Code and the applicable provisions of the Treasury Regulations. The rollovers described herein shall comply with applicable Law, and each party shall make all filings and take any actions required of such party under applicable Law in connection therewith. Purchaser shall have no responsibility for any failure of the Company Group to properly administer its 401(k) Plan in accordance with its terms and applicable Law, including without limitation any failure to properly administer the accounts of Continuing Employees and their beneficiaries who effect a direct rollover pursuant to this Section 8.05(d). Purchaser and the Company will cooperate reasonably and in good faith following the date hereof and prior to the Closing to consult with the third-party administrators of the Company’s and the Purchaser’s 401(k) Plans, respectively, to review the potential transfer of any outstanding loans under the Company’s 401(k) Plan to the Purchaser’s 401(k) Plan, and assess the legal, operational, and commercial implications of such transfer. Any such transfer shall be subject to mutual agreement of the relevant parties and receipt of any required third-party consents.

(e) The parties acknowledge and agree that no provision of this Section 8.05 shall be construed to: (i) create any third-party beneficiary rights in any current or former employee, director or consultant of the Company Group (including any Continuing Employee); (ii) create any right to any compensation or benefits whatsoever on the part of any Continuing Employee or other future, present or former employee of the Company Group, the Purchaser or any of their respective Affiliates; (iii) guarantee employment for any period of time or preclude the ability of the Purchaser or its Affiliates to terminate any employee (including any Continuing Employee) for any reason at any time; (iv) constitute establishment or amendment to any Employee Plan, Purchaser Benefit Plan or other employee benefit or compensation plan or arrangement or (v) alter or limit the Purchaser’s, the Company’s or any of their Affiliates’ ability to amend, modify or terminate any particular benefit plan, program, agreement or arrangement.

8.06 Prohibited Foreign Entity. Commencing on the Closing Date and continuing through at least December 31, 2026, the Purchaser shall not be, and shall not permit or cause the Company Group to be, or become a “prohibited foreign entity” within the meaning of Section 7701(a)(51) of the Code.

8.07 Financing.

(a) Purchaser shall use commercially reasonable efforts to arrange, obtain and consummate, prior to the Closing Date, the Debt Financing contemplated by the Debt Commitment Letter in an aggregate amount at least equal to the Financing Amount. In furtherance and not in limitation of the foregoing, Purchaser shall use commercially reasonable efforts to take, and/or use commercially reasonable efforts to cause its Affiliates to take, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Debt Financing on the terms and subject only to the conditions described in the Debt Commitment Letter (and Debt Fee Letters) as promptly as possible after the date of this Agreement but in any event prior to the Closing Date, including by (i) maintaining in full force and effect the Debt Commitment Letter (subject to replacement thereof in accordance with this Section 8.07), (ii) negotiating and entering into definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) consistent with the terms and conditions contained in the Debt Commitment Letter (including, to the extent exercised in accordance with the terms of such fee letter, the “flex” provisions contained in the Debt Fee Letters) and without effecting any Prohibited Modification, (iii) satisfying or obtaining a waiver of, on a timely basis (and in any event prior to the Closing Date), all conditions in the Debt Commitment Letter and the Definitive Agreements and complying with their respective obligations thereunder and (iv) using commercially reasonable efforts to promptly and diligently enforcing their respective rights under the Debt Commitment Letter and the Definitive Agreements. Purchaser shall comply, and cause each of its Affiliates to comply, with its or their respective obligations under the Debt Commitment Letter and Definitive Agreements in a timely and diligent manner. Without limiting the generality of the foregoing, in the event that all conditions contained in the Debt Commitment Letter or the Definitive Agreements (other than the consummation of the Transactions and those conditions that by their nature are to be satisfied or waived at Closing) have been satisfied, Purchaser shall use its commercially reasonable efforts to cause the Debt Financing Sources to comply with their obligations thereunder, including to fund the Debt Financing at or prior to the Closing.

(b) Purchaser and/or any of its Affiliates shall not, without the prior written consent of the Seller (i) permit or consent or agree to any amendment, supplement or other modification of, or waive any of its rights or remedies or any other party’s obligations under, the Debt Commitment Letter or, to the extent entered into prior to the Closing Date, any Definitive Agreement, in each case, if such amendment, supplement, other modification or waiver would or would reasonably be expected to (A) impose new or additional conditions or other contingencies or otherwise expand, amend or modify any of the conditions or other contingencies that may materially adversely affect, or materially delay, the receipt on or prior to the Closing Date of all or any portion of the Debt Financing, (B) reduce any portion of the Debt Financing to an amount less than the Financing Amount, (C) adversely affect the ability of Purchaser to (I) perform its obligations thereunder on a timely basis (and in any event on or prior to the Closing Date) or (II) enforce its rights under the Debt Commitment Letter or the Definitive Agreements as so amended, modified or waived, relative to the ability of Purchaser to enforce its rights under the Debt Commitment Letter as in effect as of the date of this Agreement, (D) make the timely funding of the Debt Financing or satisfaction of the conditions to obtaining the Debt Financing, in each case on or prior to the Closing Date, less likely to occur, (E) otherwise prevent, impede or delay the availability of all or any portion of the Debt Financing necessary to fund the Financing Amount, the timing of the Closing or the consummation of the Transactions and the other transactions contemplated by this Agreement and the other Transaction Documents, (F) amend or modify the date on which the commitments of the counterparties under the Debt Commitment Letter shall expire or terminate in any manner that results in such date of expiration or termination becoming a date earlier than the date specified in the Debt Commitment Letter (as in effect on the date hereof), or (G) permit or effect the assignment or release of any commitments or obligations of any Debt Financing Source under the Debt Commitment Letter (except (x) to the extent such assignment or release is expressly permitted by the Debt Commitment Letter as in effect on the date hereof, or (y) to the extent such assignment or release is contingent upon the actual funding in full of such obligations under the Closing Date or the Debt Commitment Letter is terminated or replaced in compliance with the following proviso) (the foregoing clauses (A) through (G), collectively, the “Prohibited Modifications”) or (ii) terminate or replace any Debt Commitment Letter or Definitive Agreement if doing so would constitute or effect a Prohibited Modification; provided, however, that, for the avoidance of doubt, Purchaser may amend, supplement replace and/or modify the Debt Commitment Letter (A) as expressly contemplated therein as of the date of this Agreement solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto, which Persons had not executed the Debt Commitment Letter as of the date of this Agreement or (B) if Purchaser has obtained one or more New Commitment Letters (as defined below) in an amount sufficient to pay the Financing Amount, but, in each case of the foregoing clauses (A) and (B), only to the extent doing so would not constitute or effect a Prohibited Modification. Purchaser shall (x) promptly notify the Seller of its intention to make any amendment, replacement, supplement or other modification of, or waive any of its rights or remedies or any other parties under the Debt Commitment Letter (or to the extent entered into prior to the Closing Date, any Definitive Agreement) and keep the Seller reasonably informed of the terms thereof and (y) provide the Company substantially final drafts of any proposed amendment, replacement, supplement, other modification or waiver to the Debt Commitment Letter and Definitive Agreements prior to execution thereof so as to permit the Company three (3) Business Days in which to confirm that such proposed amendment, replacement, supplement, other modification or waiver complies with this Section 8.07(b) and would not effect a Prohibited

Modification. Purchaser shall deliver to the Seller true, complete and correct copies of all amended Debt Commitment Letter and Definitive Agreements promptly and in any event within one (1) Business Day of being obtained or available to Purchaser. Upon the effectiveness of any such amendment, replacement, supplement, modification or waiver of or under any Debt Commitment Letter not constituting or effecting a Prohibited Modification and otherwise in express compliance with this Section 8.07(b), the term “Debt Commitment Letter” shall mean the Debt Commitment Letter as amended, replaced, supplemented or modified or subject to such waiver, in each case, in express compliance with this Section 8.07(b).

(c) In the event that any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter (including, to the extent exercised in accordance with the terms of such fee letter, the “flex” provisions contained in the related fee letter), regardless of the reason therefor, Purchaser shall, (i) promptly notify the Company of such unavailability and the reason therefor and (ii) use commercially reasonable efforts to arrange and obtain from the same or alternative sources, as promptly as practicable, alternative financing in an amount sufficient, when taken together with the available portion of the Debt Financing, if any, to consummate the Transactions and to pay the Financing Amount, on terms and conditions not materially less favorable, taken as a whole, to Purchaser than those contained in the Debt Commitment Letter in effect as of the date of this Agreement (provided that no New Commitment Letter shall contain any terms or conditions that would constitute or effect a Prohibited Modification if implemented as an amendment or other modification to the Debt Commitment Letter in effect as of the date of this Agreement) (the “Alternate Financing”), and to obtain a new financing commitment letter with respect to such Alternate Financing (together with any related fee letter, the “New Commitment Letter”) (it being understood and agreed that any fee letter delivered in connection with any New Commitment Letter may be redacted in the same manner as set forth in the definition of “Debt Commitment Letter” as in effect as of the date of this Agreement). Purchaser shall keep the Company reasonably informed of the terms of any Alternate Financing and provide the Company final drafts of all proposed New Commitment Letters prior to execution thereof so as to permit the Company three (3) Business Day period in which to confirm that such proposed New Commitment Letters comply with this Section 8.07(c). Purchaser shall deliver to the Company true and correct copies of all New Commitment Letters (including related fee letters which may be redacted in the same manner as the Debt Fee Letters as in effect as of the date of this Agreement) promptly and in any event within one (1) Business Day of being obtained by, or available to, Purchaser. In the event any New Commitment Letter is provided to Seller in accordance with this Section 8.07(c), (A) the term “Debt Commitment Letter” shall be deemed to include the New Commitment Letters (as may be subsequently amended, replaced, supplemented or modified in accordance with this Section 8.07(c)), (B) the term “Debt Financing” shall be deemed to include such Alternate Financing and (C) the term “Debt Financing Sources” shall be deemed to include the lender parties to the New Commitment Letters. In the event that Alternate Financing shall be obtained pursuant to this Section 8.07(c), Purchaser shall comply with the covenants and prohibitions in this Section 8.07 with respect to such Alternate Financing and New Commitment Letters.

(d) Purchaser shall (i) provide the Company with prompt written notice of (A) any breach, default, termination or repudiation (or any event or circumstance that with or without the lapse of time, or both, would give rise to any breach or default) by any party to the Debt Commitment Letter (including any New Commitment Letter) or any Definitive Agreement, and a copy of any written notice or other written communication from any Debt Financing Source or other financing source with respect to any actual or threatened breach, default, termination or repudiation by any party to the Debt Commitment Letter or any Definitive Agreement of any provision thereof, (B) any material dispute or disagreement between or among any parties to the Debt Commitment Letter or any Definitive Agreement with respect to which Purchaser is aware that threaten to terminate or repudiate the Debt Commitment Letter or any Definitive Agreement, and (C) any event, information, development or circumstance that would or would reasonably be expected to result in any condition precedent to the funding of the Debt Financing (including any Alternate Financing) not being satisfied on the Closing Date and (ii) as soon as reasonably practicable, and in any event not later than three (3) Business Days following the Company’s request therefor, provide any information reasonably requested by the Company relating to any circumstance referred to in the preceding clause (i). Without limiting the foregoing, Purchaser shall keep the Company reasonably informed of the status of its efforts to consummate the Debt Financing (including any Alternate Financing) and, upon reasonable request by the Company, shall provide the Company copies of any definitive documents related thereto.

(e) The foregoing notwithstanding, compliance by Purchaser with Section 8.07(c) shall not relieve Purchaser of its obligations to consummate the Transactions whether or not the Debt Financing is available, and Purchaser acknowledges and agrees that (x) in no event shall the receipt or availability of any funds or financing (including the Debt Financing) by Purchaser or any of its Affiliates, or the consummation of any other financing or other transactions, be a condition to any of Purchaser’s obligations under this Agreement and (y) the Company and its Affiliates have no responsibility for any financing Purchaser may raise in connection with the Transactions, in each case of the foregoing clauses (x) and (y) including, for the avoidance of doubt, the Debt Financing (including any Alternate Financing).

ARTICLE IX

MUTUAL COVENANTS

9.01 Tax Matters.

(a) Transfer Taxes. All transfer, documentary, sales, use, registration, stamp or other similar Taxes or charges resulting from the Transactions (collectively, “Transfer Taxes”), including all reasonable out-of-pocket costs and expenses associated with the preparation and filing of any Tax Returns required with respect to Transfer Taxes, shall be borne 50% by the Purchaser and 50% by the Seller. The party responsible under applicable Law for submitting payment of such Transfer Taxes shall prepare and file (or cause to be prepared and filed) all necessary Tax Returns in respect of Transfer Taxes that are required by applicable Law to be filed. The parties agree to cooperate in good faith to minimize, to the extent possible under applicable Law, the amount of any such Transfer Taxes.

(b) Tax Cooperation. The parties shall (and shall cause their respective Affiliates to) fully cooperate as and to the extent reasonably requested by another Party in connection with the preparation and filing of Tax Returns for any Pre-Closing Tax Period or Straddle Period and the defense of any audit, litigation or other action with respect to Taxes imposed on or with respect to the assets, operations or activities the Company or its Subsidiary for any Pre-Closing Tax Period or Straddle Period (each a “Tax Proceeding”) and any other items related to Taxes for purposes of finally determining Leakage and Transaction Expenses under Section 1.04. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Tax Return, Tax Proceeding or determination and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

9.02 HSR and Other Approvals.

(a) As promptly as reasonably practicable following the execution of this Agreement, but in no event later than ten (10) days following the date of this Agreement, the Purchaser, the Seller and the Company shall make any filings required under the HSR Act. As promptly as reasonably practicable, the Purchaser and the Company also shall make the filings and notifications as may be required by foreign competition laws and merger regulations (the “Competition Law Notifications”), if any. Each of the Purchaser, the Seller and the Company shall cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under any applicable Antitrust Laws. Unless otherwise agreed, the Purchaser, the Seller and the Company shall each use its commercially reasonable efforts to ensure the prompt expiration or termination of any applicable waiting period under the HSR Act or any Competition Law Notifications. Notwithstanding anything in this Agreement to the contrary, the parties shall jointly determine the strategy to be pursued for obtaining all approvals and clearances under any Antitrust Law, including with respect to any filings, notifications, submissions and communications made in connection with the obtaining of the required approvals or clearance under any Antitrust Law (including any “pull and refile” under the HSR Act).

(b) The Purchaser and the Company shall each use its commercially reasonable efforts to respond to and comply with any request for information from any Governmental Entity charged with enforcing, applying, administering, or investigating the HSR Act, any Competition Law Notifications or any other Law designed to prohibit, restrict or regulate actions for the purpose or effect of mergers, monopolization, restraining trade or abusing a dominant position (collectively, “Antitrust Laws”), including the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, the European Commission or any other competition authority of any jurisdiction (each, an “Antitrust Authority”). The Purchaser, the Seller and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Antitrust Authority.

(c) In furtherance of the covenants of the parties contained in this Section 9.02 but subject to this Section 9.02(c), each of the Purchaser, the Seller and the Company shall use its commercially reasonable efforts to ensure that no Governmental Entity enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any Law or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Transactions, and to ensure that no Antitrust Authority with the authority to clear, authorize or otherwise approve the consummation of the Transactions, fails to do so by the Outside Date, including by (i) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or its Subsidiary; (ii) terminating existing relationships, contractual rights or obligations of the Company or its

Subsidiary; (iii) terminating any venture or other arrangement of the Company or its Subsidiary; (iv) creating any relationship, contractual rights or obligations of the Company or its Subsidiary or (v) effectuating any other change or restructuring of the Company or its Subsidiary (and, in each case, entering into agreements or stipulating to the entry of an order or decree or filing appropriate applications with any Antitrust Authority in connection with any of the foregoing); provided, that notwithstanding anything in this Section 9.02 to the contrary, (A) none of Flex, the Purchaser or their respective Affiliates shall be obligated to take or agree or commit to take any action that relates to any businesses, assets or properties of Flex or any of its Subsidiaries, (B) no party or any of its Affiliates shall be obligated to take or agree or commit to take any action that is not conditioned on the Closing and (C) no party or any of its Affiliates shall be obligated to (and without the consent of the Purchaser and Flex, no other party or any of its Affiliates shall) take or agree or commit to take any action that would reasonably be expected to result in a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company Group, taken as a whole, or the benefits to the Purchaser and its Affiliates of the Transactions (this clause (C), a “Burdensome Condition”).

(d) The Purchaser and the Company shall not acquire or enter into any agreement to acquire (by merger, consolidation, acquisition of equity interests or assets, joint venture or otherwise) any Person or a business division thereof, in each case in the business in which the Company operates, if such acquisition or the entering into such agreement would reasonably be expected to materially hinder or delay the obtaining of clearance or the expiration of the required waiting period under the HSR Act, any Competition Law Notifications or any other applicable Antitrust Law.

(e) Prior to the Closing, the parties hereto shall use commercially reasonable efforts to obtain, prior to Closing, all consents, waivers and approvals necessary with respect to the consummation of the Transactions under any Contract of the Company or its Subsidiaries; provided, however, that no party hereto shall be required to make, or obligate itself to make, any payment to any third party in order to obtain any such consent, waiver or approval.

9.03 Financing Cooperation.

(a) Prior to the Closing, the Seller and the Company shall use, and shall cause the Company’s Subsidiary to use, commercially reasonable efforts to provide reasonable cooperation that is customarily required for any Equity Financing or debt financings similar to the Debt Financing, to the extent reasonably requested, upon reasonable prior notice, in writing by Purchaser and at Purchaser’s sole cost and expense, in connection with the arrangement of any Equity Financing or the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries), including using commercially reasonable efforts to (it being understood that the obligations of the Seller under this Section 9.03 shall be limited to assisting with the delivery of information about the Company and its Subsidiaries and the business if requested of the Company pursuant to this clause (a)):

(i) participate in a reasonable number of meetings (which may be virtual), due diligence sessions and presentations with rating agencies and potential lenders or Equity Financing Sources, to the extent customarily required for financings of a type similar to the Debt Financing or any Equity Financing and at reasonable times during normal business hours and with reasonable advance notice to Purchaser (but limited to not more than one virtual meeting with the Debt Financing Sources);

(ii) provide reasonable and customary assistance to Purchaser, the Equity Financing Sources and the Debt Financing Sources in the preparation of confidential information memoranda, lender presentations, prospectuses, offering memoranda, road shows, ratings agency presentations and other similar customary marketing materials required to obtain the Debt Financing or any Equity Financing; provided that, (x) this clause (ii) shall not be deemed to require the Company to provide any financial statements other than financial information that is not readily available and maintained in the ordinary course of business (as reasonably determined by the Company) and (y) all such materials prepared by or on behalf of or utilized by Purchaser or any of the Equity Financing Sources, Debt Financing Sources or Debt Financing Parties in connection with any Equity Financing or the Debt Financing shall exculpate the Company, the Seller and the other Company Cooperation Parties (as defined below) from any liability for the use or misuse of the contents of such materials by the recipients thereof;

(iii) provide customary authorization letters and representation letters (in each case, containing customary exculpation provisions, qualifications, and knowledge qualifiers) to the Equity Financing Sources or Debt Financing Sources as may reasonably be requested by any Equity Financing Source or Debt Financing Source, authorizing the distribution of information to prospective lenders or investors and containing customary representations regarding the presence of or absence of material non-public information relating to the Company and its Subsidiaries (and, for the avoidance of doubt, not relating to Purchaser, any of its other Affiliates, Spinco, the Transactions, any pro forma financial information or any projections or other forward-looking information) for the purposes of United States federal securities laws and the accuracy, in all material respects, of the historical factual information regarding the Company and its Subsidiaries furnished in writing by the Company expressly for inclusion therein; provided that the Company shall be given a reasonable opportunity prior to execution to review and provide comments on any such letter and any information to be distributed in connection therewith;

(iv) provide all reasonably requested financial data and other information regarding the Company and its Subsidiaries reasonably necessary to permit Purchaser to prepare customary pro forma financial statements (and accompanying footnotes) that would be required by Regulation S-X (or are customarily provided) to be presented in connection with the Transactions in any registration statement or prospectus filed by Purchaser or its Affiliates with the SEC in connection with any Debt Financing or Equity Financing; provided, that, (A) this clause shall supplement, and not duplicate, the obligations set forth in Section 7.07, (B) Purchaser or its Affiliates shall be solely responsible for the actual preparation of such pro forma financial statements and accompanying footnotes, and (C) no Company Cooperation Party will be required to provide any information or assistance relating to (1) the proposed amount of the Debt Financing or the Equity Financing or any assumed interest rates, dividends (if any) or fees and expenses relating to the incurrence of such Debt Financing or Equity Financing, (2) any post-Closing or other pro forma adjustments (including cost savings, synergies, capitalization or ownership) desired to be incorporated into any information used in connection with the Debt Financing or the Equity Financing, (3) any financial information related to Purchaser or any of its Subsidiaries, (4) any other information required by Rules 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X or information required by Item 302 or 402 of Regulation S-K under the Securities Act or any information regarding officers or directors, executive compensation and related person disclosure, (5) segment financial information, (6) any solvency certificate or similar certification or representation or (7) any other information customarily excluded from an offering memorandum for private placements of 144A debt securities or any other information that is not readily available to the Company Cooperation Parties without undue effort and, in the case of financial information, prepared or available in the ordinary course of its financial reporting practice or from its books and records;

(v) use commercially reasonable efforts to request that its independent registered public accountants provide (i) customary comfort letters with respect to financial information related to the Company and its Subsidiaries (in each case, derived from the audited or reviewed financial statements of the Company and its Subsidiaries) to the extent such comfort letters are required to be delivered to the applicable underwriters, initial purchasers or placement agents in connection with any issuance of securities in any Equity Financing or Debt Financing and (ii) any required consents of such accountants for use of their reports in any public filing by Purchaser or its Affiliates with the SEC or other materials relating to any Equity Financing or Debt Financing; provided, that (A) all fees and expenses of such accountants in connection therewith shall be borne by Purchaser (B) Purchaser shall execute any customary representation letter reasonably requested by such accountants in connection with the issuance of any such comfort letter and (C) none of the Company, the Seller or any Company Cooperation Party shall be deemed in breach of this clause (v), and no such comfort letter or consent shall constitute a condition to the Closing, if such accountants decline to deliver any such comfort letter or consent notwithstanding the Company’s use of commercially reasonable efforts to request the same;

(vi) provide all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230, relating to the Company or any of its Subsidiaries to the extent such documentation and other information is required to be delivered as a condition precedent to the funding of the Debt Financing, in each case as reasonably requested in writing by Purchaser at least ten (10) Business Days prior to the Closing Date;

(vii) to the extent required pursuant to the Debt Commitment Letter, cooperate with Purchaser to obtain reasonable and customary corporate and facilities credit ratings; and

(viii) assist in the preparation of, and, solely to the extent effective only upon the consummation of the Closing, execute and deliver at Closing, Definitive Agreements, including guarantee and collateral documents and customary closing certificates, and facilitate the pledging of collateral, in each case, to the extent required pursuant to the Debt Commitment Letter. It being understood and agreed that the obligors under this Section 9.03(a) shall have satisfied their respective obligations set forth in Section 9.03(a)(i) through Section 9.03(a)(viii) if such obligor shall have used commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided.

(b) Notwithstanding anything to the contrary in Section 9.03(a) or otherwise in this Agreement, none of the Company nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 9.03(b) that would (i) require any of the Seller, the Company or any of their respective Subsidiaries or any of its or their respective representatives (including officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) (collectively, the “Company Cooperation Parties”) to (A) pass resolutions or consents to approve or authorize the execution of any Equity Financing or the Debt Financing or (B) enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement in connection with any Equity Financing or the Debt Financing, in each case of the foregoing clauses (A) and (B), the effectiveness of which is not conditioned on the occurrence of the Closing, other than delivery of customary authorization letters and representation letters (in each case, containing customary exculpation provisions) contemplated by Section 9.03(a)(iii) in connection with any Equity Financing or the Debt Financing (provided that the recipients of any information covered by such authorization letters or representation letters shall agree that none of the Company Cooperation Parties, the Seller or the Company shall have any liability with respect to the use or misuse of the applicable information covered thereby); provided, further, that in no event shall any director, member, partner, manager or officer of the Company or its Subsidiaries be required to take any action described in this clause (i) unless such director, member, partner, manager or officer will retain its respective position on and after the Closing Date (other than, to the extent required in connection with any Equity Financing or the Debt Financing, the execution of customary authorization letters and representation letters contemplated by Section 9.03(a)(iii); provided, that in no event shall any Company Cooperation Party be required to assume any expense in connection with the execution of such documents), (ii) cause any representation or warranty in this Agreement to be breached by any Company Cooperation Party or require any Company Cooperation Party to make a representation, warranty or certification that (A) in the determination of such Person is not true or (B) results in or requires any Company Cooperation Party being responsible to, giving any indemnities to, or otherwise having any potential liability or obligations to, any Person (including, without limitation, the Purchaser, any Equity Financing Source, any Debt Financing Source or any third party) for any such representation, warranty or certification, (iii) require any Company Cooperation Party to (A) pay any commitment or other similar fee or incur or assume or become responsible for the payment of any other expense, liability or obligation in connection with any Equity Financing or the Debt Financing that is not reimbursed by Purchaser at or prior to the Closing or (B) enter into or approve any Equity Financing or Debt Financing that is not conditioned on the occurrence of the Closing or have any obligation under any agreement, certificate, document or instrument that is effective prior to the occurrence of the Closing, other than in the case of the authorization letters or representation letters referred to in clause (i)(B) above, (iv) subject any director, officer, employee or shareholder of a Company Cooperation Party to any actual or potential personal liability, (v) conflict with or violate the organizational documents of a Company Cooperation Party, any Material Contract, or any applicable Laws or any applicable judgment or result in the disclosure of trade secrets or competitively sensitive information to third parties and/or jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege (in each case, as reasonably determined by the Seller), (vi) conflict or be reasonably expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Contract to which any Company Cooperation Party is a party, (vii) require any Company Cooperation Party to prepare or deliver any pro forma financial statements, adjustments, projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing or any Equity Financing, it being understood that Purchaser or its Affiliates shall be solely responsible for the actual preparation of any pro forma financial statements contemplated by Section 9.03(a)(iv), (viii) require delivery of any internal or external legal opinions by any Company Cooperation Party, (ix) require any Company Cooperation Party to consent to a pre-filing of UCC financing statements or any other grant of Liens prior to the Closing, (x) require any action that would cause reputational damage or harm to, or unreasonably interfere with the ongoing commercial operations of, the Company, or (xi) prepare or provide any financial information other than as specifically required by Section 9.03(a)(ii) and 9.03(a)(iv). Nothing contained in this Section 9.03(b) or otherwise in this Agreement shall require any Company Cooperation Party, prior to the Closing, to be a borrower, issuer, seller or other obligor with respect to any Equity Financing, the Debt Financing or other financing prior to the Closing.

(c) Purchaser shall promptly, and in any event not later than the earlier of (x) ten (10) Business Days following the Company’s request therefor, (y) the Closing Date or (z) the termination of this Agreement in accordance with its terms, reimburse the Company Cooperation Parties for all reasonable costs, fees and expenses incurred by any of them in connection with any cooperation provided under, or otherwise with respect to fulfilling any obligations pursuant to, this Section 9.03 (including all reasonable out-of-pocket costs and attorneys’ fees and expenses and the fees and expenses of accountants (including PwC), financial advisors, other advisors and other Representatives) and shall indemnify and hold harmless the Company Cooperation Parties from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees and expenses), interest, awards, judgments and penalties suffered or incurred by any of them in connection with any Equity Financing or the Debt Financing, including any liability arising under, out of or relating to applicable securities laws in connection with any authorization letter, representation letter, or use of financial information provided pursuant to Section 9.03(a)(iii), (iv) or (v), whether arising before or after the Closing Date, any action taken by any of them at the request of Purchaser or its representatives pursuant to this Section 9.03 and any information used in connection therewith or with the cooperation of the Company Cooperation Parties. Purchaser’s obligations pursuant to this Section 9.03(c) shall survive the consummation of the Transactions and any termination of this Agreement.

(d) The Parties acknowledge and agree that (i) the provisions contained in this Section 9.03 represent the sole obligations of the Company Cooperation Parties with respect to cooperation in connection with the arrangement of debt, equity, equity-linked or other any financing (including any Equity Financing, the Debt Financing and any Alternate Financing) to be obtained or undertaken by Purchaser or any of its Affiliates in connection with the Transactions, and no other provision of this Agreement (including the Exhibits and Schedules hereto), the Debt Commitment Letter or the Definitive Agreements shall be deemed to expand or modify such obligations and (ii) if, in connection with any Alternate Financing, the scope of assistance required under this Section 9.03 as compared to the assistance that would be required or expected to be required in connection with the Debt Commitment Letter in effect as of the date of this Agreement and the related Debt Financing is changed or expanded, the Company and its Subsidiaries shall be deemed to have complied with this Section 9.03 for purposes of any termination of this Agreement if they have provided Purchaser with the assistance that would otherwise be required under this Section 9.03 with respect to the Debt Commitment Letter and the Debt Financing as in effect on the date of this Agreement, in each case without giving effect to any New Commitment Letter and Alternate Financing to the extent such New Commitment Letter and Alternate Financing provide for such additional or different requirements. In no event shall the receipt or availability of any funds or financing (including the Debt Financing) by Purchaser or any of its Affiliates, or the consummation of any other financing or other transactions, be a condition to any of Purchaser’s obligations under this Agreement.

(e) All non-public or otherwise confidential information regarding the Company Cooperation Parties obtained by Purchaser or its representatives pursuant to this Section 9.03 shall be kept confidential in accordance with the Confidentiality Agreement. Any offering materials, presentations, bank information memoranda, or other similar marketing documents prepared by or on behalf of Purchaser or the Equity Financing Sources or Debt Financing Sources in connection with any Equity Financing or Debt Financing that include any information provided by the Company Cooperation Parties shall include a conspicuous disclaimer to the effect that none of the Company Cooperation Parties has any responsibility for the content of such document to the recipients thereof. Subject to Section 7.07(e), the Company hereby expressly authorizes and consents, on behalf of itself and its Affiliates and Representatives, to the reasonable use of any financial statements or other information or data provided to Purchaser or the Equity Financing Sources or Debt Financing Sources pursuant to this Section 9.03 in connection with any Equity Financing or Debt Financing. Purchaser shall have the right to use the name and logo of the Company in connection with any Debt Financing or Equity Financing; provided that such name and logo shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company, any of its Subsidiaries or any of its or their respective Affiliates or representatives or their reputation or goodwill.

(f) Notwithstanding anything to the contrary set forth herein, neither the Company nor the Seller shall be deemed in default of, or otherwise in breach of its obligations under, this Section 9.03, and the conditions set forth in Section 8.07(d) as it relates to this Section 9.03 shall be deemed satisfied, unless the Company or the Seller willfully and materially breach their respective obligations under this Section 9.03 (and Purchaser shall have delivered written notice in good faith to the Company and the Seller of such breach, which includes reasonable detail regarding the cooperation required to cure such alleged breach, and the Company and the Seller have failed to cure such breach within a reasonable time period following such notice) and such material breach is the proximate cause of the failure to obtain any Equity Financing or the Debt Financing.

9.04 Payoff Letters; Invoices.

(a) So long as the same shall be conditioned upon the Closing, on or prior to the Closing Date, the Company shall prepare, execute and deliver (or cause to be delivered) customary payoff letters, termination notices (if applicable) and Lien and guaranty releases or other similar evidence at the time of the payoff corresponding to the Repaid Indebtedness, in each case in form reasonably acceptable to the Purchaser (the “Payoff Letters”), which shall evidence the payoff in full of the Repaid Indebtedness on the Closing Date, the termination of documentation with respect thereto, the release of any Lien or guaranty, and any obligation to cash collateralize (to the extent such letters of credit cannot be rolled into Purchaser’s existing financing arrangements or backstopped, or are otherwise required to be cash collateralized by the financial institutions providing Purchaser’s existing financial arrangements), backstop or otherwise terminate (as may be elected by Purchaser) any and all letters of credit issued for the Company under any Repaid Indebtedness (and to cause drafts of each of the foregoing to be provided to Purchaser for Purchaser’s review no later than three (3) Business Days prior to the Closing Date).

(b) No later than three (3) Business Days prior to the Closing Date, the Company shall deliver, or cause to be delivered, final invoices in respect of any Transaction Expenses that will remain unpaid as of immediately prior to the Closing (the “Invoices”), which such Invoices shall include the total amount payable to the applicable payee in respect of the Transactions and the applicable wire instructions for the payment thereof.

ARTICLE X

SURVIVAL

10.01 Survival of Representations, Warranties, Covenants, Agreements and Other Provisions.

(a) Other than in respect of Fraud, none of the representations and warranties of the Seller contained in Article IV or Article V or of the Purchaser contained in Article VI, nor any of the corresponding representations and warranties contained in the certificates delivered by such parties at the Closing, shall survive the Closing hereunder, and no claim for breach of any such representations or warranties may be made after the Closing Date. The covenants and agreements of the Company, the Seller and the Purchaser that by their terms are to be performed prior to the Closing or otherwise relate solely to the period prior to the Closing Date shall, in each case, terminate at the Closing, and no claim for breach of any such covenants or agreements may be made after the Closing Date. The covenants and agreements of the Company, the Seller and the Purchaser that by their terms are to be performed at or after the Closing shall, in each case, survive until fully performed.

(b) The parties agree that the sole and exclusive remedy for any claims for any inaccuracy or breach of any representation or warranty of the Seller under this Agreement or arising out of or relating to the Transactions, except in the case of Fraud, shall be to recover from the R&W Policy, and neither the Purchaser nor any Affiliate of the Purchaser shall be entitled to any remedy from the Seller for any inaccuracy or breach of any such representation or warranty, except in the case of Fraud. It is the express intent of the parties to this Agreement that, other than in respect of Fraud, the survival of the representations and warranties in this Agreement and any other purported representation or warranty (and the associated right to bring a claim for a breach of such representations and warranties) is shorter than the statute of limitations that would otherwise have been applicable to such representations or warranties, and, by contract, the applicable statute of limitations with respect to such representation or warranty (and the associated right to bring a claim for a breach of such representations and warranties) are hereby reduced so they end at the Closing. The provisions of this Agreement (including, without limitation, the specific representations and warranties set forth herein and the non-survivability of such representations and warranties) were specifically bargained-for between the Purchaser, the Company and the Seller and were taken into account by the Purchaser, the Company and the Seller in arriving at the Purchase Price.

10.02 Acknowledgment of Purchaser. The Purchaser acknowledges and agrees that the Purchaser and its Affiliates have conducted to their satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties (whether real, personal or mixed) and projected operations of the Company Group and, in making its determination to proceed with the Transactions, the Purchaser has relied solely on the results of its own independent investigation, the representations and warranties set forth in Article IV and Article V and in the certificate to be delivered by the Seller at the Closing pursuant to Section 2.02(c). The Purchaser further acknowledges and agrees (i) representations and warranties in Article IV and Article V and in the certificate to be delivered by the Seller at the Closing pursuant to Section 2.02(c) constitute the sole and exclusive representations and warranties of the Company and the Seller, respectively, in connection with the Transactions (including with respect to information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, any estimates, projections, predictions or other forward-looking information, or information relating to the quality, quantity or condition of the properties (whether real, personal or mixed) or assets of the Company or its Subsidiary), (ii) except as expressly set forth in Article IV and Article V of this Agreement, (x) no representation or warranty has been or is being made by the Company, the Seller or any other Person as to the accuracy or completeness of any of the information provided or made available to the Purchaser or any of its Affiliates or representatives and (y) there are uncertainties inherent in attempting to make estimates, projections, forecast, plans, budgets and similar materials and information, the Purchaser is familiar with such uncertainties, the Purchaser is taking full responsibility for making its own evaluations of the adequacy and accuracy of any and all estimates, projections, forecasts, plans, budgets and other materials or information that may have been delivered or made available to it or any of its representatives and the Purchaser has not relied or will not rely on such information, and (iii) that all representations and warranties of any kind or nature expressed or implied (other than as expressly set forth in Article IV and Article V of this Agreement and in the certificate to be delivered by the Seller at the Closing pursuant to Section 2.02(c)) are specifically disclaimed by the Company and the Seller, and none of the Seller or the Company or any of their respective Affiliates shall have any liability to Purchaser or its Affiliates resulting from Purchaser’s reliance on any such disclaimed representation or warranty.

ARTICLE XI

TERMINATION

11.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Purchaser and the Seller;

(b) by the Purchaser, if there has been a material violation or breach by the Company or the Seller of any covenant, representation or warranty contained in this Agreement in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions to the Closing set forth in Section 3.01(a) or Section 3.01(b), as applicable, and (i) such violation or breach has not been waived by the Purchaser and (ii) such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (A) twenty (20) days (or, with respect to the covenants set forth in Section 7.07, ten (10) days) after written notice of such violation or breach from the Purchaser to such Seller or the Company or (B) the Outside Date; provided, that Purchaser is not then in material breach of this Agreement so as to cause any of the conditions to Closing set forth in Section 3.02(a) or Section 3.02(b), as applicable, not to be satisfied;

(c) by the Seller, if there has been a material violation or breach by the Purchaser of any covenant, representation or warranty contained in this Agreement, in each case in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions to the Closing set forth in Section 3.02(a) or Section 3.02(b), as applicable, and (i) such violation or breach has not been waived by the Seller and (ii) such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (A) twenty (20) days after written notice of such violation or breach from the Seller to the Purchaser, or (B) the Outside Date; provided, that neither the Company nor the Seller is then in material breach of this Agreement so as to cause any of the conditions to Closing set forth in Section 3.01(a) or Section 3.01(b) not to be satisfied; or

(d) by either the Purchaser or the Seller, if the Transactions have not been consummated on or before December 31, 2026 (such date, as extended pursuant to this Section 11.01(d), the “Outside Date”); provided, that if any of the conditions set forth in Section 3.01(c) or Section 3.02(c) (in each case solely if in respect of Antitrust Laws of the United States), Section 3.01(d) or Section 3.02(d) shall not have been satisfied or validly waived by the Outside Date, but all other conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to those conditions being capable of being satisfied at such time were the Closing were to have occurred at such time) have been satisfied or validly waived, then the Outside Date shall automatically be extended to March 31, 2027; provided, further, that if any of the conditions set forth in Section 3.01(c) or Section 3.02(c) (in each case solely if in respect of Antitrust Laws of the United States), Section 3.01(d) or Section 3.02(d) shall not have been satisfied or validly waived by the Outside Date (as extended pursuant to the immediately preceding proviso), but all other conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to those conditions being capable of being satisfied at such time were the Closing were to have occurred at such time) have been satisfied or validly waived, then the Outside Date shall automatically be extended to June 30, 2027; provided, further, that the right to terminate this Agreement under this Section 11.01(d) shall not be available to the Purchaser or the Seller where the failure of the Purchaser or the Company or the Seller, as applicable, to fulfill its obligations under this Agreement has caused or resulted in the failure of the Closing to occur prior to such date; or

(e) by either the Purchaser or the Seller, if there shall be in effect a final non-appealable Law of a Governmental Entity which would permanently enjoin, restrain, prohibit, or prevent the performance of this Agreement or the consummation of the Transactions, or declare unlawful the Transactions; provided that the right to terminate this Agreement under this Section 11.01(e) shall not be available to the Purchaser or the Company where the failure of the Purchaser or the Company or the Seller, as applicable, to fulfill its obligations under this Agreement has caused or resulted in the imposition of such Law.

11.02 Effect of Termination. In the event this Agreement is terminated by either the Purchaser or the Seller as provided in Section 11.01, the provisions of this Agreement shall immediately become void and of no further force and effect (other than Section 7.02(b), this Section 11.02, Article XII and Article XIII hereof, which shall survive the termination of this Agreement), and, there shall be no liability on the part of the Purchaser, the Company or the Seller to one another, except for willful and intentional breaches of this Agreement prior to the time of such termination or in the case of Fraud. For purposes of clarification, the parties agree that if the Purchaser does not close the Transactions in circumstances in which all of the closing conditions set forth in Section 3.01 have been satisfied or waived by the Purchaser (and Seller and the Company are ready, willing and able to close), such election shall be deemed to be a willful and intentional breach of this Agreement.

ARTICLE XII

DEFINITIONS

12.01 Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“280G Vote” has the meaning set forth in Section 7.06.

“401(k) Plan” has the meaning set forth in Section 7.05.

“Accounting Expert” has the meaning set forth in Section 1.04(c).

“Additional Leakage” has the meaning set forth in Section 1.04(d).

“Additional Transaction Expenses” has the meaning set forth in Section 1.04(d).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“AI Technologies” means any and all deep learning, machine learning, automated decision making and other artificial intelligence technologies, including any and all: (i) algorithms, software, generative artificial intelligence tools or other IT assets or systems that make use of or employ large language models, expert systems, natural language processing, computer vision, automated speech recognition, automated planning and scheduling, neural networks, statistical learning algorithms (such as linear and logistic regression, support vector machines, random forests or k-means clustering), transformers, trained models or reinforcement learning; and (ii) embodied artificial intelligence and related hardware or equipment.

“Alternate Financing” has the meaning set forth in Section 8.07(c).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), see 15 U.S.C. § 78dd-1, et seq., the Laws of the United States prohibiting domestic bribery and corruption, see, e.g., 18 U.S.C. §§ 201, 666, 1346, the UK Bribery Act 2010, and all other applicable Laws administered by any Governmental Entity prohibiting bribery or corruption.

“Anti-Money Laundering Laws” means the Laws of the United States and any other relevant jurisdiction relating to money laundering, drug trafficking, terrorist-related activities including terrorist financing, or other money laundering predicate crimes under any applicable Law, including but not limited to the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), or any other U.S. or non-U.S. Law or regulation governing such activities.

“Antitrust Authority” has the meaning set forth in Section 9.02(b).

“Antitrust Laws” has the meaning set forth in Section 9.02(b).

“Assignment” has the meaning set forth in Section 2.02(a).

“Audited Financial Statements” has the meaning set forth in Section 4.04(a).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are not required or authorized by Law to be closed in San Diego, California or New York, New York.

“Burdensome Condition” has the meaning set forth in Section 9.02(c).

“CapEx Budgeted Amounts” has the meaning set forth in Section 7.01(b)(xix).

“Charge Parent Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 9, 2022, by and among Seller, Charge Sub Corp., the Company and Devin Dilley, solely in his capacity as Shareholders’ Representative, as may be amended, restated or otherwise modified from time to time, together with each other agreement, certificate and instrument entered into or delivered in connection therewith.

“Citibank Credit Agreement” means that certain Credit Agreement, dated as of December 23, 2024, by and among, among others, the Company, as borrower, Citibank, N.A., as agent, sole bookrunner and lead arranger, and the lenders from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Closing” has the meaning set forth in Section 2.01.

“Closing Date” has the meaning set forth in Section 2.01.

“Closing Statement” has the meaning set forth in Section 1.04(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Assets” means the assets and properties (whether real, personal or mixed) of the Company Group.

“Company Common Stock” means the Company’s common stock, par value $0.0001.

“Company Cooperation Parties” has the meaning set forth in Section 9.03(b).

“Company Data” means all data maintained by or on behalf of the Company Group, whether or not in electronic form.

“Company Equity Incentive Plan” means the Company’s 2022 Long Term Incentive Plan.

“Company Group” means, collectively, the Company and its Subsidiary.

“Company’s Knowledge” and “Knowledge of the Company” has the meaning set forth in Section 13.03.

“Competition Law Notifications” has the meaning set forth in Section 9.02(a).

“Confidentiality Agreement” has the meaning set forth in Section 7.02(b).

“Continuing Employees” has the meaning set forth in Section 8.05(a).

“Contract” means any legally binding agreement, contract, commitment, guarantee, purchase order, arrangement, lease, loan agreement, security agreement, license, indenture or similar instrument, whether oral or written.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property Rights”.

“Data Privacy Requirements” has the meaning set forth in Section 4.09(b).

“Debt Commitment Letter” has the meaning set forth in Section 6.07(a).

“Debt Fee Letters” has the meaning set forth in Section 6.07(a).

“Debt Financing” has the meaning set forth in Section 6.07(a).

“Debt Financing Parties” means the Debt Financing Sources, together with their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, partners, controlling Persons, advisors, attorneys, agents and representatives and their respective successors and assigns, in their capacities as such; provided that neither Purchaser nor any of its Affiliates shall be a Debt Financing Party.

“Debt Financing Sources” means the Persons (or any of their Affiliates) that have committed to provide or arrange the Debt Financing (including any Alternate Financing) in connection with the Transactions, including the parties to any commitment letters (including the Debt Commitment Letter or any New Commitment Letter), engagement letters, joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto.

“Definitive Agreements” has the meaning set forth in Section 8.07(a).

“Disclosure Schedules” has the meaning set forth in Article IV.

“Draft Q3 Financial Statements” has the meaning set forth in Section 7.07(a)(i).

“D&O Tail” has the meaning set forth in Section 8.02(b).

“EIP Payments” means the aggregate cash payments payable at Closing in respect of the Ownership Interests issued and outstanding under the Charge Parent, LLC 2025 Employee Incentive Plan immediately prior to Closing, including, for the avoidance of doubt, the incentive payments listed on Annex 4.05(a)(i) attached to the Disclosure Schedules.

“Employee” means any current or former employee of the Company or its Subsidiary.

“Employee Plan” has the meaning set forth in Section 4.13(a).

“Environmental Laws” means any applicable Laws regarding protection of the environment or natural resources, or the use, treatment, storage, discharge, Release, or transportation of, or exposure of any Person to, any Hazardous Substances.

“Equity Financing” means any equity financing undertaken by the Purchaser or its Affiliates, including any private or public offering of equity or equity-linked securities (including convertible or exchangeable securities, preferred stock or hybrid debt-equity securities), for the purpose of financing all or any portion of the consideration payable in connection with the Transactions or repaying any portion of the Debt Financing, in each case undertaken in connection with the Transactions.

“Equity Financing Sources” means the financial institutions, investment banks, agents, underwriters, initial purchasers, qualified institutional buyers or institutional investors that have at any time committed to underwrite, purchase, sell on an agency or principal basis, act as counterparties to forward transactions or otherwise entered into or proposed to enter into agreements in connection with any Equity Financing, including the parties to any underwriting agreement, private placement agreement, equity distribution agreement, sales agreement, purchase agreement, indenture or other equity financing documents related thereto.

“Equity Interest” means any share, capital stock, warrant, convertible security, subscription right, option, restricted stock unit, phantom equity, stock appreciation, profit participation, partnership interest, membership interest or similar equity, ownership or voting interest in or relating to any Person, in each case issued, granted, entered into, agreed to or authorized by such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity which would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

“Escrow Account” has the meaning set forth in Section 2.02(j).

“Escrow Agent” means JP Morgan Chase Bank, N.A. or such other escrow agent that is mutually agreed upon by the Seller and the Purchaser.

“Escrow Agreement” means a customary escrow agreement to be executed on the Closing Date, by and among the Escrow Agent, the Seller and the Purchaser, in a form mutually agreed upon in good faith by the Seller and the Purchaser.

“Escrow Amount” has the meaning set forth in Section 2.02(i).

“Escrow Balance” has the meaning set forth in Section 1.05(b).

“Estimated Closing Statement” has the meaning set forth in Section 1.03.

“Estimated Leakage” has the meaning set forth in Section 1.03.

“Estimated Purchase Price” has the meaning set forth in Section 1.03.

“Estimated Transaction Expenses” has the meaning set forth in Section 1.03.

“Ex-Im Laws” means all Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations and other such Laws administered by U.S. Customs and Border Protection and the U.S. Department of Commerce and all other export, reexport, transfer, and import control Laws in relevant jurisdictions or administered by other Governmental Entities, in each case, as applicable to the Company.

“Excluded Communications” has the meaning set forth in Section 13.21.

“FCPA” has the meaning set forth in the definition of “Anti-Corruption Laws”.

“Financial Statements” has the meaning set forth in Section 4.04(a).

“Financing Amount” has the meaning set forth in Section 6.07(c).

“Flex” has the meaning set forth in the Preamble.

“Fraud” means intentional and knowing common law fraud under Delaware law by a Party to this Agreement in the making of any representation or warranty in Article IV, Article V or Article VI of this Agreement or in the certificates required to be delivered pursuant to Sections 2.02(c) and 2.02(k), as applicable (as modified by the Disclosure Schedules, as applicable); provided, that “Fraud” (and any claims for aiding and abetting fraud or conspiracy to commit fraud) does not include (a) constructive fraud, equitable fraud, unfair dealings fraud, promissory fraud or any torts (including a claim for fraud) based on negligence or recklessness, (b) any fraud based on constructive knowledge, negligent misrepresentation, recklessness, or any similar theory or (c) any extra-contractual representation or warranty (e.g., any representation or warranty not expressly set forth in Article IV, Article V or Article VI of this Agreement or in the certificates required to be delivered pursuant to Sections 2.02(c) and 2.02(k), as applicable). A claim for Fraud may only be made against the Party committing such Fraud.

“GAAP” means United States generally accepted accounting principles, as in effect from time to time.

“Government Official” means any officer or employee of a government, a public international organization, or any department, agency, or instrumentality thereof or any Person acting in an official capacity for such government or organization, including (a) a “foreign official” as defined in the FCPA, (b) an officer or employee of a government-owned, controlled, operated enterprise, such as a national oil company, including but not limited to any U.S. subsidiary of any such enterprise, and (c) any non-U.S. political party or party official or any candidate for foreign political office.

“Governmental Entity” means any international, federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body (public or private), department, political subdivision, tribunal or other instrumentality thereof.

“Hazardous Substance” means any substance, waste or material regulated by Environmental Law as “hazardous”, “toxic”, or terms of similar import or regulatory effect, due to its dangerous or deleterious characteristics, including petroleum, petroleum products and byproducts, asbestos-containing materials, and per- and polyfluoroalkyl substances.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Immediate Family” of a Person means such Person’s spouse, children and siblings, including adoptive relationships and relationships through marriage.

“Indemnitors” has the meaning set forth in Section 8.02(a).

“Inside Date” has the meaning set forth in Section 2.01.

“Intellectual Property Rights” means any and all proprietary, industrial and intellectual property rights, under the law of any jurisdiction or rights under international treaties, both statutory and common law rights, including: (i) utility models, supplementary protection certificates, patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, reissues thereof, statutory invention registrations, registered designs, and similar or equivalent rights in inventions and designs (“Patents”); (ii) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof (including all goodwill associated with the foregoing) (“Trademarks”); (iii) copyrights, moral rights, database rights, other rights in works of authorship (including Software) and registrations and applications for registration of the foregoing (“Copyrights”); (iv) Software, trade secrets, know-how, and rights in confidential information, including designs, formulations, concepts, ideas, compilations of information, methods, techniques, procedures, and processes, whether or not patentable; (v) mask works, and registrations and applications for registration of the foregoing; and (vi) domain names, uniform resource locators (URLs), and other names and locators associated with the Internet, including all applications and registrations thereof and rights in social media accounts, names, usernames, handles, and tags.

“Interim Balance Sheet” has the meaning set forth in Section 4.04(a).

“Interim Financial Statements” has the meaning set forth in Section 4.04(a).

“Invoices” has the meaning set forth in Section 9.04(b).

“IRS” means the Internal Revenue Service.

“IT Systems” means (a) all computing and/or communications systems and equipment, including any internet, intranet, extranet, e-mail, or voice mail systems and the hardware associated with such systems; (b) all Software, the tangible media on which it is recorded (in any form) and all supporting documentation, data and databases; and (c) all peripheral equipment related to the foregoing, including printers, scanners, switches, routers, network equipment, and removable media, in each case of (a) – (c) that are owned or licensed by the Company Group.

“Knowledge of the Seller” has the meaning set forth in Section 13.03.

“Law” means any law (including common law), act, code, rule, regulations, judgment, injunction, order, ordinance, statute, decree, writ, requirement or other restriction of any court or other Governmental Entity.

“Leakage” means any of the following, without duplication, to the extent occurring during the period after the Measurement Time and prior to Closing, but excluding any Permitted Leakage:

(a) any dividend or distribution of profits or assets (whether in cash or in kind) declared, paid or made (whether actual or deemed) by any member of the Seller Group to any of Seller’s Affiliates (other than members of the Seller Group), or any payments in lieu of such dividend or distribution;

(b) any payments made, directly or indirectly, by any member of the Seller Group to any of Seller’s Affiliates (other than members of the Seller Group) in respect of any Equity Interests of any member of the Seller Group;

(c) the forgiveness, release, discount, amendment or waiver by any member of the Seller Group of any indebtedness or of any claim of rights outstanding against any of Seller’s Affiliates or Related Parties (other than members of the Seller Group);

(d) any assumption or incurrence by any member of the Seller Group of any indebtedness or any Liability or indemnity on behalf of, or for the benefit of, any of the Seller’s Affiliates or Related Parties (other than members of the Company Group);

(e) any gifts made to, or on behalf of, any of the Seller’s Affiliates or Related Parties (other than members of the Seller Group) by any member of the Seller Group;

(f) any loan, advance, capital contribution or other investment made by any member of the Seller Group to, or for the direct or indirect benefit of, any of Seller’s Affiliates or Related Parties (other than members of the Seller Group);

(g) the purchase by or on behalf of any member of the Seller Group from any of the Seller’s Affiliates or Related Parties (other than members of the Seller Group) of any assets, rights or other benefits to the extent that such purchase is made for greater than the prevailing market value at the time of the purchase;

(h) the transfer by or on behalf of any member of the Seller Group of any asset, right or other benefit to any of the Seller’s Affiliates or Related Parties (other than members of the Seller Group) to the extent that such transfer is made for less than the prevailing market value at the time of the transfer;

(i) any payment by or on behalf of any member of the Seller Group of any directors’ fees, bonuses, management fees, consulting fees, monitoring fees or similar fees or bonuses to or for the benefit of any of Seller’s Affiliates or Related Parties (other than members of the Seller Group);

(j) any Transaction Expenses for which any member of the Seller Group is liable, or which any member of the Seller Group pays for the benefit of the Seller’s Affiliates or Related Parties (other than members of the Seller Group) prior to the Closing (excluding, for the avoidance of doubt, any Transaction Expenses separately included in the Estimated Closing Statement);

(k) any costs, expenses, Taxes or other Liabilities incurred by any member of the Seller Group in connection with the Pre-Closing Reorganization;

(l) any amounts paid or payable in respect of Seller Profits Interests or any other incentive compensation awarded by Seller or its Affiliates (other than members of the Company Group), including for the avoidance of doubt the EIP Payments;

(m) any amounts paid or payable by any member of the Seller Group to any of Seller’s Affiliates or Related Parties under any Related Party Agreement;

(n) any agreement or arrangement made or entered into by the Company or its Subsidiary to do or give effect to any matter referred to in clauses (a) to (m) above; and

(o) without duplication, any Tax payable or incurred by the Company or its Subsidiary as a result of or in connection with any of the items listed in clauses (a) through (n) above, reduced (but not below zero) by any cash Tax savings realized (or reasonably expected to be realized) by the Company or its Subsidiary in the Tax year in which any such item occurred and as a result of or in connection with such item.

In addition, “Leakage” shall include any cash or assets held by the Seller at the Closing, after giving effect to the Pre-Closing Reorganization, but excluding the Company Group.

“Lease Agreements” has the meaning set forth in Section 4.10(a).

“Leased Real Property” has the meaning set forth in Section 4.10(a).

“License Agreements” has the meaning set forth in Section 4.08(c).

“Liens” means any mortgage, lien, pledge, security interest, hypothecation, charge, license, or encumbrance, other than those liens imposed by applicable securities laws.

“Loss” means any and all judgments, losses, liabilities, damages, fines, penalties, costs and expenses (including court costs and reasonable out-of-pocket fees and expenses of attorneys, accountants and experts incurred in connection with defending or settling any action or proceeding).

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that (x) is, has been or would reasonably be expected to be, individually or in the aggregate, materially adverse to, or have a materially adverse effect on, the business, assets, liabilities, financial condition or results of operations of the Company Group taken as a whole or (y) prevents, has prevented or would reasonably be expected to prevent any of the Company or the Seller from performing their respective obligations under this Agreement and consummating the Transactions; provided, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to:

(a) the announcement or pendency of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees;

(b) conditions affecting the industry in which the Company participates, any change in interest rates, the U.S. economy as a whole or the capital markets in general or the markets in which the Company operates (including any disruption thereof, any inflation or deflation, and any decline in the price of any commodity, security or any market index);

(c) compliance with the terms of, or the taking of any action required, permitted or contemplated by, this Agreement (excluding the requirement that the Company Group comply with the terms of Section 7.01, except to the extent the Purchaser has unreasonably withheld its consent under Section 7.01);

(d) any action taken by, or at the request of, the Purchaser;

(e) change in, or proposed or potential change in, applicable Laws or the interpretation thereof;

(f) actions required to be taken under applicable Laws;

(g) any change (or the interpretation thereof) in GAAP or other accounting requirements or principles or the interpretation thereof;

(h) the failure of the Company to meet or achieve the results set forth in any projection or forecast (provided, that this clause (h) shall not prevent a determination that any change, effect, event, occurrence, state of facts or development underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (provided further, that such change, effect, event, occurrence, state of facts or development is not otherwise excluded from this definition of Material Adverse Effect));

(i) national, international or extranational political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; or

(j) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, pandemics or epidemics, wild fires or other natural disasters, weather conditions and other force majeure events in the U.S. or any other country or region in the world, unless, in the case of clauses (b), (e), (f), (i) and (j) above, such change, effect, event, occurrence, state of facts or development has or would reasonably be expected to have a disproportionate impact on the business, assets, liabilities, financial condition or results of operations of the Company Group taken as a whole, relative to other participants in the industries in which any member of the Company Group conducts business (in which case, only the incremental disproportionate impact shall be taken into account in determining whether there has been a Material Adverse Effect).

“Material Contracts” has the meaning set forth in Section 4.14(a).

“Measurement Time” means 11:59pm PT on June 30, 2026.

“New Commitment Letter” has the meaning set forth in Section 8.07(c).

“Non-US Plan” has the meaning set forth in Section 4.13(n).

“Nonparty Affiliate” has the meaning set forth in Section 13.18.

“Nuveen Credit Agreement” means that certain Credit Agreement, dated as of December 29, 2025, by and among, among others, the Company, as borrower, the guarantors from time to time party thereto, EPIC Administration LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Objections Statement” has the meaning set forth in Section 1.04(b).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Off-the-Shelf Software” means Software that is licensed on a non-exclusive basis on standard commercial terms generally made available by the licensor to the public or to similarly situated licensees, and that is not otherwise modified, customized or specifically negotiated for the Company Group, for a fully paid up license fee of less than $100,000.

“Open Source Software” means (a) any Software that is distributed or licensed as free software, “open source” software, or under similar licensing or distribution terms (including software distributed or licensed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, any Creative Commons “ShareAlike” license, the Server Side Public License, Redis Source Available License Agreement, any license that includes the Commons Clause, European Union Public License (EUPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL), and the Apache License), or pursuant to open source, copyleft, or similar licensing and distribution models; and (b) any Software that requires as a condition of use, modification and/or distribution of such Software that such Software or other software incorporated into, linked to, derived from or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no or minimal charge.

“Ordinary Course of Business” means the ordinary course of business, consistent with past custom and past practices, including with regard to nature, frequency and magnitude.

“Organizational Documents” means the charter, memorandum, certificate of incorporation, certificate of formation, articles of association, bylaws, limited liability company agreement, stockholders agreement or other similar document of a Person, as may be amended, restated or otherwise modified from time to time.

“Outside Date” has the meaning set forth in Section 11.01(d).

“Parachute Payment Waiver” has the meaning set forth in Section 7.06.

“Patents” has the meaning set forth in the definition of “Intellectual Property Rights”.

“Payoff Letters” has the meaning set forth in Section 9.04(a).

“Pension Benefits” has the meaning set forth in Section 4.13(n).

“Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Entities.

“Permitted Leakage” shall mean any of the following, without duplication, to the extent occurring during the period after the Measurement Time and prior to Closing:

(a) any payments made by the Seller Group in respect of the provision of directors and officers liability insurance for the benefit of any director or officer of the Seller in the Ordinary Course of Business, not to exceed $45,000 in the aggregate, which amount shall increase by $15,000 per month for each month following the Inside Date (prorated on a daily basis for each partial month) that the Closing does not occur;

(b) any payments by the Seller Group in respect of fees and expenses to directors, managers, corporate officers or members of a board of directors of Seller in the Ordinary Course of Business, not to exceed $19,000 in the aggregate, which amount shall increase by $7,000 per month for each month following the Inside Date (prorated on a daily basis for each partial month) that the Closing does not occur;

(c) any amounts paid or incurred at the request of, or with the written consent of, the Purchaser (unless otherwise agreed in writing by the Seller and the Purchaser), including, for the avoidance of doubt, any expenses or costs incurred or otherwise reimbursable pursuant to Section 7.07;

(d) the payment of any insurance premiums or deductibles by the Company or its Subsidiary with respect to the insurance policies maintained for the benefit of the Company or its Subsidiary as of the date of this Agreement by the Seller Group; and

(e) any Taxes arising or incurred in respect of any of the foregoing.

“Permitted Liens” means (a) Liens for Taxes of the Company or its Subsidiary which are not yet delinquent or the amount or validity of which is being contested in good faith; (b) mechanics’, landlords’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the Ordinary Course of Business for amounts which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiary; (c) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (d) Liens securing any indebtedness of the Company or its Subsidiary; (e) purchase money Liens, Liens to secure deferred payment obligations and Liens securing rental payments under capital lease arrangements; or (f) non-exclusive licenses granted to customers, suppliers, distributors, and similar third parties in the Ordinary Course of Business; (g) zoning, entitlement, building and other land use regulations imposed by or on behalf of any Governmental Entity jurisdiction over any real property, which regulations are not violated in any material respect; (h) any imperfection or irregularity of title, including servitudes, covenants, rights of way, restrictions, title defects, easements and encroachments and similar Liens (but excluding any monetary Liens) that do not, and would not, individually or in the aggregate, reasonably be expected to materially detract from the current value of, or materially interfere with any current or continued use of, any material property or material assets encumbered thereby; (i) Liens consisting of (i) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under the Lease Agreements, (ii) any restriction or encumbrance to which the interest or title of a lessor, sub-lessor, licensor or sub-licensor may be subject that are not violated by the use of the applicable real property for the conduct of the Business thereon, and (iii) any subordination of the interest of the lessee, sub-lessee, licensee or sub-licensee under any Lease Agreement or similar arrangement to any restriction or encumbrance referred to in the foregoing clause (i)(ii); or (j) the Liens listed in Schedule 12.01 of the Disclosure Schedules.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity or any department, agency or political subdivision thereof.

“Personal Data” means (a) any information maintained by or on behalf of the Company Group that relates to, or is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with an identified or identifiable individual or household, including, but not limited to, any identifiers, contact information, photographs, government-issued identifiers, or (b) any data or information that constitutes “personal data,” “personal information” or “personally identifiable information,” or other similar terms that are otherwise protected, under applicable Law relating to data privacy, information privacy, data protection, information security, cybersecurity, breach response, or data transfer.

“Per RSU Escrow Payoff Amount” means, with respect to each RSU that is issued and outstanding as of immediately prior to the Closing, a cash payment equal to the amount that would be payable upon release of the Escrow Balance, if any, in respect of such RSU’s corresponding Deemed RSU Parent Units if all Deemed RSU Parent Units in respect of all RSUs issued and outstanding as of immediately prior to the Closing were treated for all purposes under such Seller LLC Agreement as issued and outstanding as of the Closing.

“Per RSU Payoff Amount” means, with respect to each RSU issued and outstanding as of immediately prior to the Closing, a cash payment equal to the amount that would be payable at Closing in respect of such RSU if (i) immediately prior to the Closing, such RSU had been converted into its proportionate share of Preferred Units and Series A Units (the “Deemed RSU Parent Units”) under the Seller LLC Agreement, ignoring for these purposes any Tax consequences that could apply to any such conversion and (ii) all Deemed RSU Parent Units in respect of all RSUs issued and outstanding as of immediately prior to the Closing were treated for all purposes under such Seller LLC Agreement as issued and outstanding as of the Closing.

“Pre-Closing Reorganization” has the meaning set forth in Section 7.09.

“Pre-Closing Tax Period” means any taxable period beginning before and ending on or before the Closing Date.

“Pre-Signing Financial Statements” means the financial information delivered by the Company to Purchaser prior to the date hereof described on Exhibit A of that certain Exclusivity Agreement by and among Flextronics International USA, Inc., the Company and Seller.

“Privileged Communications” has the meaning set forth in Section 13.21.

“Prohibited Modifications” has the meaning set forth in Section 8.07(b).

“Purchase Price” has the meaning set forth in Section 1.02.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Benefit Plans” has the meaning set forth in Section 8.05(b).

“Purchaser Released Claims” has the meaning set forth in Section 13.22(b).

“Purchaser Releasees” has the meaning set forth in Section 13.22(a).

“Purchaser Releasors” has the meaning set forth in Section 13.22(b).

“PwC” has the meaning set forth in Section 7.07(a)(ii).

“Q3 Financial Statements” has the meaning set forth in Section 7.07(a)(ii).

“R&W Policy” has the meaning set forth in Section 8.04.

“Registered Company IP” has the meaning set forth in Section 4.08(a).

“Related Party” means, with respect to any specified Person: (i) any director, officer, general partner or managing member of such Person; (ii) any Immediate Family member of a Person described in clause (i) (if such Person is a natural Person); or (iii) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family (if such Person is a natural Person), more than 5% of the outstanding equity or ownership interests of such specified Person.

“Related Party Agreement” has the meaning set forth in Section 4.14(a)(xvii).

“Release” means any release, spilling, emitting, discharging, leaking, pumping, injecting, disposing, leaching or migration into the environment.

“Repaid Indebtedness” means all indebtedness and other amounts due and payable under the Citibank Credit Agreement and the Nuveen Credit Agreement.

“Representative” or “Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, employees, managers, members, principals, partners, shareholders, owners, equityholders, controlling persons, counsel, authorized agents, accountants, attorneys, consultants (including any investment banker or financial advisor), professional advisors and other authorized representatives.

“Required Financial Statements” has the meaning set forth in Section 7.07(a)(ii).

“RSU Escrow Payoff” means the sum of the Per RSU Escrow Payoff Amounts payable in respect of all RSUs that were issued and outstanding as of immediately prior to the Closing.

“RSU Payoff” means the sum of the Per RSU Payoff Amounts payable in respect of all RSUs that were issued and outstanding as of immediately prior to the Closing.

“RSUs” means the Restricted Stock Units of the Company, and the term “RSU” means one Restricted Stock Unit of the Company.

“Sanctioned Country” means a country or territory that is itself the subject or target of comprehensive economic and financial sanctions (including, at the time of this Agreement, Cuba, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, North Korea, or Iran).

“Sanctioned Person” means any Person that is (a) listed on the Specially Designated Nationals and Blocked Persons list administered by OFAC, or any list of targeted Persons issued under applicable Sanctions; (b) organized or ordinarily resident in a Sanctioned Country; (c) an agency or instrumentality of, or is controlled (as such term is defined by relevant Sanctions) by a government of a Sanctioned Country; (d) owned 50% or more or otherwise controlled (as such term is defined by relevant Sanctions) by, a Person referred to in clauses (a) through (c) above; or (e) otherwise the target of Sanctions.

“Sanctions” means any economic or financial sanctions, sectoral sanctions, trade embargoes and restrictions imposed, administered, enacted or enforced from time to time by a Governmental Entity with laws not in direct conflict with the laws of the United States.

“Schedule” has the meaning set forth in Article IV.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 280G Approval” has the meaning set forth in Section 7.06.

“Section 280G Soliciting Materials” has the meaning set forth in Section 7.06.

“Section 45X Credit” has the meaning set forth in Section 4.15(o).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Securities Act and any federal, state or foreign securities laws.

“Seller” has the meaning set forth in the Preamble.

“Seller Group” means, collectively, the Seller and its Subsidiaries.

“Seller LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Seller, dated as of September 9, 2022 as amended from time to time.

“Seller Parties” has the meaning set forth in Section 13.20.

“Seller Profits Interests” means the Class B units of Seller granted pursuant to the Seller LLC Agreement that are held by Employees.

“Seller Released Claims” has the meaning set forth in Section 13.22(a).

“Seller Releasees” has the meaning set forth in Section 13.22(b).

“Seller Releasors” has the meaning set forth in Section 13.22(a).

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) computer databases and computer compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (d) all documentation, including user manuals and training materials, relating to any of the foregoing.

“Solvent” has the meaning set forth in Section 6.08.

“Spinco” means the legal entity to be formed or designated by Flex to hold, directly or indirectly, the Cloud and Power Infrastructure business of Flex and its Subsidiaries in connection with Flex’s announced separation of such business.

“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the capital stock or total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership, limited liability company or other similar ownership interest or voting power is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director, manager or general partner of such partnership, limited liability company, association or other business entity.

“Tax” or “Taxes” means all taxes, assessments, fees and other charges in the nature of a tax by any Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including all U.S. federal, state, local, and/or non-U.S. income, gross receipts, capital gains, capital stock, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, withholding (including backup withholding), payroll, employment, social security, workers’ compensation or unemployment compensation, excise, value added, severance, stamp, occupation, premium, property, windfall profits, customs, duties and estimated taxes, together with any interest, penalty, addition to tax, or additional amount imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Proceeding” has the meaning set forth in Section 9.01(b).

“Tax Returns” means any return, form, declaration, report, claim for refund, or information return or statement filed or required to be filed with a Taxing Authority relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with collection of such Tax for such entity or subdivision, including any Governmental Entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Top Customers” has the meaning set forth in Section 4.22(a).

“Top Suppliers” has the meaning set forth in Section 4.22(b).

“Trademarks” has the meaning set forth in the definition of “Intellectual Property Rights”.

“Transaction Documents” means this Agreement and each other agreement, instrument, certificate and document to be executed by any of the parties pursuant hereto or in connection herewith.

“Transaction Expenses” shall mean, without duplication, (i) the fees and expenses payable by the Company or its Subsidiary or the Seller in connection with the negotiation, documentation and consummation of the Transactions, whether or not accrued, including any brokerage fees, commissions, finders’ fees or financial advisory fees and related costs and expenses and any amounts payable to service providers (including attorneys, accountants, brokers and investment and financial advisory firms) in connection with the negotiation, documentation and consummation of the Transactions, (ii) the RSU Payoff, (iii) all payment obligations of or on behalf of the Company or its Subsidiary that become due in connection with or as a result of the execution and delivery of this Agreement or the consummation of the Transactions, including under any change in control, retention bonus, transaction bonus or single-trigger severance payments, or benefit, or similar agreement or arrangement with any Person (excluding for the avoidance of doubt any amounts that only vest and become payable upon the occurrence of any subsequent condition, including a termination of employment, and any payments pursuant to any agreement or arrangement entered into with Purchaser), (iv) the EIP Payments to the extent paid or payable by the Company or its Subsidiary, and (v) the aggregate amount of any employer share of any social insurance, payroll, employment or similar Taxes related to or arising from subsections (ii) through (iv), and shall exclude (a) fees or expenses initiated at the request of Purchaser or any of its Affiliates or incurred by or on behalf of Purchaser or any of its Affiliates, whether related to their respective financing activities, the transactions contemplated by this Agreement or otherwise, (b) any fees, expenses, or other obligations incurred after the Closing (unless pursuant to an agreement or arrangement entered into by the Company Group prior to the Closing), (c) any other fees or expenses that are expressly the sole obligation of Purchaser pursuant to this Agreement and (d) any amounts to the extent included in the calculation of Leakage.

“Transactions” has the meaning set forth in Section 2.01.

“Transfer Taxes” has the meaning set forth in Section 9.01(a).

“V&E” has the meaning set forth in Section 13.20.

“WARN” has the meaning set forth in Section 4.12(g).

12.02 Other Definitional Provisions.

(a) Accounting Terms. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

(b) Successor Laws. Any reference to any particular Code section or any Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

(c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to any Law shall be deemed to refer to such law or Law as amended from time to time, except as otherwise specified herein, and to any rules or regulations promulgated thereunder. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE XIII

MISCELLANEOUS

13.01 Press Releases and Communications. The parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld, conditioned or delayed; provided that the Purchaser agrees that it shall not, and shall cause each of its Affiliates and Representatives not to (a) use in advertising, publicity or otherwise the name of Goldman Sachs or any of its Affiliates or their Representatives or (b) disclose the fact that Goldman Sachs or any of its Affiliates is an investor in the Company; provided, further, in each case, that a party may, without the prior consent of the other parties issue such press release or make such public statement (x) if it is required by law, regulation or the rules of any regulatory authority (including any recognized stock exchange) or (y) in the case it is compelled to do so in connection with legal proceedings or pursuant to a subpoena, order, requirement or an official request issued by a court of competent jurisdiction or by any administrative, legislative, regulatory or self-regulating authority (including any recognized stock exchange) or entity towards such party, and (to the extent reasonably practicable having regard to the disclosing party’s obligation to make disclosure and the nature of the proposed disclosure) the disclosing party provides advance written notice to the other party of the proposed disclosure and cooperates in good faith with respect to the timing, manner and content of the disclosure.

13.02 Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall pay all of its own costs and expenses (including attorneys’ and accountants’ fees and expenses, financial advisory, consulting and all other fees and expenses of third parties) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the Transactions, whether or not the Transactions are consummated.

13.03 Knowledge Defined. For purposes of this Agreement, “Company’s Knowledge” and “Knowledge of the Company” as used herein shall mean the actual knowledge, after due inquiry of their direct reports with primary authority with respect to the applicable matter, of the individuals set forth on Schedule 13.03(a), and “Knowledge of the Seller” shall mean such actual knowledge of the individuals set forth on Schedule 13.03(b).

13.04 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via electronic transmission to the e-mail address set out below (provided, that no automatic “bounce back” or similar automatic message of non-delivery is received with respect thereto), (c) when received by the addressee if sent by reputable national overnight air courier service or (d) when received by the addressee if sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

Notices to the Purchaser:

ACS Acquisitions, Inc.

c/o Flex Ltd.

12515-8 Research Blvd

Suite 300

Austin, TX 78759

Attention: [***]

Email: [***]

with a copy to (which shall not constitute notice to the Purchaser):

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attn: Ethan Klingsberg; Sanjay Murti; Abigail G. Hathaway

E-mail: ethan.klingsberg@freshfields.com; sanjay.murti@freshfields.com; abigail.hathaway@freshfields.com

Notices to the Seller (before the Closing)

Charge Parent, LLC

13250 Gregg St., Suite A2

Poway, CA 92064

Attn: [***]

E-mail: [***]

with copies to (which shall not constitute notice to the Seller):

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

Attn: Peter Marshall; Sang Hun Lee

E-mail: pmarshall@velaw.com; slee@velaw.com

Notices to the Seller (after the Closing)

Charge Parent, LLC

c/o Goldman Sachs

200 West St.

New York, NY 10282

Attn: [***]

E-mail: [***]

and

c/o Cleanhill Partners

650 Fifth Avenue, Suite 1400

New York, NY 10019

Attn: [***]

E-mail: [***]

with copies to (which shall not constitute notice to the Seller):

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

Attn: Peter Marshall; Sang Hun Lee

E-mail: pmarshall@velaw.com; slee@velaw.com

Notices to the Company (before the Closing):

EPC Power Corp.

13250 Gregg St., Suite A2

Poway, CA 92064

Attn: [***]

Email: [***]

with copies to (which shall not constitute notice to the Company):

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

Attn: Peter Marshall; Sang Hun Lee

E-mail: pmarshall@velaw.com; slee@velaw.com

Any party hereto from time to time may change its address (including electronic email address) or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

13.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated (i) by the Purchaser without the prior written consent of the Company and the Seller, except that the Purchaser may assign this Agreement to Spinco or a Subsidiary thereof without such prior written consent, or (ii) by any of the Seller or the Company without the prior written consent of the Purchaser; provided that Purchaser may not assign any of the rights, interests or obligations to an entity whose legal domicile is in Texas within the meaning of 34 Tex. Admin. Code § 3.591(b)(7).

13.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.07 References. The table of contents and the section and other headings and subheadings contained in this Agreement and the Exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” “Disclosure Schedule” or “Schedule” shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The words “made available” (or any phrase of similar import) to the Purchaser, when referring to information or a document that was “made available” to the Purchaser, shall include any such information or document was posted to and accessible by the Purchaser in any virtual data room as of the close of business on the Business Day prior to the date of this Agreement and remained accessible by the Purchaser from the date so posted and accessible through the date of this Agreement. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form.

13.08 Disclosure Generally. Unless the context otherwise requires, all capitalized terms in the Disclosure Schedule have the respective meanings assigned in this Agreement. The Seller may, at its option, include in the Disclosure Schedule items that are not material, and any such inclusion (including any references to dollar amounts) shall not be deemed to be an acknowledgment or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. The disclosure of any fact or item in any section of the Disclosure Schedule shall, should it be reasonably apparent on its face that the existence of such fact or item is relevant to any other section of the Disclosure Schedule, be deemed to be disclosed with respect to such other section notwithstanding the lack of specific cross-reference thereto.

13.09 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not material or are within or outside of the Ordinary Course of Business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any Schedule or Exhibit is or is not material or is within or outside of the Ordinary Course of Business. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of contract).

13.10 Amendment and Waiver. Any provision of this Agreement or the Disclosure Schedules or Exhibits hereto may be amended or waived only in a writing signed by the Purchaser, the Company and the Seller. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

13.11 Complete Agreement. This Agreement, the Transaction Documents and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

13.12 Third-Party Beneficiaries. Section 8.02 shall be enforceable by the current and former officers, directors, managers and similar functionaries of the Company and/or its Subsidiary and his or her heirs and representatives. Except as provided herein in the immediate preceding sentence and with respect to Nonparty Affiliates as set forth in Section 13.18, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

13.13 Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.14 Delivery by Electronic Transmission. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.DocuSign.com) shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of an electronic signature or .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of an electronic signature or .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.

13.15 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

13.16 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the Exhibits and Disclosure Schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13.17 Jurisdiction. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall exclusively be brought in the United States District Court for the District of Delaware, the Delaware Court of Chancery of the State of Delaware or any other court of the State of Delaware, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.04 shall be deemed effective service of process on such party.

13.18 No Recourse. Each of the Transaction Documents shall be enforceable only against, and any actions, suits, proceedings, writs, orders, judgments, decrees or investigations based upon, arising under, out of or in connection with, or related in any manner to a Transaction Document, or the Transaction shall be brought only against the parties signatory thereto, and then only with respect to the specific obligations set forth therein that are applicable to such party. No Person that is not a party to the applicable Transaction Document including any past, present or future Representative or Affiliate of such party or any Affiliate of any of the foregoing (each, a “Nonparty Affiliate”), shall have any liability (whether in contract, tort, strict liability, at Law, in equity or otherwise) for any claims, causes of action, liabilities or other obligations arising under, out of or in connection with or related in any manner to such Transaction Document or the Transactions, or based upon, in respect of or by reason of such Transaction Document or the negotiation, execution, performance or breach of any of the Transaction Documents. To the extent permitted by Law, each party hereto hereby (a) waives and releases all such claims, causes of action, liabilities and other obligations against any such Nonparty Affiliates, (b) waives and releases any and all claims, causes of actions, suits, proceedings, writs, orders, judgments, decrees or investigations that may otherwise be available to avoid or disregard the entity form of a party or otherwise impose the liability of a party on any Nonparty Affiliate, whether granted by Law or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise, and (c) disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement, the other Transaction Documents and any representation or warranty made in, in connection with or as an inducement hereto or thereto.

13.19 Specific Performance.

(a) Each of the parties hereto acknowledges that the rights of each party to consummate the Transactions are unique and recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief without any showing of irreparable harm or damage, and the other party hereby waives any requirement for the securing or posting of any bond or other security in connection with any such remedy.

(b) To the extent any action, claim, complaint or other proceeding, in each case, before any Governmental Entity to enforce specifically the consummation of the Closing is pending as of the Outside Date, the Outside Date shall automatically be extended by (i) the amount of time during which such action, claim, complaint or other proceeding remains pending following such date, plus ten (10) Business Days, or (ii) such other time period established by the court presiding over such action, claim, complaint or other proceeding.

13.20 Waiver of Conflicts. Purchaser acknowledges that Vinson & Elkins L.L.P. (“V&E”) has acted as counsel to Seller and its Affiliates (not including the Company or its Subsidiary, collectively, the “Seller Parties”) and the Company and its Subsidiary, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions. Purchaser agrees, and shall cause the Company and its Subsidiary to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Company and its Subsidiary by V&E shall not preclude V&E from serving as counsel to the Seller Parties or any director, member, shareholder, partner, officer, or employee of the Seller Parties, in connection with any litigation, claim, or obligation arising out of or relating to this Agreement or the transactions contemplated hereby. Purchaser shall not, and shall cause the Company and its Subsidiary not to, seek or have V&E disqualified from any such representation based on the prior representation of the Company and its Subsidiary by V&E. Each of the parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, even though the interests of the parties may be directly adverse and even though V&E may have represented the Company and its Subsidiary in a matter substantially related to such dispute (including in respect of litigation), and each of such parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith.

13.21 Privileged Communications. As to all communications among V&E or the Seller’s in-house counsel, on the one hand, and the Seller, the Company or its Subsidiary, or any of their respective Affiliates or Representatives, on the other hand, that relate in any way to the Transactions and that constitute attorney-client privileged communications or are otherwise privileged under Law (collectively, the “Privileged Communications”), the privilege and the expectation of client confidence belongs to the Seller, may be controlled by the Seller and shall not pass to or be claimed by the Purchaser, the Company or its Subsidiary or any Affiliate thereof; provided, however, that with respect to any Privileged Communications that (a) are related to (i) the business of the Company Group or (ii) any assets, liabilities, Losses, actions or proceedings or other matters associated with any member of the Company Group and (b) are only tangentially related to the Transactions (collectively, the “Excluded Communications”), the privilege and the expectation of client confidence belongs to the applicable member of the Company Group, may be controlled by such member of the Company Group and shall pass to and may be claimed by the Purchaser or any member of the Company Group. The Privileged Communications (other than the Excluded Communications) are the Seller’s property, and, from and after the Closing Date, none of the Purchaser, the Company Group or any of their respective Subsidiaries or Affiliates, nor any Person purporting to act on behalf of the Purchaser or any member of the Company Group or any of their respective Subsidiaries or Affiliates, shall seek to obtain any such Privileged Communications, whether by seeking a waiver of the privilege or through other means. As to any such Privileged Communications prior to the Closing Date, none of the Purchaser or the Company Group or any of their respective Subsidiaries, Affiliates, successors or assigns may disclose, use or rely on in any way any of such Privileged Communications after the Closing; provided, however, that the foregoing sentence shall not restrict the ability of the Purchaser or the Company Group or any of their respective Subsidiaries or Affiliates to challenge the fact that any communication constitutes a Privileged Communication (other than as a result of the Purchaser becoming the owner of the Company Common Stock). The Seller and its Affiliates may use any such Privileged Communications in connection with any dispute that relates in any way to the Transactions; provided, however, that in the event a dispute arises between the Purchaser or the Company Group, on the one hand, and a third Person (other than the Seller or its Affiliates) after the Closing, the Company Group and its Subsidiaries may assert the privilege to prevent disclosure of any such Privileged Communications to such third Person; and, provided, further, that the Company Group and its Subsidiaries shall not, unless required by Law, waive such privilege without the Seller’s prior written consent.

13.22 Mutual Releases.

(a) Effective as of the Closing, the Seller, on behalf of itself and each of its Affiliates, and each of its and their respective officers, directors, employees, partners, controlling Persons, advisors, attorneys, agents and representatives, and any of their respective successors and assigns (collectively, the “Seller Releasors”), hereby unconditionally and irrevocably releases and discharges the Purchaser, the Company and each of their Affiliates, and each of their and their respective officers, directors, employees, partners, controlling Persons, advisors, attorneys, agents and representatives, and each of their respective successors and assigns (collectively, the “Purchaser Releasees”), from and against any and all claims, demands, obligations, causes of action or liabilities arising out of or related to events, facts, conditions or circumstances existing or arising at or prior to the Closing and solely to the extent relating to the Company, which Seller Releasors may have or which may otherwise exist against the Purchaser Releasees, whether known or unknown (collectively, the “Seller Released Claims”). If the Closing occurs and this release becomes effective, then from and after the Closing, the Seller irrevocably agrees, on behalf of itself and the Seller Releasors, to refrain from directly or indirectly asserting any Seller Released Claim.

(b) Effective as of the Closing, the Purchaser, on behalf of itself and each of its Affiliates (including the Company), and each of its and their respective officers, directors, employees, partners, controlling Persons, advisors, attorneys, agents and representatives, and any of their respective successors and assigns (collectively, the “Purchaser Releasors”), hereby unconditionally and irrevocably releases and discharges the Seller and each of its Affiliates, and each of its and their respective officers, directors, employees, partners, controlling Persons, advisors, attorneys, agents and representatives, and each of their respective successors and assigns (collectively, the “Seller Releasees”), from and against any and all claims, demands, obligations, causes of action or liabilities arising out of or related to events, facts, conditions or circumstances existing or arising at or prior to the Closing and solely to the extent relating to the Company, which the Purchaser Releasors may have or which may otherwise exist against the Seller Releasees, whether known or unknown (collectively, the “Purchaser Released Claims”). If the Closing occurs and this release becomes effective, then from and after the Closing, the Purchaser irrevocably agrees, on behalf of itself and the Purchaser Releasors, to refrain from directly or indirectly asserting any Purchaser Released Claim.

(c) Notwithstanding anything to the contrary in this Section 13.22, neither the Seller Released Claims nor the Purchaser Released Claims shall include, and the provisions of this Section 13.22 shall not release or discharge in any way, any claims, demands, obligations, causes of action or liabilities (i) arising under this Agreement, the Transaction Documents or the Confidentiality Agreement, including any such claims, demands or causes of actions of any party hereto in respect of Fraud, (ii) in respect of earned but unpaid wages or employment compensation and benefits, (iii) in respect of any indemnification or expense reimbursement arrangements in favor of current or former directors, officers or employees of the Seller Releasors or the Purchaser Releasors or (iv) arising under any Contracts that are unrelated to the Transactions or Seller or its Affiliates’ investment in the Company, between any direct or indirect portfolio company of a Seller Releasor (excluding Seller and its Subsidiaries), on the one hand, and the Company or its Subsidiary, on the other hand.

13.23 Debt Financing Provisions.

(a) Notwithstanding anything in this Agreement to the contrary, each of the Parties hereto, on behalf of itself and each of its Subsidiaries, hereby:

(i) agrees that any legal action of any kind or description whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Parties, arising out of or relating to this Agreement, any Debt Financing or any of the agreements (including the Debt Commitment Letter and the Definitive Agreements) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and each Party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court;

(ii) agrees that any such legal action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing;

(iii) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action in any such court;

(iv) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 13.04 shall be effective service of process against it for any such action brought in any such court;

(v) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by applicable Law, trial by jury in any such legal action brought against the Debt Financing Parties;

(vi) agrees that it shall not be entitled to, or permitted to seek, specific performance against the Debt Financing Parties under the Debt Commitment Letter or any other agreement relating to the Debt Financing;

(vii) agrees that none of the Debt Financing Parties shall have any liability to the Company or any of its Subsidiaries or representatives relating to or arising out of this Agreement, the Debt Financing (subject to the last sentence of this Section 13.23), the Debt Commitment Letter or any of the Transactions or the performance of any services thereunder, whether in Law or in equity, whether in contract or in tort or otherwise and agrees not to commence any legal action against any Debt Financing Party with respect to the foregoing; and

(viii) agrees that the Debt Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 13.23 and such provisions or the definitions of “Debt Financing Sources” and “Debt Financing Parties” shall not be amended in any way that is adverse to any of the Debt Financing Sources or Debt Financing Parties without the prior written consent of the Debt Financing Sources or Debt Financing Parties.

(b) Notwithstanding the foregoing, nothing in this Section 13.23 shall in any way limit or modify any Party’s or any of their respective Affiliate’s rights and obligations under any binding agreement to which a Debt Financing Party is a party, including the Debt Commitment Letter.

13.24 Purchaser Guarantee. Flex hereby absolutely, irrevocably and unconditionally guarantees to Seller the due and punctual observance and performance of each and every obligation, covenant, and agreement of Purchaser in this Agreement and the Transaction Documents to which Purchaser is or will be a party, all upon the terms and subject to the conditions, limitations, and qualifications set forth herein and therein. The obligations of Purchaser and Flex hereunder and under the Transaction Documents to which Purchaser is or will be a party shall be joint and several obligations of Purchaser and Flex. This is a guarantee of payment and performance and not of collectability. Flex will, upon demand by Seller forthwith, make (or shall cause its Affiliates to make) full payment or performance of this guarantee to the appropriate Person pursuant to the terms of this Agreement and/or the Transaction Documents, as applicable. This guarantee shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement or any Transaction Document effected in accordance herewith and therewith. The obligations of Flex hereunder shall not be affected by or contingent upon (i) any change in the existence, structure or ownership of Seller, the liquidation or dissolution of, or the merger or consolidation of Seller with or into any Person or any sale or transfer by Seller of all or any part of its property or assets, (ii) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting Seller, (iii) any disability or any other defense of Purchaser or any other Person (with or without notice) which might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise, (iv) any failure of Seller to comply with any of the terms of this Agreement or any Transaction Document or (v) the existence of any claim, setoff or other right which Flex may have at any time against any Person, whether in connection herewith or in connection with any unrelated transactions. In connection with the foregoing, Flex hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Purchaser, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 13.24; provided that nothing herein shall constitute a waiver of any rights or defenses of Purchaser or Flex under this Agreement or any Transaction Document. Seller entered into this Agreement in reliance upon this Section 13.24. Flex acknowledges that it will receive substantial direct and indirect benefits from the Transactions and that the waivers and agreements by Flex set forth in this Section 13.24 are knowingly made in contemplation of such benefits.

*  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first above written.

Company:	EPC POWER CORP.

	By:	/s/ James Fusaro
Name: James Fusaro
Title: Chief Executive Officer

Seller:	CHARGE PARENT, LLC

	By:	/s/ James Fusaro
Name: James Fusaro
Title: Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first above written.

Purchaser:	ACS ACQUISITIONS, INC.

	By:	/s/ Jason Spicer
Name: Jason Spicer
Title: President

Flex:	FLEX LTD.

	By:	/s/ B Vijayandran S Balasingam
Name: B Vijayandran S Balasingam
Title: Authorized Signatory

[Signature Page to Stock Purchase Agreement]

Exhibit 99.1

Flex to Acquire EPC Power, Adding Leading Power Conversion Capabilities for AI Data

Centers and Grid Applications

Transaction Highlights:

•	Adds leading power conversion capabilities, including differentiated grid-forming technology, for data center and utility applications.

•	Expands Flex’s Cloud and Power Infrastructure business to capitalize on growing AI infrastructure demand and the shift to next generation 800V data center power architectures.

•	Expected to enhance the growth and EBITDA margin profile of Flex’s Cloud and Power Infrastructure segment.

AUSTIN, Texas, September 3, 2026 /PRNewswire/ — Flex (NASDAQ: FLEX) today announced that it has entered into a definitive agreement to acquire EPC Power at a value of $4.4 billion, subject to customary adjustments. The transaction is expected to close in the fourth quarter of calendar 2026, at which time EPC Power is expected to become part of Flex’s Cloud and Power Infrastructure (CPI) segment. Flex plans to separate CPI into an independent publicly traded company in the first calendar quarter of 2027.

Founded in 2010 and headquartered in California, EPC Power is a leading provider of intelligent power conversion solutions for data center and grid applications, combining internally developed hardware, software and controls with U.S.-based engineering and manufacturing. The platform is engineered for next-generation 800V data center power architectures, which enables more efficient power delivery for higher-density AI infrastructure, with capabilities across rectifiers, DC-DC conversion and planned development of solid-state transformers. EPC Power has more than 15 GW deployed across 62 countries and annual U.S. manufacturing capacity will surpass 30 GW in 2027.

Combined with Flex’s existing power, cooling and compute portfolio, EPC Power’s differentiated power conversion capabilities broaden Flex’s offering across data center and electrical infrastructure, accelerating its position for the transition to next generation 800V data center power architectures as AI workloads drive higher power densities. EPC’s technology will sit at the center of next-generation data center power systems, providing grid stabilization, backup power and clean 800V to drive modern GPUs.

“A generational shift in power architecture is underway, driven by rising power density and the changing demands of digital infrastructure,” said Revathi Advaithi, Chief Executive Officer of Flex. “EPC Power brings leading power conversion and grid-forming technology that positions us to capitalize on this shift, delivering 800V power conversion today and building towards solid-state transformers. Together with our existing power, cooling and compute capabilities, this transaction expands our ability to design and deliver digital infrastructure as an integrated system.”

“EPC Power has built a leading position by solving some of the most difficult power conversion challenges through integrated hardware, software and controls,” said Jim Fusaro, Chief Executive Officer of EPC Power. “As demand for AI infrastructure accelerates, customers need power systems that are more intelligent, efficient and resilient. Together, we will combine our capabilities and expertise to help customers meet these challenges at scale.”

EPC Power is expected to generate approximately $800 million of revenue in calendar 2026, with organic revenue growth of approximately 40% expected in 2027. EBITDA margin is expected to expand by double-digit percentage points to approximately 30% in 2027.

The company is evaluating various financing alternatives and expects to fund this transaction with a combination of debt and equity.

The transaction is expected to close following receipt of customary regulatory approvals and satisfaction of other customary closing conditions.

Evercore acted as lead financial advisor to Flex. BofA Securities, Citi, and PJT Partners also provided financial advice to Flex, and Freshfields LLP provided legal counsel.

Goldman Sachs & Co. LLC. and J.P. Morgan Securities LLC. served as financial advisors, and Vinson & Elkins LLP served as legal counsel, to EPC Power and its controlling shareholders Goldman Sachs Alternatives and Cleanhill Partners.

Committed financing to support the transaction is being provided by Citi and Bank of America.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps leading brands design, build, and manage products that improve the world. With a global footprint spanning 30 countries, Flex delivers advanced manufacturing and supply chain solutions, innovative products and technology, and lifecycle services that support customers from concept to scale. In the AI era, Flex is helping customers accelerate data center deployment by solving power, heat, and scale challenges through cutting-edge power and cooling technology and scalable IT infrastructure solutions. For information about Flex’s intent to spin off its Cloud and Power Infrastructure portfolio, visit: https://flex.com/transaction-resources

About EPC Power

EPC Power provides intelligent digital power infrastructure by developing high-performance power conversion systems for mission-critical applications, including data centers, utility-scale energy storage, and microgrids. EPC Power’s solutions deliver reliable, resilient, and secure energy necessary to smooth volatile AI workloads and strengthen critical grid stability. Visit EPCPower.com for more information.

Contacts

Flex Investors & Analysts

Michelle Simmons

Senior Vice President, Global Investor Relations and Public Relations

(669) 242-6332

Michelle.Simmons@flex.com

Flex Media & Press

press@flex.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the acquisition of EPC Power Corp. (the “Transaction”) and the separation of Flex Ltd.’s (“Flex”) Cloud and Power Infrastructure business (the “Spin-Off”) into an independent publicly traded company (“SpinCo”); the expected timing of the closing of the Transaction, the expected timing of the Spin-Off and the ability to complete each of the Transaction and the Spin-Off; the anticipated synergies and benefits of the Transaction and the Spin-Off, including enhanced strategic focus, financial flexibility and value creation for shareholders; the expected future performance of each of Flex and SpinCo, including the business of EPC Power Corp.; the impact of the Transaction on Flex’s Cloud and Power Infrastructure business; the expected sources and structure of financing for the Transaction; and statements about business strategies, growth opportunities, market position and financial outlook for each of Flex and SpinCo. These forward-looking statements are based on current expectations, estimates and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties related to the proposed Transaction and Spin-Off include, but are not limited to: uncertainties as to whether the Transaction and the Spin-Off will be completed and the timing thereof; the possibility that various conditions to the completion of the Transaction and the Spin-Off may not be satisfied or waived, including the failure to obtain required regulatory approvals in the expected timeframe or at all or subject to conditions that are not anticipated; the possibility that the Spin-Off will not qualify for the expected tax-free treatment for U.S. federal income tax purposes; the risk that the Spin-Off may be more difficult, time-consuming, or costly than expected, including the impact on Flex resources, systems, procedures, and controls; the possibility that the occurrence of any event or circumstance that could give rise to the right of one or more parties to the definitive purchase agreement for the Transaction to terminate the definitive purchase agreement; potential adverse effects to the businesses of Flex or EPC Power Corp. during the pendency of the Transaction and the Spin-Off, such as employee departures or distraction of management from business operations; the possibility that the strategic, operational and financial benefits of the Transaction and the Spin-Off may not be achieved or may take longer to achieve than expected, including as a result of problems arising from the integration of the business of EPC Power Corp.; the failure to obtain, or delays in obtaining, required legal, regulatory or other approvals necessary to complete the Transaction and the Spin-Off; disruption from the Transaction and the Spin-Off, including potential adverse effects on relationships with customers, suppliers, employees and other business partners; competitive responses to the announcement or completion of the Spin-Off; diversion of management’s attention from ongoing business operations; the possibility of disputes, litigation or unanticipated costs in connection with the Transaction and the Spin-Off; uncertainty regarding the financial performance of either company following the Spin-Off; negative effects of the announcement or pendency of the Transaction and the Spin-Off on the market price of Flex’s securities and/or on Flex’s financial performance; the ability to achieve anticipated capital structures, credit ratings, and financing in connection with the Spin-off; the ability to retain key personnel; impacts of geopolitical conflicts; and any changes in general economic and/or industry-specific conditions. Additional information concerning risks relating to our business is described under “Risk

Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent filings with the United States Securities and Exchange Commission (the “SEC”). All forward-looking statements are made as of the date hereof, and Flex assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Important Information and Where to Find It

In connection with the proposed Spin-Off, Flex intends to file relevant materials with the SEC, including, among other filings, a proxy statement on Schedule 14A that will be mailed or otherwise disseminated to shareholders of Flex seeking their approval of the Spin-Off proposal. In addition, a registration statement on Form 10 (the “Form 10”) is expected to be filed with the SEC by SpinCo with respect to its common stock. This communication is not a substitute for the proxy statement and Form 10 or any other document that may be filed with the SEC by Flex or SpinCo. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE FORM 10 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY EACH OF FLEX AND SPINCO WITH THE SEC IN CONNECTION WITH THE PROPOSED SPIN-OFF (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX, SPINCO, THE PROPOSED SPIN-OFF AND RELATED MATTERS. Investors will be able to obtain free copies of the proxy statement and Form 10 and other relevant documents (when they become available) that will be filed by each of Flex and SpinCo with the SEC on the SEC’s website at http://www.sec.gov. Investors also will be able to obtain free copies of the proxy statement and other relevant documents that will be filed by Flex with the SEC from the investor relations page on Flex’s website at investors.flex.com.

Participants in the Solicitation

Flex and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Flex in connection with the proposed Spin-Off. Information regarding Flex’s directors and executive officers and their ownership of Flex ordinary shares is contained in Flex’s proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on June 24, 2026, including under the headings “Corporate Governance,” “Fiscal Year 2026 Non-Employee Directors’ Compensation,” “Proposal No. 1: Re-election of Directors,” “Proposal No. 3: Non-Binding, Advisory Resolution on Executive Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation,” “Information about our Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the holdings of the Flex securities by the Flex directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed Spin-Off. You may obtain free copies of these documents using the sources indicated above.

Flex to acquire EPC Power Exhibit 99.2

Cautionary Statement Regarding Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "expect," "intend," "may," "plan," "project," "will," and similar expressions identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the acquisition of EPC Power Corp. (the "Transaction") and the separation of Flex Ltd.'s ("Flex") Cloud and Power Infrastructure business (the "Spin-Off") into an independent publicly traded company ("SpinCo"); the expected timing of the closing of the Transaction, the expected timing of the Spin-Off and the ability to complete each of the Transaction and the Spin-Off; the anticipated synergies and benefits of the Transaction and the Spin-Off, including enhanced strategic focus, financial flexibility and value creation for shareholders; the expected future performance of each of Flex and SpinCo, including the business of EPC Power Corp.; the impact of the Transaction on Flex's Cloud and Power Infrastructure business; the expected sources and structure of financing for the Transaction; and statements about business strategies, growth opportunities, market position and financial outlook for each of Flex and SpinCo. These forward-looking statements are based on current expectations, estimates and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties related to the proposed Transaction and Spin-Off include, but are not limited to: uncertainties as to whether the Transaction and the Spin-Off will be completed and the timing thereof; the possibility that various conditions to the completion of the Transaction and the Spin-Off may not be satisfied or waived, including the failure to obtain required regulatory approvals in the expected timeframe or at all or subject to conditions that are not anticipated; the possibility that the Spin-Off will not qualify for the expected tax-free treatment for U.S. federal income tax purposes; the risk that the Spin-Off may be more difficult, time-consuming, or costly than expected, including the impact on Flex resources, systems, procedures, and controls; the possibility that the occurrence of any event or circumstance that could give rise to the right of one or more parties to the definitive purchase agreement for the Transaction to terminate the definitive purchase agreement; potential adverse effects to the businesses of Flex or EPC Power Corp. during the pendency of the Transaction and the Spin-Off, such as employee departures or distraction of management from business operations; the possibility that the strategic, operational and financial benefits of the Transaction and the Spin-Off may not be achieved or may take longer to achieve than expected, including as a result of problems arising from the integration of the business of EPC Power Corp.; the failure to obtain, or delays in obtaining, required legal, regulatory or other approvals necessary to complete the Transaction and the Spin-Off; disruption from the Transaction and the Spin-Off, including potential adverse effects on relationships with customers, suppliers, employees and other business partners; competitive responses to the announcement or completion of the Spin-Off; diversion of management's attention from ongoing business operations; the possibility of disputes, litigation or unanticipated costs in connection with the Transaction and the Spin-Off; uncertainty regarding the financial performance of either company following the Spin-Off; negative effects of the announcement or pendency of the Transaction and the Spin-Off on the market price of Flex's securities and/or on Flex's financial performance; the ability to achieve anticipated capital structures, credit ratings, and financing in connection with the Spin-off; the ability to retain key personnel; impacts of geopolitical conflicts; and any changes in general economic and/or industry-specific conditions. Additional information concerning risks relating to our business is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and in our subsequent filings with the United States Securities and Exchange Commission (the "SEC"). All forward-looking statements are made as of the date hereof, and Flex assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Important Information and Where to Find It In connection with the proposed Spin-Off, Flex intends to file relevant materials with the SEC, including, among other filings, a proxy statement on Schedule 14A that will be mailed or otherwise disseminated to shareholders of Flex seeking their approval of the Spin-Off proposal. In addition, a registration statement on Form 10 (the "Form 10") is expected to be filed with the SEC by SpinCo with respect to its common stock. This communication is not a substitute for the proxy statement and Form 10 or any other document that may be filed with the SEC by Flex or SpinCo. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE FORM 10 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY EACH OF FLEX AND SPINCO WITH THE SEC IN CONNECTION WITH THE PROPOSED SPIN-OFF (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX, SPINCO, THE PROPOSED SPIN-OFF AND RELATED MATTERS. Investors will be able to obtain free copies of the proxy statement and Form 10 and other relevant documents (when they become available) that will be filed by each of Flex and SpinCo with the SEC on the SEC's website at http://www.sec.gov. Investors also will be able to obtain free copies of the proxy statement and other relevant documents that will be filed by Flex with the SEC from the investor relations page on Flex's website at investors.flex.com.  Participants in the Solicitation Flex and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Flex in connection with the proposed Spin-Off. Information regarding Flex's directors and executive officers and their ownership of Flex ordinary shares is contained in Flex's proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on June 24, 2026, including under the headings "Corporate Governance," "Fiscal Year 2026 Non-Employee Directors' Compensation," "Proposal No. 1: Re-election of Directors," "Proposal No. 3: Non-Binding, Advisory Resolution on Executive Compensation," "Compensation Discussion and Analysis," "Executive Compensation," "Information about our Executive Officers" and "Security Ownership of Certain Beneficial Owners and Management." To the extent the holdings of the Flex securities by the Flex directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed Spin-Off. You may obtain free copies of these documents using the sources indicated above.

Grid Interconnect	Grid & Power Stabilization	Centralized Power Conversion	Facility Distribution	Rack Power Delivery & Conversion	Compute
Grid connection, controls, protection	Grid forming, grid support, load smoothing, storage and backup	AC to DC, stage consolidation	Step-down, switchgear, monitoring, protection	AC to DC, DC to DC, voltage stability and backup	Power, cooling, compute integration
flex.	epcpower	epcpower	flex.	flex.	flex.

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Acquisition expands Flex’s power conversion capabilities for AI data center and grid applications Expands Flex’s Cloud & Power Infrastructure segment, adding grid-forming power conversion to its industry-leading power, cooling and compute portfolio Designed to simplify next-generation data center deployments by directly connecting 800 VDC loads to grid voltages and consolidating functions traditionally provided by UPS systems and AC power distribution Adds durable, margin-accretive growth backed by long-term demand visibility, strong customer relationships and scaled U.S. engineering and manufacturing Grid Interconnect Grid connection, controls, protection Compute Power, cooling, compute integration Facility Distribution Step-down, switchgear, monitoring, protection Rack Power Delivery & Conversion AC to DC, DC to DC, voltage stability and backup Centralized Power Conversion AC to DC, stage consolidation Grid & Power Stabilization Grid forming, grid support, load smoothing, storage and backup Expanded coverage from grid to chip for next generation 800 VDC architectures

Transaction overview $4.4B, subject to customary adjustments Purchase Price The company is evaluating various financing alternatives and expects to fund this transaction with a combination of debt and equity Financing and Leverage Timing and Execution EPC Power is expected to generate approximately $800M revenue in calendar 2026 Organic revenue growth of approximately 40% expected in 2027 EBITDA margin expanding by double-digit percentage points to approximately 30% in 2027 EPC Power Financials Transaction expected to close in the fourth quarter of calendar 2026, following customary regulatory approvals and closing conditions EPC Power to join the Cloud and Power Infrastructure segment Cloud and Power Infrastructure segment planned to separate into an independent public company in Q1 2027

Hardware Controls Software In-house hardware, software, and controls as an integrated, modular platform Scaled U.S. manufacturing with domestic supply that shortens lead times and benefits from U.S. policy Grid-forming capability responds in milliseconds to absorb AI load swings, on a platform that set the benchmark for grid-facing energy storage Delivers efficient 800 VDC data center architectures today with active digital rectifiers and a defined roadmap for solid-state transformers (SST) EPC Power broadens Flex’s platform with differentiated power conversion capabilities EPC Power business highlights A modular, high-density power solutions platform designed for advanced grid applications, storage, and AI data centers M System

EPC Power enables scalable 800 VDC architectures for AI data centers √ Advanced power management for data centers Provides clean 800 VDC power for modern GPUs with industry-leading system efficiency Flexible energy storage options for facility backup and smoothing of dynamic loads Provides grid support with advanced grid-forming capabilities, load smoothing and compliance with new and emerging grid codes for data centers larger than 75 MW Enables on-site generation with seamless integration of multiple sources including solar or fuel cells √ √ 800 VDC Ready Platform with SiC based inverters, active digital rectifiers and defined SST roadmap enabling the highest level of efficiency for AI data centers Simplifies the power architecture by combining transformers, backup power/UPS, protective devices and 800 VDC power conversion into one integrated system Modular Platform which can scale to 6 MW per system and provide redundancy

An integrated grid-to-chip portfolio, engineered for the next generation of power and compute Coverage from conversion to compute Positions Flex to lead the AI infrastructure technology shift across utility, power, cooling, and compute Generational shift in data center power architecture, EPC’s platform is designed to simplify data center deployment by directly connecting 800VDC loads to grid voltages and consolidating functions traditionally provided by equipment such as UPS systems and AC power distribution Creates portfolio synergies by adding energy storage, MW scale digital rectifiers, MV UPS, BESS, and SST capabilities, all complementary to our existing product portfolio Embedded power Power shelves Power supplies Power modules 800 VDC Sidecar Capacitive energy storage solutions (CESS) Vertical power delivery Critical power Utility control building Relay panel Medium voltage switchgear Prefabricated pods and skids Modular circuit monitoring systems (MCMS) Busway Low voltage switch gear Power distribution units (PDU) Remote power panels (RPP) Cloud Servers Storage Racks and enclosures Cooling Liquid-assisted air cooling Cold plates Direct-to-die cooling modules Rack manifold and quick disconnects Coolant distribution units (CDUs) End-to-end lifecycle services Component sourcing Logistics and fulfillment Repair and refurbishment Portfolio addition through EPC Power acquisition Power Conversion BESS Systems Agile Grid Forming Controls 800V MW scale digital rectifiers 34.5kV – 800 V SST Platform roadmap MV UPS

Key takeaways Expands Cloud & Power Infrastructure with grid-forming power conversion, energy storage, MW-scale digital rectifiers and SST technology for next-generation 800 VDC architectures Adds durable, margin-accretive growth backed by long-term demand visibility, strong customer relationships and scaled U.S. engineering and manufacturing Creates an industry-leading end-to-end power, compute and cooling portfolio, expanding content per megawatt as AI infrastructure shifts to integrated architectures